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                                                                   EXHIBIT 10.4




                             TRANSACTION AGREEMENT

                           Dated as of March 28, 1997

                                  By and Among

                          LOCKHEED MARTIN CORPORATION

                   LEHMAN BROTHERS CAPITAL PARTNERS III, L.P.

                                 FRANK C. LANZA

                               ROBERT V. LAPENTA

                                      and

                       L-3 COMMUNICATIONS HOLDINGS, INC.



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                               TABLE OF CONTENTS

                                                                          Page

                                   ARTICLE I

                                  DEFINITIONS

     Section 1.01   Definitions   . . . . . . . . . . . . . . . . . . . .    1

                                  ARTICLE II

                           TRANSACTIONS AND CLOSING

     Section 2.01   Closing Transactions  . . . . . . . . . . . . . . . .    1
     Section 2.02   Exchange Consideration  . . . . . . . . . . . . . . .    4
     Section 2.03   Adjustment of Exchange Consideration  . . . . . . . .    4
     Section 2.04   Closing   . . . . . . . . . . . . . . . . . . . . . .    6
     Section 2.05   Cash True-Up  . . . . . . . . . . . . . . . . . . . .    7

                                  ARTICLE III

               REPRESENTATIONS AND WARRANTIES OF LOCKHEED MARTIN

     Section 3.01   Representations and Warranties of Lockheed Martin   .    8

                                  ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF LEHMAN

     Section 4.01   Representations and Warranties of Lehman  . . . . . .    8

                                   ARTICLE V

          REPRESENTATIONS AND WARRANTIES OF THE INDIVIDUAL PURCHASERS

     Section 5.01   Representations and Warranties of the Individual
                    Purchasers  . . . . . . . . . . . . . . . . . . . . .    8

                                  ARTICLE VI

                    REPRESENTATIONS AND WARRANTIES OF NEWCO

     Section 6.01   Representations and Warranties of Newco   . . . . . .    8

                                  ARTICLE VII

                         COVENANTS OF LOCKHEED MARTIN

     Section 7.01   Conduct of Business   . . . . . . . . . . . . . . . .    8
     Section 7.02   Access to Information; Confidentiality  . . . . . . .   10
     Section 7.03   Non-Solicitation of Offers  . . . . . . . . . . . . .   12
     Section 7.04   Non-Solicitation of Employees   . . . . . . . . . . .   12
     Section 7.05   Change of Lockbox Accounts  . . . . . . . . . . . . .   13
     Section 7.06   Access to Information; Cooperation After Closing  . .   13
     Section 7.07   Maintenance of Insurance Policies   . . . . . . . . .   13

                                       3

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     Section 7.08   Novation of Government Contracts  . . . . . . . . . .   14
     Section 7.09   Financial Statements  . . . . . . . . . . . . . . . .   14

                                 ARTICLE VIII

                     COVENANTS OF NEWCO AND THE PURCHASERS

     Section 8.01   Confidentiality   . . . . . . . . . . . . . . . . . .   15
     Section 8.02   Provision and Preservation of and Access to Certain
                    Information; Cooperation  . . . . . . . . . . . . . .   16
     Section 8.03   Insurance; Financial Support Arrangements   . . . . .   17
     Section 8.04   Non-Solicitation of Employees   . . . . . . . . . . .   20
     Section 8.05   Financing   . . . . . . . . . . . . . . . . . . . . .   21
     Section 8.06   Use of Certain Trademarks, etc  . . . . . . . . . . .   21
     Section 8.07   Government Contract Novation; Cooperation   . . . . .   21
     Section 8.08   Reimbursement of Damages  . . . . . . . . . . . . . .   22

                                  ARTICLE IX

                           COVENANTS OF THE PARTIES

     Section 9.01   Further Assurances  . . . . . . . . . . . . . . . . .   22
     Section 9.02   Certain Filings; Consents   . . . . . . . . . . . . .   22
     Section 9.03   Public Announcements  . . . . . . . . . . . . . . . .   22
     Section 9.04   Intellectual Property; License Agreements   . . . . .   23
     Section 9.05   HSR Act   . . . . . . . . . . . . . . . . . . . . . .   24
     Section 9.06   Operation of Newco  . . . . . . . . . . . . . . . . .   24
     Section 9.07   Maintenance of Insurance Policies   . . . . . . . . .   24
     Section 9.08   Legal Privileges  . . . . . . . . . . . . . . . . . .   25
     Section 9.09   Non-Compete   . . . . . . . . . . . . . . . . . . . .   25

                                   ARTICLE X

                                  TAX MATTERS

     Section 10.01  Tax Matters   . . . . . . . . . . . . . . . . . . . .   26

                                  ARTICLE XI

                           EMPLOYEE BENEFIT MATTERS

     Section 11.01  Employee Benefit Matters  . . . . . . . . . . . . . .   26

                                       4

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                                  ARTICLE XII

                             CONDITIONS TO CLOSING

     Section 12.01  Conditions to the Obligations of Each Party   . . . .   26
     Section 12.02  Conditions to Obligation of Newco and the Purchasers    27
     Section 12.03  Conditions to Obligation of Lockheed Martin   . . . .   28
     Section 12.04  Effect of Waiver  . . . . . . . . . . . . . . . . . .   28

                                 ARTICLE XIII

                           SURVIVAL; INDEMNIFICATION

     Section 13.01  Survival  . . . . . . . . . . . . . . . . . . . . . .   29
     Section 13.02  Indemnification.  . . . . . . . . . . . . . . . . . .   30
     Section 13.03  Procedures  . . . . . . . . . . . . . . . . . . . . .   31
     Section 13.04  Limitations   . . . . . . . . . . . . . . . . . . . .   34

                                  ARTICLE XIV

                                  TERMINATION

     Section 14.01  Termination   . . . . . . . . . . . . . . . . . . . .   35
     Section 14.02  Effect of Termination   . . . . . . . . . . . . . . .   36

                                  ARTICLE XV

                                 MISCELLANEOUS

     Section 15.01  Notices   . . . . . . . . . . . . . . . . . . . . . .   37
     Section 15.02  Amendments; Waivers   . . . . . . . . . . . . . . . .   39
     Section 15.03  Expenses  . . . . . . . . . . . . . . . . . . . . . .   39
     Section 15.04  Successors and Assigns  . . . . . . . . . . . . . . .   40
     Section 15.05  Disclosure  . . . . . . . . . . . . . . . . . . . . .   40
     Section 15.06  Construction  . . . . . . . . . . . . . . . . . . . .   40
     Section 15.07  Entire Agreement  . . . . . . . . . . . . . . . . . .   41
     Section 15.08  Governing Law   . . . . . . . . . . . . . . . . . . .   41
     Section 15.09  Counterparts; Effectiveness   . . . . . . . . . . . .   41
     Section 15.10  Jurisdiction  . . . . . . . . . . . . . . . . . . . .   41
     Section 15.11  Captions  . . . . . . . . . . . . . . . . . . . . . .   42
     Section 15.12  Bulk Sales  . . . . . . . . . . . . . . . . . . . . .   42
     Section 15.13  Delivery of Disclosure Schedules; Certain
                    Attachments   . . . . . . . . . . . . . . . . . . . .   42

                                       5

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                                   EXHIBITS


EXHIBIT A      Definitions

EXHIBIT B      Representations and Warranties of Lockheed Martin

EXHIBIT C      Representations and Warranties of Lehman

EXHIBIT D      Representations and Warranties of the Individual Purchasers

EXHIBIT E      Representations and Warranties of Newco

EXHIBIT F      Tax Matters

EXHIBIT G      Employee Benefit Matters

                                       6

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                                  ATTACHMENTS


Attachment I              Audited Business Financial Statements

Attachment II             December Statement

Attachment III            Transfer Agreement

Attachment IV             Forms of Common Stock Subscription Agreements

Attachment V              Form of Stockholders Agreement

Attachment VI             Additional Matters Relating to the Calculation of
                          Net Tangible Assets

Attachment VII            Form of Exchange Consideration Schedule

Attachment VIII           Certificate of Incorporation of Newco

Attachment IX             Bylaws of Newco

Attachment X              Consents and Approvals Required Prior to Closing

Attachment XI             Exceptions to Non-Solicitation of Employees

Attachment XII            Lockheed Martin Legal Opinions

Attachment XIII           Newco Legal Opinions

Attachment XIV            Certain Employee Benefit Matters

Attachment XV             Patents and Patent Applications Constituting
                          Transferred Assets

                                       7

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                             TRANSACTION AGREEMENT


     This Transaction Agreement (together with the Exhibits, Schedules and Attachments hereto, this "Agreement") is made as of the 28th day of March, 1997, by and among Lockheed Martin Corporation, a Maryland corporation ("Lockheed Martin"), Lehman Brothers Capital Partners III, L.P., a Delaware limited partnership ("Lehman"), Frank C. Lanza ("Lanza"), Robert V. LaPenta ("LaPenta"; and together with Lanza, the "Individual Purchasers") and L-3 Communications Holdings, Inc., a Delaware corporation ("Newco"). For purposes of this Agreement, Lehman, Lanza and LaPenta each are individually referred to as a "Purchaser" and collectively referred to as the "Purchasers."

                             W I T N E S S E T H:

     WHEREAS, Lockheed Martin, in its own right and through certain of its direct and indirect Subsidiaries is engaged in the Business;

     WHEREAS, Lockheed Martin and the Purchasers, upon the terms and subject to the conditions of this Agreement have agreed to the formation and organization of Newco; and

     WHEREAS, upon the terms and subject to the conditions of this Agreement, Lockheed Martin desires to transfer, or to cause the Affiliated Transferors to transfer, substantially all of the assets held or owned by, or used to conduct, the Business and to assign certain liabilities associated with the Business to Newco, and Newco desires to receive such assets and assume such liabilities;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties contained herein, the parties agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

     Section 1.01 Definitions. Defined terms used in this Agreement shall have the meanings specified in this Agreement or in Exhibit A.

                                  ARTICLE II

                           TRANSACTIONS AND CLOSING

     Section 2.01 Closing Transactions. Upon the terms and subject to the conditions set forth in the Transaction Documents, the parties agree that at the Closing, among other things:

          (i) Lockheed Martin will transfer or cause to be transferred to Newco all Transferred Assets and Newco will assume all Assumed Liabilities in accordance with this Agreement and the terms of the Transfer Agreement attached as Attachment III;

         (ii) Newco will issue to Lehman 10,020,000 shares of Newco Class A Stock in exchange for $64,835,000 in cash;

        (iii) Newco will issue to Lanza 1,500,000 shares of Newco Class B Stock in exchange for $7,500,000 in cash;

                                       8

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         (iv) Newco will issue to LaPenta 1,500,000 shares of Newco Class B
     Stock in exchange for $7,500,000 in cash; and

          (v) Newco, Lockheed Martin and the Purchasers, as the case may be, will enter into Common Stock Subscription Agreements and a Stockholders Agreement in substantially the forms attached as Attachments IV and V, will enter into License Agreements in the forms contemplated by Section 9.04, and will enter into an Exchange Agreement in substantially the form attached to the Transfer Agreement attached as Attachment III;

         (vi) Lockheed Martin and Newco will enter into a services agreement for a term expiring on December 31, 1997 (other than with respect to certain services to the Communications Systems Business Unit the term for which shall be mutually agreed upon up to one year with a six-month option exercisable by Newco) (which may be terminated (in whole or in part, provided that related services may not be terminated in part) by the party receiving such services upon 60 days advance written notice to the other party at any time, it being understood that each party will use reasonable commercial efforts to transition away from the other party as the source for such services as soon as practicable) relating to the provision by the Lockheed Martin Companies to Newco (or by Newco to the Lockheed Martin Companies, as the case may be) following the Closing of certain services (which may include making limited space and equipment available) of a type provided by the Lockheed Martin Companies (other than services provided by the Business Units or personnel at the location covered by the NY Leases) to the Business (or services provided by the Business Units or the personnel at the location covered by the NY Leases to the Lockheed Martin Companies) as of the date of this Agreement, at costs consistent with past practices (the "Interim Services Agreement"), which agreement is to be negotiated by the parties in good faith prior to the Closing;

        (vii) Lockheed Martin and Newco will enter into one or more supply agreements to document intercompany work transfer agreements existing as of the Closing or intercompany work transfer agreements or similar support arrangements contemplated as of the Closing in connection with Bids in existence as of the Closing between any of the Business Units and any of the Lockheed Martin Companies, at prices and generally upon other terms consistent with existing intercompany work transfer agreements, but including such additional terms and conditions as are appropriate (including indemnification and damage provisions consistent with the underlying contract) to reflect the third-party nature of the agreements (and in any event (1) including profit chargebacks (other than with respect to the Eagle and Raptor programs) to Lockheed Martin of up to $1.9 million in 1997, $1.1 million in 1998, $700,000 in 1999 and $500,000 in
     2000 consistent with the Long Range Plan for the Business prepared by Lockheed Martin and previously provided to the Purchasers (the "Long Range Plan"), but only to the extent in backlog at the Closing Date or contemplated as of the Closing in connection with Bids in existence as of the Closing, and in the case of the "Eagle" and "Raptor" (both long lead material award and production award) programs, profit chargebacks to Lockheed Martin of up to an aggregate of $1,000,000 and (2) providing that, notwithstanding the terms of the Long Range Plan, after December 31, 2000 Newco shall not be entitled to any profit chargeback to Lockheed Martin) (the "Supply Agreement"), which agreement is to be negotiated by the parties in good faith prior to the Closing; and

                                       9

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       (viii) Other than with respect to the matters referenced in clause (ix)
     below, Lockheed Martin (and/or other Lockheed Martin Companies, as appropriate) and Newco will enter into lease, sublease or assignment agreements, as the case may be, in respect of those facilities used by the Business Units on such terms and subject to such conditions as may be negotiated by the parties in good faith prior to the Closing, it being understood that such terms and conditions shall be consistent with existing agreements; and

         (ix) Lockheed Martin and Newco will enter into an agreement pursuant to which (A)(1) Lockheed Martin will agree for a period beginning on the Closing Date and ending on December 31, 1999, to lease 67,400 square feet of space in Building 1 at the Communications Systems Business Unit at an "all in" annual cost of $36.25 per square foot, (2) Newco will grant Lockheed Martin an option (exercisable on or prior to December 31, 1998) to continue to lease all of the space contemplated by the preceding clause
     (A)(1) for the period from January 1, 2000 until March 14, 2003 at an "all in" annual cost of $18.12 per square foot, and (3) Newco will agree to pay Lockheed Martin $2,000,000 on the first Business Day of January 2000 in the event that Lockheed Martin exercises the option contemplated by the preceding clause (A)(2), and (B) Lockheed Martin will agree to lease on behalf of its existing MAC-MAR business its current space in Building 1 at the Communications Systems Business Unit at the current lease rates through December 31, 1998, and will grant Newco the right, on a year-to-year basis, to match any competing offer to provide space and related services to MAC-MAR thereafter until the end of the current lease term, it being understood that Newco must continue to use the services of the MAC-MAR business as long as the MAC-MAR business is using Newco's receiving services at the Communications Systems Business Unit.

     Section 2.02 Exchange Consideration. The consideration to be paid to Lockheed Martin and the Affiliated Transferors for the Transferred Assets (the "Exchange Consideration") shall consist of the following:

          (i)   Subject  to adjustment  in  accordance with  Section 2.03  and
     Section 2.04, $479,835,000 in cash;

         (ii)  6,980,000 shares of Newco Class A Stock; and

        (iii) Newco's assumption of the Assumed Liabilities in accordance with this Agreement.

     Section 2.03   Adjustment of Exchange Consideration.

     (a) At least two Business Days prior to the Closing Date, Lockheed Martin shall, in good faith and after consultation with the Individual Purchasers, prepare an estimate of the Net Tangible Assets of the Business as of March 30 (if the Closing shall occur in April 1997) or April 27 (if the Closing shall occur in May 1997) (such date being the date on which Lockheed Martin closes its accounting books and records for the respective month and referred to as the "Effective Date"; and such estimate being the "Estimated Final Net Tangible Asset Amount") and shall provide a copy of its calculation of the Estimated Final Net Tangible Asset Amount to Newco and the Purchasers.

     (b) Promptly following the Closing Date, but in no event later than 60 days after the Closing Date, Lockheed Martin shall, at its expense, with the

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assistance of Newco prepare and submit to Newco an audited combined statement of net tangible assets setting forth, in reasonable detail, Lockheed Martin's calculation of the Net Tangible Assets of the Business as of the close of business on the Effective Date (the "Proposed Final Net Tangible Asset Amount") together with an opinion of Ernst & Young LLP stating that such audited combined statement of Net Tangible Assets presents fairly, in all material respects, the Net Tangible Assets of the Business as of the close of business on the Effective Date in accordance with the provisions of this Agreement. In the event Newco disputes the correctness of the Proposed Final Net Tangible Asset Amount, Newco shall notify Lockheed Martin of its objections within 45 days after receipt of Lockheed Martin's calculation of the Proposed Final Net Tangible Asset Amount and shall set forth, in writing and reasonable detail, the reasons for Newco's objections. If Newco fails to deliver such notice of objections within such time, Newco shall be deemed to have accepted Lockheed Martin's calculation. Lockheed Martin and Newco shall endeavor in good faith to resolve any disputed items within 20 days after Lockheed Martin's receipt of Newco's notice of objections. If they are unable to do so, Lockheed Martin and Newco shall select a nationally known independent accounting firm (other than Ernst & Young LLP or Coopers & Lybrand L.L.P.) to resolve the dispute (in a manner consistent with Section 2.03(c) and with any items not in dispute), and the determination of such firm in respect of the correctness of each item remaining in dispute shall be conclusive and binding on Lockheed Martin and Newco. The Net Tangible Assets of the Business as of the close of business on the Effective Date as finally determined pursuant to this Section 2.03(b) (whether by failure of Newco to deliver notice of objection, by agreement of Lockheed Martin and Newco or by determination of the accountants selected as set forth above) is referred to herein as the "Final Net Tangible Asset Amount."

     (c) The Estimated Final Net Tangible Asset Amount, the Proposed Final Net Tangible Asset Amount and the Final Net Tangible Asset Amount shall be determined in accordance with the accounting principles, policies, practices and methods utilized in the preparation of the December Statement, as disclosed in the notes to the December Statement, except as otherwise set forth in Attachment VI.

     (d) If the Final Net Tangible Asset Amount is greater than the Estimated Final Net Tangible Asset Amount, the difference shall be paid to Lockheed Martin by Newco with interest thereon from the Closing Date to the date of payment at a rate per annum equal to the per annum interest rate announced from time to time by Bank of America National Trust and Savings Association as its reference rate in effect. If the Final Net Tangible Asset Amount is less than the Estimated Final Net Tangible Asset Amount, the difference shall be paid to Newco by Lockheed Martin with interest thereon from the Closing Date to the date of payment at a rate per annum equal to the per annum interest rate announced from time to time by Bank of America National Trust and Savings Association as its reference rate in effect. Such payment shall be made in immediately available funds not later than five Business Days after the determination of the Final Net Tangible Asset Amount by wire transfer to a bank account designated in writing by the party entitled to receive the payment; provided, however, if Newco is prohibited from making such payment by the financing arrangements of Newco in effect as of the Closing Date, then, in lieu of making any payment in excess of the sum of (i) the difference between $479,835,000 and the amount of the payment actually made pursuant to Section 2.04(i) and (ii) $5,000,000 by wire transfer in immediately available funds, Newco may deliver to Lockheed Martin in satisfaction of its obligation in excess of such sum a subordinated note

                                       11

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the principal amount of which shall equal such excess and providing for repayment thereof in eight consecutive equal quarterly payments of principal together with interest thereon, with an interest rate and such other terms and conditions that reflect the financial condition of Newco and would be available to Newco for similar subordinated debt on the date the subordinated note is delivered to Lockheed Martin by Newco, which subordinated note is to be negotiated by the parties in good faith in the event such subordinated note is required to be issued pursuant to the terms hereof.

     (e) Lockheed Martin shall make available and shall cause Ernst & Young LLP to make available, in accordance with reasonable and customary practices and professional standards and subject to such reasonable conditions as Ernst & Young LLP shall impose, the books, records, documents and work papers underlying the preparation and audit of the December Statement and the calculation of the Proposed Final Net Tangible Asset Amount. Newco and the Purchasers shall make available and shall cause Coopers & Lybrand L.L.P. to make available, in accordance with reasonable and customary practices and professional standards and subject to such reasonable conditions as Coopers & Lybrand L.L.P. shall impose, the books, records, documents and work papers created or prepared by or for Newco in connection with the review of the Proposed Final Net Tangible Asset Amount and the other matters contemplated by
Section 2.03(b).

     (f) The fees and expenses, if any, of the accounting firm selected to resolve any disputes between Lockheed Martin and Newco in accordance with
Section 2.03(b) shall be paid one-half by Lockheed Martin and one-half by Newco.

     Section 2.04 Closing. The closing (the "Closing") of the Contemplated Transactions shall take place at the offices of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York on April 25, 1997, provided, however, that if all of the conditions to Closing set forth in Article XII have not been satisfied (or waived) as of that date and if closing on that date therefore would be impractical, the Closing shall take place on the fifth Business Day following the satisfaction or waiver (by the party entitled to waive the condition) of all conditions to the Closing set forth in Article XII, or at such other time and place as the parties to this Agreement may agree. The Closing will occur at 9:00 a.m. on the Closing Date. At the Closing, among other things:

          (i) Newco shall pay and deliver to Lockheed Martin, for its own account and as agent for the Affiliated Transferors, $479,835,000 (minus the difference between the Estimated Final Net Tangible Asset Amount and $269,118,000 in the event the Estimated Final Net Tangible Asset Amount is less than $269,118,000) in immediately available funds by wire transfer to an account designated by Lockheed Martin (which account shall be designated by Lockheed Martin by written notice to Newco at least two Business Days prior to the Closing Date, or such shorter notice as Newco shall agree to accept);

         (ii) Newco shall issue to Lockheed Martin, for its own account and as agent for the Affiliated Transferors, 6,980,000 shares of Newco Class A Stock;

        (iii) Newco shall issue to Lehman 10,020,000 shares of Newco Class A Stock in exchange for Lehman paying and delivering to Newco $64,835,000 in immediately available funds by wire transfer to an account designated

                                       12

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     by Newco (which account shall be designated by Newco by written notice to
     Lehman at least two Business Days prior to the Closing Date, or such shorter notice as Lehman shall agree to accept);

         (iv) Newco shall issue to Lanza 1,500,000 shares of Newco Class B Stock in exchange for Lanza paying and delivering to Newco $7,500,000 in immediately available funds by wire transfer to an account designated by Newco (which account shall be designated by Newco by written notice to Lanza at least two Business Days prior to the Closing Date, or such shorter notice as Lanza shall agree to accept); and

          (v) Newco shall issue to LaPenta 1,500,000 shares of Newco Class B Stock in exchange for LaPenta paying and delivering to Newco $7,500,000 in immediately available funds by wire transfer to an account designated by Newco (which account shall be designated by Newco by written notice to LaPenta at least two Business Days prior to the Closing Date, or such shorter notice as LaPenta shall agree to accept).

     Section 2.05 Cash True-Up. Within fifteen Business Days after the Closing Date, Lockheed Martin shall prepare and deliver to Newco a schedule setting forth, on a daily basis, the cash generated by the Business from 12:01 a.m. on the first day following the Effective Date (after subtracting any cash investments made by any of the Lockheed Martin Companies in or for the benefit of the Business after the Effective Date and the amount of any checks drawn on the accounts of any of the Lockheed Martin Companies prior to Closing Date but not yet debited from such accounts as of the close of business on the day prior to the Closing Date). Within five Business Days of receipt of the foregoing schedule, Newco shall make payment to Lockheed Martin if the schedule shows a net cash usage by the Business during the period referenced in the preceding sentence and Lockheed Martin shall make payment to Newco if the schedule shows net cash generation during such period in an amount equal to such net cash usage or net cash generation, as the case may be. Lockheed Martin shall give Newco reasonable access to its books and records for the purpose of confirming the calculations of Lockheed Martin pursuant to this Section 2.05. Any payment made hereunder shall be made in immediately available funds by wire transfer to a bank account designated in writing by the party entitled to receive the payment.


                                  ARTICLE III

               REPRESENTATIONS AND WARRANTIES OF LOCKHEED MARTIN

     Section 3.01 Representations and Warranties of Lockheed Martin. Lockheed Martin represents and warrants prior to but not after the Closing to the Purchasers, and as of and after the Closing to Newco, as set forth in Exhibit B.


                                  ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF LEHMAN

     Section 4.01 Representations and Warranties of Lehman. Lehman represents and warrants to Lockheed Martin, Newco and the Individual Purchasers as set forth in Exhibit C.

                                       13

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                                   ARTICLE V

          REPRESENTATIONS AND WARRANTIES OF THE INDIVIDUAL PURCHASERS

     Section 5.01 Representations and Warranties of the Individual Purchasers. Each of the Individual Purchasers represents and warrants to Lockheed Martin, Newco and Lehman as set forth in Exhibit D.


                                  ARTICLE VI

                    REPRESENTATIONS AND WARRANTIES OF NEWCO

     Section 6.01 Representations and Warranties of Newco. Newco represents and warrants to Lockheed Martin and the Purchasers as set forth in Exhibit E.


                                  ARTICLE VII

                         COVENANTS OF LOCKHEED MARTIN

     Section 7.01 Conduct of Business. From the date of this Agreement until the Closing Date, except with the written consent of either of the Individual Purchasers (which consent may not be unreasonably withheld or delayed) the Lockheed Martin Companies shall conduct the Business in all material respects in accordance with the historical and customary operating practices relating to the conduct of the Business (except that Lockheed Martin and the Affiliated Transferors may sell or otherwise dispose of obsolete Inventory whether or not in accordance with such practices and shall cause its Subsidiaries to use reasonable commercial efforts to preserve intact the Business and its relationships with third parties. Without limiting the generality of the foregoing, from the date of this Agreement through the Closing Date, subject to any exceptions required to comply with Applicable Laws, the Lockheed Martin Companies shall not, without the written consent of either of the Individual Purchasers (which consent may not be unreasonably withheld or delayed):

          (i) make any capital expenditure, or group of related capital expenditures (other than as contemplated by the Long Range Plan) relating to the Business in excess of $250,000;

         (ii) sell or dispose of more than an aggregate of $250,000 of assets (other than the sale of Inventory, any sale made in the ordinary course of business, and other than pursuant to Bids or Contracts in existence on the date of this Agreement) that would constitute Transferred Assets if owned, held or used by any of the Lockheed Martin Companies on the Closing Date;

        (iii) amend, modify, or terminate any Contract where the effect of such amendment, modification or termination would be a decrease in the backlog value of the relevant Contract or a decrease in the payments to be received or made by Newco, in any such case by $250,000 or more;

         (iv) submit any Bid which, if accepted, would result in a fixed price Contract that would constitute a Transferred Asset with a backlog value in excess of (1) $5,000,000 in the case of a fixed price

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

     production Contract, or (2) $1,000,000 in the case of a fixed price development Contract;

          (v) except as required by Contracts in existence as of the date of this Agreement or in the ordinary course of business, sell, transfer, license or otherwise dispose of, any Intellectual Property relating to the Business;

         (vi) enter into any (1) fixed price production Contracts (other than pursuant to a Bid in existence as of the date of this Agreement) that would constitute a Transferred Asset if held by any of the Lockheed Martin Companies on the Closing Date with a backlog value in excess of $5,000,000, or (2) fixed price development Contracts (other than pursuant to a Bid in existence as of the date of this Agreement) that would constitute a Transferred Asset if held by any of the Lockheed Martin Companies on the Closing Date with a backlog value in excess of $1,000,000;

        (vii) terminate the coverage of any policies of title, liability, fire, workers' compensation, property and any other form of insurance covering the Transferred Assets or operations of the Business, except where the termination could not reasonably be expected to have a Material Adverse Effect on the Business;

       (viii) settle any lawsuit or claim if such settlement imposes a material continuing non-monetary obligation on the Business or any of the Transferred Assets;

         (ix) except in respect of the Individual Purchasers, grant any new or modified severance or termination arrangement or increase or accelerate in any material respect any benefits payable under its severance or termination pay policies in effect on the date of this Agreement with respect to any Transferred Employee;

          (x) other than with respect to the Individual Purchasers, except as may be otherwise permitted or required by this Agreement, and except as contemplated by Attachment XIV, adopt or amend in any material respect any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, fund or other arrangement for the benefit or welfare of any Transferred Employee or, other than compensation increases for individuals below the level of vice president in the ordinary course of business or compensation increases for individuals at the level of vice president and above in accordance with nondiscretionary provisions of the Employee Plans or Benefit Arrangements disclosed in Section B.21 of the Disclosure Schedules or referenced in Exhibit G, increase the compensation or fringe benefits of any Transferred Employee or pay any benefit not required by any Employee Plan, Benefit Arrangement or any agreement with respect to any Transferred Employee; and

         (xi) effectuate a "plant closing" or "mass layoff," as those terms are defined in WARN, affecting in whole or in part any site of employment, facility, operating unit or employee of the Business, without complying with the notice requirements and other provisions of WARN.

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     Section 7.02   Access to Information; Confidentiality.

     (a) Except as may be necessary to comply with any Applicable Laws (including, without limitation, any requirements with respect to security clearances) and subject to any applicable privileges (including, without limitation, the attorney-client privilege), from the date of this Agreement until the Closing Date, Lockheed Martin will (a) give the Purchasers and their Representatives reasonable access to the records of the Lockheed Martin Companies relating to the Business during normal business hours and upon reasonable prior notice, (b) give the Purchasers and their Representatives reasonable access to any facilities the possession of which will be transferred to Newco at Closing during normal business hours and upon reasonable prior notice for the purpose of Purchasers' conduct of a Phase I Environmental Audit of such facilities or documentary diligence, (c) furnish to the Purchasers and their Representatives such financial and operating data and other information relating to the Business as the Purchasers may reasonably request and (d) instruct the employees and Representatives of the Lockheed Martin Companies to cooperate with the Purchasers in their investigation of the Business. Without limiting the generality of the foregoing, subject to the limitations set forth in the first sentence of this Section 7.02(a), (i) Lockheed Martin shall use reasonable commercial efforts to enable the Purchasers and the Purchasers' Representatives to conduct, at the Purchasers' own expense, business and financial reviews, investigations and studies as to the operation of the various Business Units, including any tax, operating or other efficiencies that may be achieved and (ii) from the date of this Agreement to the Closing Date, Lockheed Martin shall give the Purchasers and their Representatives access to information relating to the Business of the type, and with the same level of detail, as in the ordinary course of business is made available to the presidents or chief financial officers of the Business Units. Notwithstanding the foregoing, the Purchasers shall not have access to personnel records of any of the Lockheed Martin Companies relating to individual performance or evaluation records, medical histories or other information which in Lockheed Martin's good faith opinion is sensitive or the disclosure of which could subject any of the Lockheed Martin Companies to risk of liability.

     (b) For a period of three years after the Closing Date, the Lockheed Martin Companies will treat and hold as such, any confidential information concerning the operations or affairs of the Business. In the event any of the Lockheed Martin Companies is requested or required (by oral or written request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand or similar process or by Applicable Law) to disclose any such confidential information, then Lockheed Martin will notify Newco promptly of the request or requirement so that Newco, at its expense, may seek an appropriate protective order or waive compliance with this Section 7.02(b). If, in the absence of a protective order or receipt of a waiver hereunder, any of the Lockheed Martin Companies is, on the advice of counsel, compelled to disclose such confidential information the Lockheed Martin Company may so disclose the confidential information, provided that the Lockheed Martin Company will use its reasonable efforts to obtain reliable assurance that confidential treatment will be accorded to such confidential information. The provisions of this Section 7.02(b) will not be deemed to prohibit the disclosure of confidential information concerning the operations or affairs of the Business by any of the Lockheed Martin Companies to the extent reasonably required (i) to prepare or complete any required tax returns or financial statements, (ii) in connection with audits or other proceedings by or on behalf of a Governmental Authority, (iii) in connection with any insurance or benefits claims, (iv) to the extent necessary to comply with any Applicable Laws, (v) to provide services to Newco in accordance with the Interim Services Agreement, or (vi) in connection with any other similar administrative functions in the ordinary course of business. Notwithstanding the foregoing, the provisions of this Section 7.02(b) shall not apply to information that (i) is or becomes publicly available other than as a result of a disclosure by any of the Lockheed Martin Companies, (ii) is or becomes available to a Lockheed Martin Company on a non-confidential basis from a source that, to Lockheed Martin's knowledge, is not prohibited from disclosing such information by a legal, contractual or fiduciary obligation, or (iii) is or has been independently developed by a Lockheed Martin Company (other than solely for the Business or by one of the Business Units). This Section 7.02(b) shall not apply to the disclosure of confidential information concerning the Instrumentation Recorder Product Line of Advanced Recorders in connection with or after the sale thereof to a purchaser or potential purchaser (other than Newco); provided, however, that such disclosure may only be made pursuant to a confidentiality agreement containing reasonable terms and conditions.

     Section 7.03 Non-Solicitation of Offers. From the date of this Agreement to the earlier of the Closing Date or the termination of this Agreement, Lockheed Martin shall not, and Lockheed Martin shall not authorize or permit any of its Representatives to, directly or indirectly (through Affiliates or otherwise), (i) solicit, initiate or take any action knowingly to facilitate the submission of inquiries, proposals or offers from any Person (other than Newco) relating to any acquisition or purchase of all or a substantial part of the Business, in one transaction or a series of related transactions (whether by asset or stock sale, business combination transaction or otherwise), (collectively, the "Alternative Transaction Proposals"), or (ii) enter into or participate in any discussions or negotiations regarding any of the foregoing, or furnish to any other Person any information with respect to the Business (other than in the ordinary course of operating the Business and in connection with the possible sale of the Instrumentation Recorder Product Line of Advanced Recorders) or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other Person to do or seek any of the foregoing. Except to the extent that it is prohibited from doing so by contractual agreements that were in existence as of January 31, 1997 (of which there are two), if Lockheed Martin, directly or indirectly, receives an Alternative Transaction Proposal, Lockheed Martin shall promptly inform the Purchasers of the terms and conditions of the Alternative Transaction Proposal and the identity of the Person making it.

     Section 7.04 Non-Solicitation of Employees. From and after the date of this Agreement until the second anniversary of the Closing Date, Lockheed Martin shall not, without prior written approval of Newco, directly or indirectly (through Affiliates or otherwise), knowingly solicit any individual (other than individuals identified in Attachment XI) who at that time is an employee of the Business to terminate his or her relationship with the Business and will not knowingly hire any individual inadvertently solicited; provided, however, that the foregoing shall not apply to (i) individuals solicited or hired as a result of the use of an independent employment agency (so long as the agency was not directed to solicit such individual and Lockheed Martin, promptly following execution of this Agreement, advises the Vice President for Human Resources of each Operating Sector of Lockheed Martin of the provisions of this Section 7.04), and (ii) individuals solicited or hired as a result of the use of a general
solicitation  (such   as  an  advertisement)  not   specifically  directed  to
employees of the Business.

     Section 7.05 Change of Lockbox Accounts. Immediately after the Closing, Lockheed Martin shall take such steps as Newco may reasonably request to cause Newco to be substituted as the sole party having control over any lockbox or similar bank account maintained exclusively by the Business Units to which customers of the Business directly make payments in respect of the Business or to direct the bank at which any such lockbox or similar account is maintained to transfer any payments made thereto to an account established by Newco.

     Section 7.06 Access to Information; Cooperation After Closing. On and after the Closing Date and subject to any applicable privileges (including, without limitation, the attorney-client privilege), Lockheed Martin shall, and shall cause each of the other Lockheed Martin Companies to, at their expense
(i) afford Newco and its Representatives reasonable access upon reasonable prior notice during normal business hours, to all employees, offices, properties, agreements, records, books and affairs of the Lockheed Martin Companies to the extent relating to the Business, (ii) provide copies of such information concerning the Business as Newco may reasonably request for any proper purpose, including, without limitation, in connection with any public or private offering of securities by Newco or the preparation of any financial statements or in connection with any judicial, quasi judicial, administrative, or arbitration proceeding or audit (provided, however, that except as otherwise provided in writing signed by an officer of Lockheed Martin specifically approving the use of such information, the specific purpose for which such information is to be used therein and the specific representations and warranties at issue, Lockheed Martin makes no representations or warranties to the Purchasers, Newco or any other Person in respect of any such information) and (iii) cooperate fully with Newco for any proper purpose, including, without limitation, in the defense or pursuit of any Transferred Asset, Assumed Liability or any claim or action that relates to occurrences involving the Business prior to the Closing Date.

     Section 7.07 Maintenance of Insurance Policies. Except as otherwise provided in Exhibit G, on and after the date of this Agreement and until the Closing Date, Lockheed Martin shall not take or fail to take any action if such action or inaction, as the case may be, would adversely affect the applicability of any insurance (including reinsurance) in effect on the date of this Agreement that covers all or any part of the assets that would constitute Transferred Assets if owned, held or used by any of the Lockheed Martin Companies on the Closing Date, the Business or the Transferred Employees. Except as otherwise provided in Exhibit G or as may otherwise be agreed in writing by the parties, Lockheed Martin shall not have any obligation to maintain the effectiveness of any such insurance policy after the Closing Date or to make any monetary payment in connection with any such policy.

     Section 7.08 Novation of Government Contracts. As soon as is reasonably practicable following the Closing, Lockheed Martin shall, in accordance with Federal Acquisition Regulations Part 42, Section 42.12, submit in writing to each Responsible Contracting Officer (as such term is defined in Federal Acquisition Regulations Part 42, Section 42.102(a)), a request for the U.S. Government to (i) recognize Newco as the successor in interest to all of the Government Contracts being sold, assigned, transferred and conveyed to Newco in accordance with this Agreement and (ii) enter into a

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

novation agreement (the "Novation Agreement") substantially in the form contemplated by such regulations. Lockheed Martin shall use commercially reasonable efforts to obtain all consents, approvals and waivers required for the purpose of processing, entering into and completing the Novation Agreement with regard to any of the Government Contracts, including responding to any reasonable requests for information by the U.S. Government with regard to such Novation Agreement.

     Section 7.09 Financial Statements. Lockheed Martin shall, at Lockheed Martin's expense, furnish and shall cause its independent accountants for the Communications Systems Business Unit to audit and furnish their opinion thereon not later than March 28, 1997, financial statements for such Business Unit for the years ended December 31, 1996, December 31, 1995 and December 31, 1994 prepared in accordance with GAAP applied consistently throughout the periods covered thereby in a form meeting the requirements of Regulation S-X of the Securities Act, and, consistent with appropriate terms and conditions and upon receipt of appropriate management representation letters, to furnish the consent of such independent accountants to the inclusion of their report on such financial statements to the extent the financial statements are required to be included in any registration statement of Newco under the Securities Act and any amendments thereto or in any offering memoranda in connection with an offering of securities exempt from registration under the Securities Act, and to provide comfort letters in customary form in connection therewith; and for the purposes of assisting Newco with any such registration statement and subsequent reporting requirements under the Securities Act of 1934, as amended, Lockheed Martin will deliver to Newco unaudited income statements and balance sheets of the Communications Systems Business Unit for each 1996 calendar quarter and each 1997 calendar quarter completed prior to or on the Closing Date. The financial statements and schedules described in the preceding sentence for the first quarter of 1997 and 1996, respectively, will be provided by May 10, 1997. To the extent required, each subsequent 1997 quarter's financial statements and schedules (together with the corresponding 1996 quarter's financial statements) shall be delivered to Newco by Lockheed Martin within 40 days after the last day of such quarter. The parties acknowledge and agree that time is of the essence in the performance of this Section 7.09 and Lockheed Martin shall provide Newco unaudited financial information with respect to the Communications Systems Business Unit for the years 1993 and 1992 meeting the requirements of Item 301 of Regulation S-K (Selected Financial
Data) of the Securities Act by April 4, 1997. Lockheed Martin acknowledges that Newco's independent accountants will be performing the audit of the combined financial statements of the Business for the year ended December 31, 1996 (and, if required by applicable SEC regulations, for the period from January 1, 1997 to the Closing Date), and the combined financial statements of the Wideband Systems Business Unit and the Products Group of the Business for the three months ended March 31, 1996 and the years ended December 31, 1995 and December 31, 1994. Lockheed Martin agrees to cooperate and cause its independent accountants to cooperate with Newco's independent accountants, and provide such reasonable representation letters of Lockheed Martin's management to Newco's independent accountants in a form appropriate to enable such accountants to issue an opinion on the financial statements they are auditing in accordance with professional standards.

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                                 ARTICLE VIII

                     COVENANTS OF NEWCO AND THE PURCHASERS

     Section 8.01   Confidentiality.

     (a) Newco and the Purchasers agree that all information provided or otherwise made available in connection with the Contemplated Transactions, to any of the Purchasers, Newco or their Representatives will be treated as if provided, in the case of Newco and Lehman, under the Lehman Confidentiality Agreement (whether or not the Lehman Confidentiality Agreement is in effect or has been terminated) or, in the case of the Individual Purchasers, under paragraph 7 of the Memorandum (whether or not the Memorandum is in effect or has been terminated). In addition, until consummation of the Closing, Newco agrees to be bound by the terms of the Lehman Confidentiality Agreement as if Newco were Lehman thereunder (whether or not the Lehman Confidentiality Agreement is in effect or has been terminated). Upon consummation of the Closing, the Lehman Confidentiality Agreement and paragraph 7 of the Memorandum shall cease to apply.

     (b) For a period of three years after the Closing Date, the Purchasers, Newco and each of their Affiliates will treat and hold as such, any confidential information concerning the operations or affairs of businesses of the Lockheed Martin Companies (other than the Business). In the event that any of the Purchasers, Newco or any of their Affiliates is requested or required (by oral or written request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand or similar process or by Applicable Law) to disclose any such confidential information, then they will notify Lockheed Martin promptly of the request or requirement so that Lockheed Martin, at its expense, may seek an appropriate protective order or waive compliance with this Section 8.01(b). If, in the absence of a protective order or receipt of a waiver hereunder, any of the Purchasers, Newco or any of their Affiliates is, on the advice of counsel, compelled to disclose such confidential information, they may so disclose the confidential information, provided that they use reasonable efforts to obtain reliable assurance that confidential treatment will be accorded to such confidential information. Notwithstanding the foregoing, the provisions of this Section 8.01(b) shall not apply to information that (i) is or becomes publicly available other than as a result of a disclosure by any of the Purchasers, Newco or any of their Affiliates, (ii) is or becomes available to any of the Purchasers, Newco or any of their Affiliates on a non-confidential basis from a source that, to the Purchasers', Newco's or any of their Affiliates' knowledge, is not prohibited from disclosing such information by a legal, contractual or fiduciary obligation, or (iii) is or has been independently developed by any of the Purchasers, Newco or any of their Affiliates.

     (c) Nothing in this Section 8.01 shall abrogate or otherwise limit the fiduciary duties of, and any other duties or restrictions imposed by Applicable Law on, the Individual Purchasers by virtue of their service as a director, officer or employee of any of the Lockheed Martin Companies or their predecessors.

     Section 8.02 Provision and Preservation of and Access to Certain Information; Cooperation.

     (a) Prior to the Closing Date, each Purchaser shall provide to Lockheed Martin promptly upon its receipt thereof copies of all environmental audit and similar reports with respect to facilities the possession of which will be transferred to Newco at the Closing.

     (b) The Individual Purchasers acknowledge that effective as of February 3, 1997, Lockheed Martin turned over day-to-day management of the Business Units to the Individual Purchasers. From the date of this Agreement until the Closing Date, the Individual Purchasers agree to take reasonable steps to ensure that the Business Units conduct their business and operations in accordance with the provisions of Section 7.01. Notwithstanding the foregoing, the Individual Purchasers shall not have liability to any Person for the breach of this
Section 8.02(b), it being understood that the effects of a breach of this
Section 8.02(b) shall be limited to the effects set forth in Section 13.04(d) and Section 14.02.

     (c) On and after the Closing Date, Newco shall preserve all books and records of the Business for a period of five years commencing on the Closing Date (or in the case of books and records relating to tax, employment and employee benefits matters, until such time as Lockheed Martin notifies Newco in writing that all statutes of limitations to which such records relate have expired), and thereafter, not to destroy or dispose of such records without giving notice to Lockheed Martin of such pending disposal and offering Lockheed Martin the right to copy such records at its expense. In the event Lockheed Martin has not copied such materials within 90 days following the receipt of notice from Newco, Newco may proceed to destroy or dispose of such materials without any liability. From and after the Closing Date and subject to any applicable privileges (including, without limitation, the attorney-client privilege), Newco shall at its expense (i) afford Lockheed Martin and its Representatives reasonable access upon reasonable prior notice during normal business hours, to all employees, offices, properties, agreements, records, books and affairs of Newco, and provide copies of such information concerning the Business as Lockheed Martin may reasonably request for any proper purpose, including, without limitation, in connection with the preparation of any tax returns or financial statements or in connection with any judicial, quasi judicial, administrative, tax, audit or arbitration proceeding and in connection with the preparation of any financial statements or reports in accordance with past practices and procedures and (ii) cooperate fully with Lockheed Martin for any proper purpose, including, without limitation, the defense of or pursuit of any Excluded Liability, Excluded Asset or any claim or action that relates to an Excluded Liability or Excluded Asset.

     Section 8.03   Insurance; Financial Support Arrangements.

     (a) Newco and the Purchasers acknowledge and agree that as of the Closing Date, neither Newco, the Business or any of the Business Units, any property owned or leased by any of the foregoing nor any of the directors, officers, employees (including, without limitation, the Transferred Employees) or agents of any of the foregoing will be insured under any insurance policies maintained by Lockheed Martin or any of its Affiliates, except (i) in the case of certain policies, to the extent that a claim has been reported as of the Closing Date,
(ii) in the case of a policy that is an occurrence policy, to the extent the accident, event or occurrence that results in an insurable loss occurs prior to the Closing Date and has been, is or will be reported or noticed to the respective carrier by Newco or any of the Lockheed Martin Companies in accordance with the requirements of such policies (which claims Lockheed Martin shall, at Newco's cost and expense, pursue diligently on Newco's behalf and the net proceeds of which claims shall be remitted promptly to Newco upon receipt thereof), and (iii) as otherwise provided in Exhibit G or agreed to in writing by the parties. Except as otherwise provided in Exhibit G or as otherwise may be agreed to in writing by the parties, from and after the Closing Date, Lockheed Martin shall have no obligation of any kind to maintain any form of insurance covering all or any part of the Transferred Assets, the Business or the Transferred Employees.

     (b) Newco agrees to reimburse Lockheed Martin within 30 days of receipt of an invoice for the items set forth below.

          (i) The allocated cost to the Business of premiums, costs and expenses (excluding Lockheed Martin risk management department costs and expenses), including general and administrative charges, for all periods prior to the Closing Date in respect of any and all insurance policies that cover or covered the Business, whether or not a claim has been made or ever will be made by the Business or Newco under such policies. The "allocated cost" to the Business shall be determined by Lockheed Martin in a manner consistent with prior practices and in conjunction with the Cost Disclosure Statement filed by Lockheed Martin or any of its Affiliates and their predecessors with the U.S. Government on the portion of the period covered by the respective policies that ends prior to the Closing Date, except that with respect to policies for which no premium rebate or refund is available as a result of the consummation of the Contemplated Transactions, the "allocated cost" to the Business shall be based on the entire policy period. Newco and the Purchasers understand that Lockheed Martin is in the process of reviewing with the U.S. Government the methodology used by Lockheed Martin and its Affiliates to allocate premiums, costs, expenses and reserves to various businesses and divisions, including the Business Units, and acknowledge that any changes to such allocation methodology may result in retroactive adjustments to the allocated cost to the Business of premiums, costs and expenses. In the event of any such change to the allocation methodology, Lockheed Martin and Newco agree to adjust the allocated costs to the Business (either through a special charge or credit to Newco under this Section 8.03(b)(i)) as appropriate.

         (ii) Any self insurance, retention, deductible, retrospective premium, cash payment for reserves calculated or charged on an incurred loss basis and similar items, including but not limited to associated administrative expenses and allocated loss adjustment or similar expenses (collectively, "Insurance Liabilities") allocated to the Business by Lockheed Martin on a basis consistent with past practices resulting from or arising under any and all current or former insurance policies maintained by Lockheed Martin or any of its Affiliates to the extent that such Insurance Liabilities relate to or arise out of the Business or any activities of Newco.

Newco agrees that, to the extent any of the insurers under the insurance policies, in accordance with the terms of the insurance policies, requests or requires collateral, deposits or other security to be provided with respect to claims made against such insurance policies relating to or arising from the Business, Newco will provide the collateral, deposits or other security or, upon request of Lockheed Martin, will replace any collateral, deposits or other security provided by Lockheed Martin or any of its Affiliates.

     (c) Newco agrees that, for a period of at least six years commencing on the Closing Date, to the extent it maintains insurance coverage, Newco will (at Lockheed Martin's cost to the extent of any additional cost therefor, provided that, in the event there will be such a cost, Newco will give Lockheed Martin a reasonable period of time to determine whether it desires to incur such cost before Newco commits to such coverage with respect to Lockheed Martin) include Lockheed Martin and its Affiliates as an additional insured/loss payee on any policies in respect of which Lockheed Martin or its Affiliates has or may have an insurable interest with respect to the Business, the Transferred Assets, any of the Assumed Liabilities or any facilities the possession of which will be transferred to Newco at the Closing.

     (d) Newco and the Purchasers agree that, not later than September 30, 1997, and in a manner reasonably satisfactory to Lockheed Martin, Newco will in good faith seek to release Lockheed Martin and its Affiliates from all obligations under all Financial Support Arrangements maintained by Lockheed Martin or any of its Affiliates in connection with the Business.

     (e) Lockheed Martin will use reasonable commercial efforts to cause each Financial Support Arrangement to remain in full force and effect in accordance with its terms until the earliest of (i) the date (the "Release Date") on which Newco ensures that Lockheed and its Affiliates are released from all obligations of Lockheed Martin and its Affiliates under such Financial Support Arrangement in accordance with Section 8.03(d), (ii) September 30, 1997 and
(iii) the date such Financial Support Arrangement terminates in accordance with its terms. After the Closing Date and prior to the Release Date for any such Financial Support Arrangement, Lockheed Martin will not waive any requirements of or agree to amend such Financial Support Arrangement without the prior written consent of Newco.

     (f) If, after the Closing Date, (i) any amounts are drawn on or paid under any Financial Support Arrangement where Lockheed Martin or any of its Affiliates is obligated to reimburse the Person making such payment or (ii) Lockheed Martin or any of its Affiliates pays any amounts under, or any fees, costs or expenses relating to, any Financial Support Arrangement, Newco shall pay Lockheed Martin such amounts promptly after receipt from Lockheed Martin of notice thereof accompanied by written evidence of the underlying payment obligation.

     (g) In the event that Newco fails to ensure that Lockheed Martin and its Affiliates are released from all obligations under the Financial Support Arrangements not later than September 30, 1997, Newco shall either (i) promptly deposit with Lockheed Martin cash in an amount equal to the aggregate principal or stated amount, as may be applicable, of the Financial Support Arrangements not so released or (ii) provide back-up letters of credit in form and substance reasonably satisfactory to Lockheed Martin with respect to such Financial Support Arrangements; provided that if Newco has used reasonable commercial efforts to structure its financing arrangements to permit it to comply with the foregoing obligations, Newco shall not be required to take any action under this Section 8.03(g) that it is prohibited from taking under the terms of any financing agreements of Newco in effect on the Closing Date. Any cash deposited with Lockheed Martin in accordance with

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clause (i) shall be held by Lockheed Martin in a segregated interest-bearing account and shall be used by Lockheed Martin solely to satisfy its payment obligations in respect of such Financial Support Arrangements, and the unused portion of any cash (including interest) relating to a Financial Support Arrangement shall be returned to Newco promptly after the occurrence of the Release Date with respect to, or any other termination of, the Financial Support Arrangement.

     (h) In the event that Newco fails to ensure that Lockheed Martin and its Affiliates are released from all obligations of Lockheed Martin and its Affiliates under the Disclosed Financial Support Arrangements not later than September 30, 1997, whether as a result of the proviso to the first sentence of
Section 8.03(g) or otherwise, and to the extent that Newco has not provided the deposits or letters of credit contemplated by the first sentence of Section 8.03(g), on October 1, 1997 and on the first day of each calendar quarter thereafter Newco agrees to pay to Lockheed Martin an amount equal to (i) .3125% of the maximum aggregate potential liability of Lockheed Martin and its Affiliates under such Disclosed Financial Support Arrangements in the case of performance-related Disclosed Financial Support Arrangements or (ii) .625% of the maximum aggregate potential liability of Lockheed Martin and its Affiliates under such Disclosed Financial Support Arrangements in the case of all other Disclosed Financial Support Arrangements (other than Disclosed Financial Support Arrangements that constitute non-monetary performance guarantees or similar non-monetary obligations) that have not been released or otherwise secured by the deposits or letters of credit contemplated by the first sentence of Section 8.03(g) (determined as of the last day of the preceding calendar quarter). Any such payment by Newco shall be due and payable on October 1, 1997 or on the first day of the applicable calendar month thereafter, and shall be nonrefundable regardless of any subsequent reduction of the liability of Lockheed Martin or any of its Affiliates thereunder.

     Section 8.04 Non-Solicitation of Employees. From and after the date of this Agreement until the second anniversary of the Closing Date, Newco shall not, without prior written approval of Lockheed Martin, directly or indirectly (through Affiliates or otherwise), knowingly solicit any individual (other than individuals identified in Attachment XI) who at that time is an employee of any of the Lockheed Martin Companies (other than a Transferred Employee) to terminate his or her relationship with the Lockheed Martin Companies and will not knowingly hire any individual inadvertently solicited; provided, however, that the foregoing shall not apply to individuals solicited or hired as a result of the use of an independent employment agency (so long as the agency was not directed to solicit such individual and Newco advises its Manager of Human Resources of the provisions of this Section 8.04) or solicited or hired as a result of the use of a general solicitation (such as an advertisement) not specifically directed to employees of the Lockheed Martin Companies.

     Section 8.05 Financing. Newco shall use reasonable commercial efforts to obtain (on or prior to the Closing Date) sufficient funds on commercially available terms acceptable to Newco in its sole discretion (i) to pay the cash portion of the Exchange Consideration and (ii) to obtain adequate working capital for the Business, provided that Newco shall not be considered to be in breach of this Agreement if, notwithstanding its use of reasonable commercial efforts as aforesaid, Newco does not have sufficient funds available for such purposes on the Closing Date.

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

     Section 8.06 Use of Certain Trademarks, etc. Newco acknowledges and agrees that it is not obtaining any rights or licenses with respect to the names "Lockheed Martin," "Lockheed," "Loral," "Martin Marietta" or any derivative thereof, or to their logos or trade dress, or to any other Intellectual Property not constituting a Transferred Asset or not licensed to it under the License Agreements. As soon as practicable following the Closing, but no later than 180 days after the Closing Date, Newco shall remove and change signage, change and substitute promotional and advertising material in whatever medium, change stationery and packaging and take all such other steps as may be required or appropriate to cease use of all such Intellectual Property not constituting a Transferred Asset or not licensed to it under the License Agreements; provided, however, that nothing in this Agreement shall obligate Newco to change or copy over any engineering drawings, prints or copies of correspondence, invoices and other documents prepared prior to the Closing Date or to replace or alter any tools or dies included in the Transferred Assets.

     Section 8.07 Government Contract Novation; Cooperation. Newco shall provide to Lockheed Martin and each Responsible Contracting Officer all information necessary to obtain the consent of the U.S. Government to recognize Newco as the successor in interest to all of the Government Contracts being sold, assigned, transferred and conveyed to Newco in accordance with this Agreement. Newco shall use commercially reasonable efforts to obtain all consents, approvals and waivers required for the purpose of processing, entering into and completing the Novation Agreement with regard to any of the Government Contracts, including responding to any requests for information by the U.S. Government with regard to such Novation Agreement.

     Section 8.08 Reimbursement of Damages. Newco shall use reasonable commercial efforts to obtain reimbursement of any Damages suffered by it that are subject to indemnification by Lockheed Martin hereunder as a reimbursable cost under Government Contracts, provided the reimbursement of such Damages is permitted by Applicable Law.


                                  ARTICLE IX

                           COVENANTS OF THE PARTIES

     Section 9.01 Further Assurances. Subject to the terms and conditions of this Agreement, each party shall use all reasonable commercial efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under Applicable Laws to consummate the Contemplated Transactions. Lockheed Martin, Newco and the Purchasers shall execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the Contemplated Transactions. Except as otherwise expressly set forth in the Transaction Documents, nothing in this
Section 9.01 shall require Lockheed Martin, Newco or any of the Purchasers to make any payments in order to obtain any consents or approvals necessary or desirable in connection with the consummation of the Contemplated Transactions.

     Section 9.02   Certain  Filings; Consents.   Lockheed  Martin,  Newco and
the Purchasers shall cooperate with one another (i) in determining whether any action by or in respect of, or filing with, any Governmental Authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material Contracts, in connection with the consummation of the Contemplated Transactions and (ii) subject to the terms and conditions of this Agreement, in taking such actions or making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such actions, consents, approvals or waivers.

     Section 9.03 Public Announcements. Prior to the Closing, Lockheed Martin, Newco and the Purchasers shall consult with each other before issuing any press release or making any public statement or communicating with the U.S. Government as a customer with respect to this Agreement or the Contemplated Transactions and, except as may be required by Applicable Law or any listing agreement with any national or international securities exchange, will not issue any such press release or make any such public statement prior to such consultation. Notwithstanding the foregoing, no provision of this Agreement (except as set forth in Section 8.01) shall relieve Lehman from any of its obligations under the Lehman Confidentiality Agreement, or relieve the Individual Purchasers from any of their respective obligations under paragraph 7 of the Memorandum, or terminate any of the restrictions imposed upon any party by Section 8.01.

     Section 9.04   Intellectual Property; License Agreements.

     (a) In consideration of the grant described in Section 9.04(b), Lockheed Martin shall grant to Newco, effective as of the Closing Date and pursuant to a License Agreement, a fully paid-up, worldwide, perpetual, non-exclusive license in respect of all Intellectual Property owned by Lockheed Martin that is used or currently planned for use by the Business (but not constituting Transferred Assets) on the Closing Date, for such uses and currently planned uses by Newco and its Affiliates. Such license shall not be transferable by Newco other than in connection with the sale or transfer of all or a substantial portion (it being understood that the sale of a Business Unit shall be deemed a substantial portion) of the Business by Newco.

     (b) In consideration of the grant described in Section 9.04(a), Newco shall grant to the Lockheed Martin Companies, effective as of the Closing Date and pursuant to a License Agreement, a fully paid-up, world-wide, perpetual, non-exclusive license in respect of all Intellectual Property constituting Transferred Assets (i) that is used or currently planned for use by the Lockheed Martin Companies (other than the Business Units) on the Closing Date, for such uses and currently planned uses by Lockheed Martin and its Affiliates or (ii) used by Newco after the Closing Date in connection with the manufacture of any products for sale to, or the provision of any services to, any of the Lockheed Martin Companies pursuant to any agreement between Newco and any of the Lockheed Martin Companies that is breached by Newco, for use by Lockheed Martin and its Affiliates in making or using such products or providing such services (other than in the case of clause (ii), the duration for which shall be an appropriate length of time to permit completion of manufacture or services). The license granted pursuant to clause (i) of the preceding sentence shall be effective as of the Closing Date and the license granted pursuant to clause (ii) of the preceding sentence shall be effective as of the date that the agreement described therein is breached by Newco. Such license shall not be transferable by Lockheed Martin other than in connection with the sale or transfer of all or a substantial portion of a business by Lockheed Martin.

     (c) Newco acknowledges and agrees that it shall hold all Intellectual Property constituting part of the Transferred Assets subject to any licenses thereof granted by Lockheed Martin and its Affiliates prior to the Closing Date.

     (d) The transfer of Intellectual Property constituting Transferred Assets to Newco shall not affect Lockheed Martin's right to use, disclose or otherwise freely deal with any know-how, trade secrets and other technical information not constituting Transferred Assets that is resident on the Closing Date at businesses of the Lockheed Martin Companies other than the Business.

     Section 9.05 HSR Act. The parties shall take all actions necessary or appropriate to cause the prompt expiration or termination of any applicable waiting period under the HSR Act in respect of the Contemplated Transactions, including, without limitation, complying as promptly as practicable with any requests for additional information; provided that Newco shall not be required to provide any undertakings or comply with any condition that, in its good faith judgment, would materially and adversely diminish Newco's rights under this Agreement or materially and adversely affect its business, results or operations.

     Section 9.06 Operation of Newco. From and after the date of this Agreement through the Closing, Newco will not engage in or conduct any activities other than activities that are necessary or appropriate in connection with the consummation of the Contemplated Transactions.

     Section 9.07 Maintenance of Insurance Policies. Notwith-standing any provision to the contrary in this Agreement, this Section 9.07 shall constitute the parties' agreement regarding the allocation of insurance proceeds with respect to claims for liabilities that arise under or relate to Environmental Laws that are comprised, in whole or in part, of Environmental Liabilities that constitute Assumed Liabilities (the "Environmental Insurance Claims"). Newco and the Purchasers acknowledge that Lockheed Martin shall control the Environmental Insurance Claims and shall have the right to compromise or settle any Environmental Insurance Claims. Lockheed Martin will act in good faith and with reasonable prudence to maximize recovery with respect to the Environmental Insurance Claims and will allocate any recovery received with respect to such Environmental Insurance Claims, first, to the costs it incurred to collect such recovery and all net tax costs related to such recovery, and second, to reimburse any Governmental Authority, prime contractor or subcontractor pursuant to a Government Contract.

     With respect to any recovery remaining (the "Remaining Recovery"):

          (i) if the recovery applies to liabilities that are Assumed Liabilities and to liabilities that are not Assumed Liabilities, and the recovery was not designated as arising from specific liabilities (e.g., a global settlement with an insurance carrier), Lockheed Martin will pay Newco an amount equal to the Remaining Recovery multiplied by X multiplied by (one minus Y); where X equals the total of the Environmental Insurance Claims (estimated as of the date of recovery) under said insurance policies divided by the total environmental and other claims by Lockheed Martin under said insurance policies; and Y equals Lockheed Martin's past expenditures on said liabilities divided by the total estimated expenditures made or to be made by Lockheed

     Martin or Newco in respect of said liabilities (estimated as of the date of recovery), or

         (ii) if the recovery was designated as arising from a specific liability that is an Assumed Liability, Lockheed Martin will pay Newco the Remaining Recovery multiplied by (one minus Y).

     Any obligations assumed in any such compromise or settlement of the Environmental Insurance Claims will be apportioned between Lockheed Martin and Newco in the same proportion as a recovery would be allocated pursuant to this
Section 9.07.

     Section 9.08 Legal Privileges. Lockheed Martin and Newco acknowledge and agree that all attorney-client, work product and other legal privileges that may exist with respect to the Transferred Assets or the Assumed Liabilities, shall, from and after the Closing Date, be deemed joint privileges of Lockheed Martin and Newco. Both Lockheed Martin and Newco shall use all commercially reasonable efforts after the Closing Date to preserve all such privileges and neither Lockheed Martin nor Newco shall knowingly waive any such privilege without the prior written consent of the other party (which consent will not be unreasonably withheld or delayed).

     Section 9.09 Non-Compete. Lockheed Martin, Newco and the Purchasers covenant and agree that prior to the Closing Date they will discuss in good faith the scope and nature of an appropriate non-competition agreement to provide reasonable commercial protection to Newco for periods to be mutually agreed upon of up to three years with respect to the material core businesses of the Business while providing the Lockheed Martin Companies the ability to continue, without impediment, all of its existing businesses and currently planned businesses (other than those conducted only through the Business Units), to enter into businesses reasonably related to its exiting businesses and currently planned businesses, to make acquisitions and to otherwise provide third-party sourced products similar to those manufactured or sold by the Business as part of larger systems manufactured or sold by the Lockheed Martin Companies. The non-competition agreement also will provide reasonable commercial protection to the Lockheed Martin Companies on programs where Newco performs substantial subcontract work for the Lockheed Martin Companies, it being understood that this provision shall not prohibit Newco from entering into subcontract agreements with other Persons on programs that compete against the Lockheed Martin Companies, provided that appropriate safeguards (including, for example, "firewalls" and confidentiality agreements) are implemented and in place to protect the proprietary and confidential information of the Lockheed Martin Companies. For the purposes of any such non-competition agreement, (i) the businesses operated and managed by Lockheed Martin on behalf of the U.S. Government, including the Department of Energy, shall not be included within the prohibitions, and (ii) "currently planned" businesses of the Lockheed Martin Companies shall mean those businesses that Lockheed Martin can demonstrate are affirmatively under consideration as of the Closing Date.


                                   ARTICLE X

                                  TAX MATTERS

     Section 10.01 Tax Matters. The parties agree as to tax matters as set forth in Exhibit F.

                                  ARTICLE XI

                           EMPLOYEE BENEFIT MATTERS

     Section 11.01  Employee  Benefit  Matters.    The  parties  agree  as  to
employee benefit matters as set forth in Exhibit G.


                                  ARTICLE XII

                             CONDITIONS TO CLOSING

     Section 12.01 Conditions to the Obligations of Each Party. The obligations of Lockheed Martin, Newco and the Purchasers to consummate the Closing are subject to the satisfaction (or waiver) of the following conditions:

     (a) Any applicable waiting period under the HSR Act relating to the Contemplated Transactions shall have expired or been terminated;

     (b) No provision of any Applicable Law or regulation and no judgment, injunction, order or decree shall prohibit the Closing, and no action or proceeding shall be pending before any court, arbitrator or governmental body, agency or official with respect to which counsel reasonably satisfactory to Lockheed Martin, Newco and the Purchasers shall have rendered a written opinion that there is a substantial likelihood of a determination that would prohibit the Closing;

     (c) All actions by or in respect of or filings with any Governmental Authority required to permit the consummation of the Closing shall have been obtained;

     (d) Lockheed Martin, Newco and the Purchasers shall have executed and delivered the Common Stock Subscription Agreements and the Stockholders Agreement in substantially the forms attached as Attachments IV and V, and shall have executed and delivered the Exchange Agreement in substantially the form attached to the Transfer Agreement attached as Attachment III, the Interim Services Agreement, the License Agreements, the Supply Agreement and the leases, subleases and assignment agreements referred to in Section 2.01(viii) and the agreement referred to in Section 2.01(ix);

     (e) Lockheed Martin and Newco shall have executed and delivered the noncompetition agreement contemplated by Section 9.09;

     (f) Lockheed Martin or the applicable Affiliated Transferor, as the case may be, shall have obtained the consents, approvals or permits contemplated by Attachment X; and

     (g) There shall be (i) no conditions requested of Lockheed Martin by the PBGC or of Newco by Lockheed Martin, in connection with the transfer of all of the assets and liabilities of the Spinoff Plans or the Assumed Plans, that are in either party's reasonable good faith judgment unacceptable to either Lockheed Martin (as to conditions requested of Lockheed Martin by the PBGC) or Newco (as to conditions requested of Newco by Lockheed Martin); or (ii) no commencement of proceedings by the PBGC to terminate any Lockheed Martin Pension Plan (or a reasonable good faith determination of Newco or

Lockheed Martin that the commencement of such proceedings is reasonably likely).

     Section 12.02 Conditions to Obligation of Newco and the Purchasers. The obligations of Newco and the Purchasers to consummate the Closing are subject to the satisfaction (or waiver by Newco and the Purchasers) of the following further conditions:

     (a) (i) Lockheed Martin shall have performed in all material respects all of its obligations under the Transaction Documents required to be performed by it on or prior to the Closing Date, (ii) the representations and warranties of Lockheed Martin contained in the Transaction Documents shall be complete and correct (in all material respects, in the case of those representations and warranties which are not by their express terms qualified by reference to materiality) at and as of the date of this Agreement and as of the Closing Date, as if made at and as of each such date, except that those representations and warranties which are by their express terms made as of a specific date shall be complete and correct (in all material respects, in the case of those representations and warranties which are not by their express terms qualified by reference to materiality) only as of such date, and (iii) Newco shall have received a certificate signed by an executive officer of Lockheed Martin to the foregoing effect;

     (b) Newco has sufficient funds available to pay the cash portion of the Exchange Consideration for the Transferred Assets, provided that this Section 12.02(b) shall not be a condition to Newco and the Purchasers' obligation to consummate the Closing unless the representations and warranties set forth in Section C.08 of Exhibit C and Section D.06 of Exhibit D shall be, and continue to be, accurate and Newco shall have complied in all material respects with its obligations under Section 8.05;

     (c) The Purchasers shall have completed their review of the litigation titled Universal Navigation v. Loral Corporation and the results of such review shall be satisfactory to the Purchasers;

     (d) Since December 31, 1996, there shall not have been any material adverse change in the assets, properties, business, financial condition or results of operations of the Business taken as a whole or any developments that reasonably could be expected to result in such a change;

     (e) Lockheed Martin, the applicable Affiliated Transferor or Newco, as the case may be, shall have obtained the consents, approvals or permits contemplated by Attachment X;

     (f) Newco shall have obtained such surveys and title insurance in respect of the Owned Real Property as are sufficient to satisfy Newco's lenders and to enable Newco to obtain financing; and

     (g) Lockheed Martin shall have furnished Newco with an opinion dated the Closing Date concerning the matters set forth in Attachment XII.

     Section 12.03 Conditions to Obligation of Lockheed Martin. The obligation of Lockheed Martin to consummate the Closing is subject to the satisfaction (or waiver by Lockheed Martin) of the following further conditions:

     (a) (i) Newco and the Purchasers shall have performed in all material respects all of their respective obligations under the Transaction Documents required to be performed by them at or prior to the Closing Date, (ii) the representations and warranties of Newco and the Purchasers contained in the Transaction Documents shall be complete and correct (in all material respects, in the case of those representations and warranties which are not by their express terms qualified by reference to materiality) at and as of the date of this Agreement and as of the Closing Date, as if made at and as of each such date, except that those representations and warranties which are by their express terms made as of a specific date shall be complete and correct (in all material respects, in the case of those representations and warranties which are not by their express terms qualified by reference to materiality) only as of such date, and (iii) Lockheed Martin shall have received certificates signed by executive officers of Newco (as to Newco) and Lehman (as to Lehman), and certificates signed by each of the Individual Purchasers, to the foregoing effect; and

     (b) Newco shall have furnished Lockheed Martin with an opinion dated the Closing Date covering the matters set forth in Attachment XIII.

     Section 12.04 Effect of Waiver. Any waiver by Newco and the Purchasers of the conditions specified in clause (ii) of Section 12.02(a) and any waiver by Lockheed Martin of the conditions specified in clause (ii) of Section 12.03, if made knowingly, shall also be deemed a waiver by such Person of any claim for Damages as the result of the matters waived.


                                 ARTICLE XIII

                           SURVIVAL; INDEMNIFICATION

     Section 13.01 Survival. None of the representations and warranties of the parties contained in any Transaction Document or in any certificate or other writing delivered pursuant to any Transaction Document or in connection with any Transaction Document shall survive the Closing, except for:

          (i) the representations and warranties in Sections B.01, B.02, B.07(b) and B.12 shall survive indefinitely;

         (ii) the representations and warranties in Section B.13 shall not survive the Closing Date;

        (iii) the representations and warranties in Section B.15 shall survive for a period of three years from the Closing Date;

         (iv) the representations and warranties in Section B.21 shall survive until 30 days after the expiration of the applicable statute of limitations (or extensions or waivers thereof);

          (v) the representations and warranties in Exhibit B (other than those Sections of Exhibit B referenced in the preceding clauses (i), (ii), (iii) and (iv)), shall survive for a period of two years from the Closing Date;

         (vi) the representations and warranties included in Exhibit F shall survive until 30 days after the expiration of the applicable statute of limitations (or extensions or waivers thereof);

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

        (vii)  the representations  and warranties in Sections C.01,  C.02 and
     C.05 shall survive indefinitely;

       (viii) the representations and warranties in Exhibit C (other than those Sections of Exhibit C referenced in the preceding clause (vii)) shall survive for a period of two years from the Closing Date;

         (ix) the representations and warranties in Sections D.03 shall survive indefinitely;

          (x) the representations and warranties in Exhibit D (other than the representations and warranties in Section D.03), shall survive for a period of two years from the Closing Date;

         (xi)  the representations  and warranties in Sections E.01,  E.02 and
     E.05 shall survive indefinitely; and

        (xii) the representations and warranties in Exhibit E (other than those Sections of Exhibit E referenced in the preceding clause (xi)) shall survive for a period of two years from the Closing Date.

The covenants and agreements of the parties in the Transaction Documents and the representations and warranties referenced in the preceding clauses (i) and
(iii) through (xii) are referred to herein as the "Surviving Representations or Covenants." It is understood and agreed that, (1) before the Closing the remedies expressly set forth in Article XIV are the sole and exclusive remedies for any breach of any representation, warranty or covenant and (2) following the Closing the sole and exclusive remedy with respect to any breach of any representation, warranty or covenant (other than (i) with respect to a breach of the terms of a covenant, as to which Newco or Lockheed Martin, as the case may be, shall be entitled to seek specific performance or other equitable relief and (ii) with respect to claims for fraud or for willful breach of a covenant) shall be a claim for Damages made pursuant to this Article XIII.

     Section 13.02  Indemnification.

     (a) Effective as of the Closing and subject to the limitations set forth in Section 13.04(a), Newco hereby indemnifies Lockheed Martin and its Affiliates and their respective directors, officers, employees and agents, against and agrees to hold them harmless from any and all Damages incurred or suffered by any of them arising out of or related in any way to (i) any misrepresentation or breach of any Surviving Representation or Covenant made or to be performed by Newco pursuant to any of the Transaction Documents, (ii) the Assumed Liabilities (including, without limitation, Newco's failure to perform or in due course pay and discharge any Assumed Liability) or (iii) any Financial Support Arrangement referred to in Section 8.03(b).

     (b) Effective as of the Closing and subject to the limitations set forth in Section 13.04(b), Lockheed Martin hereby indemnifies Newco and its Affiliates and their respective directors, officers, employees and agents against and agrees to hold them harmless from any and all Damages incurred or suffered by any of them arising out of or related in any way to (i) any misrepresentation or breach of any Surviving Representation or Covenant made or to be performed by the Lockheed Martin Companies pursuant to any Transaction Document, (ii) the Excluded Liabilities (including, without limitation, Lockheed Martin's (or any other Lockheed Martin Company's) failure to perform or in due course pay and discharge any Excluded Liability),
(iii) the assumption by Newco of Environmental Liabilities arising out of, relating to, based on or resulting from actions taken (or failures to take action), conditions existing or events occurring prior to the Closing, (iv) the Camden CAS 410 Issue, or (v) the Sarasota Asset Step-Up Issue; provided, however, that Newco shall not have suffered or be deemed to have suffered any Damages in the case of the foregoing clauses (iii), (iv), and (v) to the extent that such Damages are recoverable as an allowable cost under Applicable Law or under the terms of any applicable Government Contracts.

     (c) Effective as of the Closing and subject to the limitations set forth in Section 13.04(c), each of the Purchasers hereby, severally and not jointly with the other Purchasers, indemnifies each of the other parties to this Agreement and their respective Affiliates and their respective directors, officers, employees and agents, against and agrees to hold them harmless from any and all Damages incurred or suffered by any of them arising out of or related in any way to any breach of any Surviving Representation or Covenant made or to be performed by the Purchasers pursuant to any of the Transaction Documents.

     Section 13.03  Procedures.

     (a) If Lockheed Martin or any of its Affiliates or any of their directors, officers, employees and agents, shall seek indemnification pursuant to Section 13.02(a) or Section 13.02(c), or if Newco or any of its Affiliates or any of their directors, officers, employees and agents, shall seek indemnification pursuant to Section 13.02(b), such Person seeking indemnification (the "Indemnified Party") shall give written notice to the party from whom such indemnification is sought (the "Indemnifying Party") promptly (and in any event within 30 days) after the Indemnified Party (or, if the Indemnified Party is a corporation, any officer of the Indemnified Party) becomes aware of the facts giving rise to such claim for indemnification (an "Indemnified Claim") specifying in reasonable detail the factual basis of the Indemnified Claim, stating the amount of the Damages, if known, the method of computation thereof, and containing a reference to the provision of the Transaction Documents in respect of which such Indemnified Claim arises. The failure of an Indemnified Party to provide notice pursuant to this Section 13.03 shall not constitute a waiver of that party's claims to indemnification pursuant to Section 13.02 in the absence of, and then only to the extent of, material prejudice to the Indemnifying Party. If the Indemnified Claim arises from the assertion of any claim, or the commencement of any suit, action, proceeding or Remedial Action brought by a Person that is not a party hereto (a "Third Party Claim")any such notice to the Indemnifying Party shall be accompanied by a copy of any papers theretofore served on the Indemnified Party in connection with such Third Party Claim. With respect to any Third Party Claim asserted or brought prior to the Closing Date, notice of such Third Party Claim shall be deemed to have been delivered on the Closing Date.

     (b) (i) Upon receipt of notice of a Third Party Claim from an Indemnified Party pursuant to Section 13.03(a), the Indemnifying Party will, subject to the other provisions of this Section 13.03(b), assume the defense and control of such Third Party Claim but shall allow the Indemnified Party a reasonable opportunity to participate in the defense thereof with its own counsel and at its own expense. The Indemnifying Party shall select counsel, contractors and consultants of recognized standing and competence after consultation with the Indemnified Party; shall take all steps necessary in the defense or settlement thereof; and shall at all times diligently and promptly pursue the resolution thereof. In conducting the defense thereof, the Indemnifying Party shall at all times act as if all Damages relating to such Third Party Claim were for its own account and shall act in good faith and with reasonable prudence to minimize Damages therefrom. The Indemnified Party shall, and shall cause each of its Affiliates, directors, officers, employees, and agents to, cooperate fully with the Indemnifying Party in the defense of any Third Party Claim defended by the Indemnifying Party.

         (ii) The Indemnifying Party shall give prompt and continuing notice to the other Indemnified Party of any Third Party Claims that the Indemnifying Party reasonably believes may: (1) result in the assertion of criminal liability on the part of the Indemnified Party or any of its Affiliates, directors, officers, employees or agents; (2) adversely affect the ability of the Indemnified Party to do business in any jurisdiction or in any manner or with any customer; or (3) materially affect the reputation of the Indemnified Party or any of its Affiliates, directors, officers, employees or agents.

        (iii) Subject to the provisions of Section 13.03(b)(iv) and Section 13.03(b)(v), the Indemnifying Party shall be authorized to consent to a settlement of, or the entry of any judgment arising from, any Third Party Claims, without the consent of any Indemnified Party; provided, that the Indemnifying Party shall (1) pay or cause to be paid all amounts arising out of such settlement or judgment concurrently with the effectiveness thereof; (2) shall not encumber any of the assets of any Indemnified Party or agree to any restriction or condition that would apply to such Indemnified Party or to the conduct of that party's business; and (3) shall obtain, as a condition of any settlement or other resolution, a complete release of each Indemnified Party. Except for the foregoing, no settlement or entry of judgment in respect of any Third Party Claim shall be consented to by any Indemnifying Party without the consent of the Indemnified Party, which consent shall not be unreasonably withheld.

         (iv) An Indemnified Party may elect to share the defense of a Third Party Claim the defense of which has been assumed by the Indemnifying Party pursuant to Section 13.03(b)(ii). In that event, the Indemnified Party will so notify the Indemnifying Party in writing. Thereafter, the Indemnifying Party and the Indemnified Party shall participate on an equal basis in the defense, management and control of any such claim. The Indemnifying Party and the Indemnified Party shall select mutually satisfactory counsel, contractors and consultants to conduct the defense or settlement thereof (the costs and expenses of which shall be shared equally by the Indemnifying Party and the Indemnified Party), and shall at all times diligently and promptly pursue the resolution thereof. Notwithstanding the foregoing, Newco shall manage all Remedial Actions conducted with respect to facilities which constitute Transferred Assets or at which Newco will undertake operations pursuant to this Agreement, provided that Lockheed Martin and its Representatives shall have the right, consistent with Newco's right to manage such Remedial Actions as aforesaid, to participate fully in all decisions regarding any Remedial Action, including reasonable access to sites where any Remedial Action is being conducted, reasonable access to all documents, correspondence, data, reports or information regarding the Remedial Action, reasonable access to employees and consultants of Newco with knowledge of relevant facts about the Remedial Action and the right to attend all meetings and participate in any telephone or other conferences with any government agency or third party regarding the Remedial Action.

          (v) In the case of the indemnification contemplated by clauses (iii),
     (iv) and (v) of Section 13.02(b), in the event that either the Indemnified Party or the Indemnifying Party desires to settle the matters referenced therein or consent to the entry of any judgment arising thereunder and the other party does not wish to consent to such settlement, the other party shall have no obligation to consent to the settlement provided that it agrees in writing to pay and be responsible for 100% of any Damages thereafter incurred; provided that no Indemnified Party shall be required to consent to any settlement or agree to be responsible for the payment of Damages thereafter incurred with respect to any matter the settlement of which would require the consent of such Indemnified Party pursuant to
     Section 13.03(b)(iii). The obligation of the party that rejects any proposed settlement offer or entry of any such judgment to pay and be responsible for 100% of any Damages thereafter incurred in accordance with this Section 13.03(b)(v) shall be conditioned upon and subject to the payment, within five Business Days of the date such party provides the written agreement contemplated by the preceding sentence, of an amount, in immediately available funds, equal to the portion of the total settlement that would have been payable by the party desiring to settle the matter or consent to the entry of any such judgment according to the percentage sharing arrangement contemplated by Section 13.04(b)(ii) or Section 13.04(b)(iii), as the case may be. Thereafter, the party that rejects the proposed settlement shall be solely responsible for the defense of the matter that is the subject of the proposed settlement.

     (c) If the Indemnifying Party and the Indemnified Party are unable to agree with respect to a procedural matter arising under Section 13.03(b)(iv), the Indemnifying Party and the Indemnified Party shall, within 10 days after notice of disagreement given by either party, agree upon a third-party referee ("Referee"), who shall be an attorney and who shall have the authority to review and resolve the disputed matter. The parties shall present their differences in writing (each party simultaneously providing to the other a copy of all documents submitted) to the Referee and shall cause the Referee promptly to review any facts, law or arguments either the Indemnifying Party or the Indemnified Party may present. The Referee shall be retained to resolve specific differences between the parties within the range of such differences. Either party may request that all oral arguments presented to the Referee by either party be in each other's presence. The decision of the Referee shall be final and binding unless both the Indemnifying Party and the Indemnified Party agree. The parties shall share equally all costs and fees of the Referee.

     Section 13.04 Limitations. Notwithstanding anything to the contrary in this Agreement or in any of the Transaction Documents:

     (a) Newco shall only have liability to Lockheed Martin and its Affiliates with respect to the representations and warranties described in clause (i) of
Section 13.02(a) if such matters were the subject of a written notice given by the Indemnified Party pursuant to Section 13.03(a) within the period following the Closing Date specified for each respective matter in
Section 13.01.

     (b) Lockheed Martin shall only have liability to Newco or any other Person hereunder:

          (i) with respect to the representations and warranties described in clause (i) of Section 13.02(b), (y) to the extent that the aggregate Damages of all Indemnified Parties as the result thereof exceed $5,000,000 but are not greater than $55,000,000 (it being understood that Lockheed Martin's maximum liability under Section 13.02(b)(i) with respect to representations and warranties and this Section 13.04(b)(i) shall be $50,000,000), and (z) if such matters were the subject of a written notice given by the Indemnified Party pursuant to Section 13.03(a) within the period following the Closing Date specified for each respective matter in
     Section 13.01;

         (ii) with respect to the matters described in clause (iii) of Section 13.02(b) (after giving effect to the proviso thereto), (y) to the extent of 50% of the aggregate Damages incurred within eight years following the Closing Date by all Indemnified Parties as the result thereof, and (z) to the extent of 40% of the aggregate Operation and Maintenance Costs incurred by all Indemnified Parties after the eighth anniversary of the Closing Date and within 15 years following the Closing Date; provided, however, that Lockheed Martin shall only have liability under Section 13.02(b)(iii) or this Section 13.04(b)(ii) for Damages and Operation and Maintenance Costs incurred after the Closing Date in excess of $6,000,000;

        (iii) with respect to the matters described in clause (iv) of Section 13.02(b) (after giving effect to the proviso thereto), (y) to the extent of 75% of the aggregate Damages incurred by an Indemnified Party as the result thereof, and (z) to the extent such Damages were incurred within three years following the Closing Date; and

         (iv) with respect to the matters described in clause (v) of Section 13.02(b) (after giving effect to the proviso thereto), (y) to the extent of 75% of the aggregate Damages incurred by an Indemnified Party as the result thereof, and (z) to the extent such Damages were incurred within three years following the Closing Date.

     (c) The Purchasers shall only have liability to Lockheed Martin and its Affiliates with respect to the representations and warranties described in
Section 13.02(c) if such matters were the subject of a written notice given by the Indemnified Party pursuant to Section 13.03(a) within the period following the Closing Date specified for each respective matter in Section 13.01.

     (d) Lockheed Martin shall not be liable to Newco or any other Person hereunder for any Damages that result from a breach of the provisions of
Section 7.01 if such breach results from a breach by either of the Individual Purchasers of Section 8.02(b).

     (e) Lockheed Martin shall not be liable to Newco or any other Person under this Article XIII for any Damages that result from any breach of any representation or warranty made by Lockheed Martin hereunder to the extent such representation or warranty is expressly qualified by reference to the knowledge of the Individual Purchasers or a substantially similar clause relating to their knowledge if either of the Individual Purchasers had such knowledge as of the Closing.


                                  ARTICLE XIV

                                  TERMINATION

     Section 14.01 Termination. The Transaction Documents may be terminated at any time prior to the Closing:

          (i)  by  mutual  written  agreement  of   Lockheed  Martin  and  the
     Purchasers;

         (ii) by Lockheed Martin or the Purchasers (as a group) if the Closing shall not have been consummated by May 30, 1997; provided, however, that neither Lockheed Martin nor a Purchaser may terminate the Transaction Documents pursuant to this clause (ii) if the Closing shall not have been consummated by May 30, 1997, by reason of the failure of such party or any of its Affiliates to perform in all material respects any of its or their respective covenants or agreements contained in the Transaction Documents; provided further, that either Lockheed Martin or Newco and the Purchasers (as a group) shall be entitled to terminate the Transaction Documents prior to May 30, 1997, if such party or parties, as the case may be, shall reasonably conclude that any condition to such party's or parties' obligations hereunder (as set forth in Section 12.01 with respect to Lockheed Martin, Newco and the Purchasers, Section 12.02 with respect to Newco and the Purchasers, and Section 12.03 with respect to Lockheed Martin) cannot reasonably be expected to be satisfied prior to May 30, 1997; and provided, further, that as a condition to the right of a party to elect to terminate the Transaction Documents pursuant to the immediately preceding proviso, the party shall first provide ten Business Days prior notice to the other party specifying in reasonable detail the nature of the condition that such party has concluded will not be satisfied, and the other party shall be entitled during such ten Business Day period to take any actions it may elect consistent with the terms of this Agreement such that the condition reasonably could be expected to be satisfied prior to the expiration of such time period;

        (iii) by either Lockheed Martin or Newco and the Purchasers (as a group) if there shall be any law or regulation that makes consummation of the Contemplated Transactions illegal or otherwise prohibited or if consummation of the Contemplated Transactions would violate any nonappealable final order, decree or judgment of any court or Governmental Authority having competent jurisdiction; and

         (iv)  in accordance with the provisions of Section 15.13.

Any party desiring to terminate this Agreement pursuant to this Section 14.01 shall give written notice of such termination to the other parties to this Agreement.

     Section 14.02 Effect of Termination. If this Agreement is terminated as permitted by Section 14.01, such termination shall be without liability of any party (or any Affiliate, shareholder, director, officer, employee, agent, consultant or representative of such party) to any other party to this Agreement; provided, however, that if the Contemplated Transactions fail to close as a result of a breach of any Transaction Document by Lockheed Martin, Newco or any of the Purchasers, such party shall be fully liable for any and all Damages incurred or suffered by any other party as a result of all such breaches in an amount not to exceed $2,500,000, except that Lockheed Martin (i) shall be fully liable for any and all Damages incurred or suffered by the Purchasers as a result of any breach by Lockheed Martin of its obligations under Section 7.03, (ii) shall be fully liable for any and all Damages incurred or suffered by the Purchasers as a result of Lockheed Martin's willful failure to consummate the Closing (other than resulting from an unintentional failure of any of the conditions set forth in Section 12.01 or Section 12.03) if Newco and the Purchasers have sufficient funds available, and are ready and willing, to pay the cash portion of the Exchange Consideration for the Transferred Assets, and (iii) shall not be liable to the Purchasers or any other Person hereunder for any Damages that result from a breach of the provisions of
Section 7.01 if such breach results from a breach by either of the Individual Purchasers of Section 8.02(b). The provisions of Sections 8.01 and 15.03 and this Section 14.02 shall survive any termination hereof pursuant to Section 14.01.


                                  ARTICLE XV

                                 MISCELLANEOUS

     Section 15.01  Notices.   All notices, requests  and other communications
to any party hereunder shall be in writing (including telecopy or similar writing) and shall be given,

          if to Lockheed Martin:

               Lockheed Martin Corporation
               6801 Rockledge Drive
               Bethesda, Maryland  20817
               Attention:  Marcus C. Bennett
               Telecopy:  (301) 897-6083

          with a copy to:

               Lockheed Martin Corporation
               6801 Rockledge Drive
               Bethesda, Maryland  20817
               Attention:  Frank H. Menaker, Jr.
               Telecopy:  (301) 897-6791

                          and

               Miles & Stockbridge, a
                 Professional Corporation
               10 Light Street
               Baltimore, Maryland  21202
               Attention:  Glenn C. Campbell
               Telecopy:  (410) 385-3700
          if to Lehman:

               Lehman Brothers Capital Partners III, L.P.
               3 World Financial Center
               New York, New York  10285
               Attention:  Steven Berkenfeld
               Telecopy:  (212) 526-2198

          with a copy to:

               Simpson Thacher & Bartlett
               425 Lexington Avenue
               New York, New York  10017
               Attention:  David B. Chapnick
               Telecopy:  (212) 455-2502

          if to Lanza:

               Frank C. Lanza
               600 Third Avenue
               New York, New York  10016
               Telecopy:  (212) 949-9879

          with a copy to:

               Fried, Frank, Harris, Shriver & Jacobson
               1 New York Plaza
               New York, New York  10004
               Attention:  Robert C. Schwenkel
               Telecopy:  (212) 859-8879

          if to LaPenta:

               Robert V. LaPenta
               600 Third Avenue
               New York, New York  10016
               Telecopy:  (212) 805-5470

          with a copy to:

               Fried, Frank, Harris, Shriver & Jacobson
               1 New York Plaza
               New York, New York  10004
               Attention:  Robert C. Schwenkel
               Telecopy:  (212) 859-8879

          If to Newco:

               L-3 Communications Holdings, Inc.
               600 Third Avenue
               New York, New York  10016
               Attention:  William J. LaSalle
               Telecopy:  (212) 805-5494
          with copies to:

               Simpson Thacher & Bartlett
               425 Lexington Avenue
               New York, New York  10017
               Attention:  David B. Chapnick
               Telecopy:  (212) 455-2502

                          and

               Lehman Brothers Capital Partners III, L.P.
               3 World Financial Center
               New York, New York  10285
               Attention:  Steven Berkenfeld
               Telecopy:  (212) 526-2198

                          and

               Lockheed Martin Corporation
               6801 Rockledge Drive
               Bethesda, Maryland  20817
               Attention:  Frank H. Menaker, Jr.
               Telecopy:  (301) 897-6791

or to such other address or telecopy number and with such other copies, as such party may hereafter specify for the purpose by notice to the other parties. Each such notice, request or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section 15.01 and evidence of receipt is received or (ii) if given by any other means, upon delivery or refusal of delivery at the address specified in this Section 15.01.

     Section 15.02  Amendments; Waivers.

     (a) Any provision of the Transaction Documents may be amended or waived prior to the Closing Date if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by Lockheed Martin, Newco and the Purchasers, or in the case of a waiver, by the party against whom the waiver is to be effective.

     (b) No failure or delay by any party in exercising any right, power or privilege under any Transaction Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     Section 15.03 Expenses. Except as otherwise provided in the Transaction Documents and except that if the Closing shall occur the costs and expenses of the Purchasers will be paid by Newco, all costs and expenses incurred in connection with the Transaction Documents shall be paid by the party incurring such cost or expense. Notwithstanding the foregoing, all transfer, sales, use and similar fees and taxes resulting from or relating to the formation and organization of Newco, including but not limited to the transfer of the Transferred Assets to Newco by Lockheed Martin or any of the Affiliated Transferors, shall be borne one-half by Lockheed Martin and one-half by Newco. Each of Newco and Lockheed Martin shall reimburse the other for one-half of such fees and taxes paid by the other promptly upon presentation of a demand therefor.

     Section 15.04 Successors and Assigns. The provisions of the Transaction Documents shall be binding upon and inure to the benefit of the parties and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its right or obligations under this Agreement without the consent of Lockheed Martin, in the case of Newco or any of the Purchasers, and Newco and the Purchasers in the case of Lockheed Martin. Notwithstanding the foregoing proviso (i) Lehman may assign all or part of its rights to Lehman Brothers Holdings Inc. and (ii) Newco may assign all or part of its rights and obligations (other than the obligation to issue shares of its capital stock) to a wholly owned Subsidiary of Newco, provided that Newco also shall remain liable hereunder as if it had not assigned its rights and obligations.

     Section 15.05 Disclosure. Certain information set forth in the Disclosure Schedules has been included and disclosed solely for informational purposes and may not be required to be disclosed pursuant to the terms and conditions of the Transaction Documents. The disclosure of any such information shall not be deemed to constitute an acknowledgement or agreement that the information is required to be disclosed in connection with the representations and warranties made in the Transaction Documents or that the information is material, nor shall any information so included and disclosed be deemed to establish a standard of materiality or otherwise used to determine whether any other information is material.

     Section 15.06 Construction. As used in the Transaction Documents, any reference to the masculine, feminine or neuter gender shall include all genders, the plural shall include the singular, and the singular shall include the plural. With regard to each and every term and condition of the Transaction Documents, the parties understand and agree that the same have or has been mutually negotiated, prepared and drafted, and that if at any time the parties desire or are required to interpret or construe any such term or condition or any agreement or instrument subject hereto, no consideration shall be given to the issue of which party actually prepared, drafted or requested any term or condition of the Transaction Documents.

     Section 15.07  Entire Agreement.

          (a) The Transaction Documents and any other agreements contemplated thereby (including, to the extent contemplated herein, the Lehman Confidentiality Agreement and paragraph 7 of the Memorandum) and certain other letter agreements entered into contemporaneously herewith constitute the entire agreement among the parties with respect to the subject matter of such documents and supersede all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter thereof.

          (b) The parties hereto acknowledge and agree that no representation, warranty, promise, inducement, understanding, covenant or agreement has been made or relied upon by any party hereto other than those expressly set forth in the Transaction Documents. Without limiting the generality of the disclaimer set forth in the preceding sentence, neither Lockheed Martin nor any of its Affiliates has made or shall be deemed to have made any representations or warranties, in any presentation or written information relating to the Business given or to be given in connection with the Contemplated Transactions, in any filing made or to be made by or on behalf of Lockheed Martin or any of its Affiliates with any governmental agency, and no statement, made in any such presentation or written materials, made in any such filing or contained in any such other information shall be deemed a representation or warranty hereunder or otherwise. The Purchasers acknowledge that Lockheed Martin has informed them that no Person has been authorized by Lockheed Martin or any of its Affiliates to make any representation or warranty in respect of the Business or in connection with the Contemplated Transactions, unless in writing and contained in this Agreement or in any of the Transaction Documents to which they are a party.

          (c) Except as expressly provided herein or in any other Transaction Document, no Transaction Document or any provision thereof is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

     Section 15.08 Governing Law. Except as otherwise provided in any of the Transaction Documents, this Agreement shall be construed in accordance with and governed by the law of the State of New York.

     Section 15.09 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other parties hereto.

     Section 15.10 Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, any of the Transaction Documents or the Contemplated Transactions may be brought against any of the parties in the United States District Court for the Southern District of New York, and each of the parties hereby consents to the exclusive jurisdiction of such court (and of the appropriate appellate court) in any such suit, action or proceeding and waives any objection to venue laid therein. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the State of New York. Without limiting the foregoing, Lockheed Martin, Newco and the Purchasers agree that service of process upon such party at the address referred to in Section 15.01, together with written notice of such service to such party, shall be deemed effective service of process upon such party.

     Section 15.11 Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

     Section 15.12 Bulk Sales. Newco hereby waives compliance by Lockheed Martin and each Affiliated Transferor, in connection with the Contemplated Transactions, with the provisions of Article 6 of the Uniform Commercial Code as adopted in the States of Georgia, Florida, California, Pennsylvania, New York, Massachusetts, Utah and New Jersey, and as adopted in any other states where any of the Transferred Assets are located, and any other applicable bulk sales laws with respect to or requiring notice to Lockheed Martin's (or any Affiliated Transferor's) creditors, as the same may be in effect on the Closing Date. Lockheed Martin shall indemnify and hold harmless Newco against any and all liabilities (other than liabilities in respect of Assumed

Liabilities) which may be asserted by third parties against Newco as a result of noncompliance with any such bulk sales law.

     Section 15.13  Delivery of Disclosure Schedules; Certain Attachments.

          (a) The parties acknowledge and agree that the Disclosure Schedules contemplated by this Agreement are not being delivered at the time of signing of this Agreement. Not later than the close of business on April 14, 1997, Lockheed Martin shall deliver to Newco the Disclosure Schedules contemplated by this Agreement, which Disclosure Schedules, once delivered, shall be effective and speak as of the date of this Agreement as if delivered on the date of this Agreement. In the event Newco or the Purchasers object to the Disclosure Schedules, Newco or the Purchasers may, by written notice delivered to Lockheed Martin prior to the close of business on the fifth Business Day following the day on which the Disclosure Schedules are delivered to Newco, terminate this Agreement. In the event Lockheed Martin does not receive such written notice within the time period specified in the preceding sentence, Newco and the Purchasers shall be deemed to have accepted the Disclosure Schedules. In the event that Newco or any of the Purchasers elects to terminate this Agreement in accordance with the provisions of this Section 15.13(a), no party to this Agreement shall have any liability to any of the other parties to this Agreement.

          (b) The parties acknowledge and agree that Attachment X contemplated by this Agreement is not being delivered at the time of signing of this Agreement. Not later than the close of business on the third Business Day after delivery of the Disclosure Schedules, Newco shall deliver to Lockheed Martin a draft of the portions of Attachment X contemplated by Section 12.01 and Section
12.02. Not later than the close of business on the third Business Day after delivery of the Disclosure Schedules, Lockheed Martin shall deliver to Newco a draft of the portion of Attachment X contemplated by Section 12.01. In the event either Newco or Lockheed Martin objects to any of the matters proposed to be included by the other party in Attachment X, Newco and Lockheed Martin shall in good faith discuss the matters to be included in Attachment X. In the event Newco and Lockheed Martin are unable to reach agreement on the matters to be included in Attachment X prior to the close of business on the sixth Business Day after the delivery of the Disclosure Schedules, Attachment X shall include all matters proposed to be included by each of Newco and Lockheed Martin.

          (c) The parties acknowledge and agree that Attachments IV, V, VIII, IX, XI and XV as attached to this Agreement at the time of signing of this Agreement are subject to modification by any of the Purchasers or Lockheed Martin at any time not later than the close of business on April 4, 1997. In the event that any of the Purchasers or Lockheed Martin desires to amend either Attachment IV, Attachment V, Attachment VIII, Attachment IX, Attachment XI or Attachment XV, it shall notify the other parties in writing of the proposed amendment and the Purchasers and Lockheed Martin shall, in good faith, discuss the proposed amendment. In the event that, notwithstanding those discussions, the Purchasers and Lockheed Martin are unable to resolve the differences as to the provisions of either Attachment IV, Attachment V, Attachment VIII, Attachment IX, Attachment XI or Attachment XV, any of the parties may terminate this Agreement prior to the close of business on April 11, 1997 by written notice to the other parties to this Agreement and upon any such termination no party to this Agreement shall have any liability to any other parties to this Agreement. If this Agreement shall not have been terminated in accordance with the provisions of this

Section 15.13(c) by the close of business on April 11, 1997, the amended versions of Attachments IV, V, VIII, IX, XI and XV shall replace Attachments IV, V, VIII, IX, XI and XV as attached to this Agreement at the time of signing of this Agreement.

     IN WITNESS WHEREOF, the parties hereto caused this Agreement to be duly executed by their respective authorized officers on the day and year first above written.

WITNESS:                       LOCKHEED MARTIN CORPORATION


____________________________   By:________________________________
                                  Name:
                                  Title:


                               LEHMAN BROTHERS CAPITAL
                                 PARTNERS III, L.P.

                               By:  LEHMAN BROTHERS HOLDINGS INC.,
                                    its General Partner


____________________________        By:___________________________
                                       Name:
                                       Title:


                               FRANK C. LANZA


----------------------------   -----------------------------------


                               ROBERT V. LAPENTA


----------------------------   -----------------------------------


                               L-3 COMMUNICATIONS HOLDINGS, INC.


____________________________   By:________________________________
                                  Name:
                                  Title:

                                          EXHIBIT A TO TRANSACTION AGREEMENT


                                  DEFINITIONS


(a)  The following terms have the following meanings:

     "Affiliate" means, with respect to any Person, any Person directly or indirectly controlling, controlled by, or under common control with such other Person. For purposes of determining whether a Person is an Affiliate, the term "control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of securities, contract or otherwise. Notwith-standing the foregoing, for purposes of the Agreement neither Lockheed Martin nor any of the Lockheed Martin Companies shall be considered an Affiliate of Newco or any of the Purchasers.

     "Affiliated Transferors" means Lockheed Martin Tactical Systems, Inc., Randtron Systems, Inc., Lockheed Martin Fairchild Corporation, Conic Corporation, Lockheed Martin Microcom Corporation, Lockheed Martin Hycor, Inc., The NARDA Microwave Corporation and any other Affiliate of Lockheed Martin that owns any of the assets that would constitute Transferred Assets if owned, held or used by Lockheed Martin or any of the Affiliated Transferors specified above on the Closing Date or is liable for any of the Assumed Liabilities.

     "Applicable Law" means, with respect to any Person, any domestic or foreign, federal, state or local statute, law, ordinance, rule, administrative interpretation, regulation, order, writ, injunction, directive, judgment, decree or other requirement of any Governmental Authority (including any Environmental Law) applicable to such Person or any of their respective properties, assets, officers, directors, employees, consultants or agents (in connection with such officer's, director's, employee's, consultant's or agent's activities on behalf of such Person).

     "Assumed Liabilities" means all of the following liabilities and obligations of any of the Lockheed Martin Companies relating to or arising out of the operation and affairs of the Business, the Transferred Assets or the NY
Leases:

          (i) Balance Sheet and Scheduled Liabilities. All liabilities and obligations relating to the Business, the Transferred Assets or the NY Leases whether accrued, liquidated, contingent, matured or unmatured, at or prior to the Closing, which (a) are disclosed in any of the Disclosure Schedules delivered hereunder, (b) would be subject to disclosure in any of the Disclosure Schedules delivered in connection with any of Lockheed Martin's representations and warranties but for the materiality standards contained in such representation and warranty, (c) are reflected in the Final Net Tangible Asset Amount as determined in accordance with Section 2.03 herein (including without limitation accounts payable and reserves reflected as contra-asset accounts, and those reflected in the estimates at completion), (d) are incurred in the ordinary course of business subsequent to the Effective Date, other than with respect to the matters covered by Exhibits F and G, or (e) are otherwise a liability or obligation that Newco is expressly assuming pursuant to this Agreement;

         (ii) Contracts. All liabilities and obligations arising under the Contracts, whether or not such Contracts have been completed or terminated prior to the Closing Date, including, without limitation, any such liabilities and obligations arising from or relating to the performance or non-performance of the Contracts by the Business Units, Newco or any other party, whether arising prior to, on or after the Closing Date, except to the extent they constitute Excluded Liabilities;

         (iii) Employment. All liabilities and obligations in respect of employees and former employees of the Business provided in Exhibit G to be assumed by Newco;

         (iv) Benefit Plans; Workers' Compensation. The liabilities and obligations under the Employee Plans and Benefit Arrangements provided in Exhibit G to be assumed by Newco;

         (v) Product Warranty and Liability Claims. All liabilities and obligations relating to warranty obligations or services, or claims of manufacturing or design defects, with respect to any product or service sold or provided by the Business whether prior to, on or after the Closing Date;

         (vi) Taxes. All liabilities and obligations in respect of Taxes provided in Exhibit F to be assumed by Newco;

         (vii) Environmental Liabilities. All Environmental Liabilities, whether arising prior to, on or after the Closing Date and whether such Environmental Liabilities are "onsite" or "offsite," but only to the extent relating to or arising out of conditions at, or the current or former operations of the Business Units at, the facilities owned or leased by the Business as of the Closing Date and included in the Transferred Assets (whether by fee ownership or leasehold interest), it being understood that the term "Assumed Liabilities" shall not include any Environmental Liabilities included in clause (viii) of the definition of Excluded Liabilities;

         (viii) NY Leases. All liabilities and obligations relating to the NY Leases, whether arising prior to, on or after the Closing Date;

         (ix) OSHA Liabilities. All liabilities and obligations relating to the Occupational Safety and Health Act of 1970, as amended, and any regulations, decisions or orders promulgated thereunder, together with any state or local law, regulation or ordinance pertaining to worker, employee or occupational safety or health in effect as of the Closing Date or as thereinafter may be amended or superseded, whether arising prior to, on or after the Closing Date;

          (x) Litigation. All matters of governmental, judicial or adversarial proceedings (public or private), litigation, arbitration, disputes, claims, causes of action or investigations (collectively, "Proceedings") of a civil nature arising from or directly or indirectly relating to any of the enumerated "Assumed Liabilities" in clauses (i) through (ix), whether or not such matters were accrued, liquidated, contingent, matured, unmatured, or known or unknown to Lockheed Martin at or prior to the Closing; and

         (xi) Post-Closing Liabilities. All liabilities and obligations relating to Newco's ownership of the Transferred Assets, directly or indirectly relating to or arising under the Employee Plans and Benefit Arrangements or relating to the Transferred Employees, the lease of properties under the NY Leases or otherwise or its conduct of the Business and any related operations, in each case, from and after the Closing Date including, without limitation, any and all Proceedings in respect thereof.

     "Audited Business Financial Statements" means the audited combined financial statements of the Lockheed Martin Predecessor Businesses, together with the notes thereto, as attached in Attachment I to the Agreement.

     "Bid" means any quotation, bid or proposal made by Lockheed Martin or any of its Affiliates primarily in connection with the Business that if accepted or awarded would lead to a Contract with the U.S. Government or any other Person for the design, manufacture and sale of products or the provision of services by the Business.

     "Business" means the businesses conducted by the Business Units (together with their predecessors), which in the aggregate comprise the Products Group (excluding the business of Frequency Sources Inc. (other than its semiconductor products business) and the assembly plant in Goodyear, Arizona), the Wideband Systems business and the Communications Systems business of the Lockheed Martin Companies.

     "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

     "Business Units" means (i) Display Systems headquartered in Atlanta, Georgia, (ii) Advanced Recorders headquartered in Sarasota, Florida, (iii) Conic headquartered in San Diego, California, (iv) Microcom headquartered in Warminster, Pennsylvania, (v) Telemetry & Instrumentation headquartered in San Diego, California, (vi) Randtron headquartered in Menlo Park, California, (vii) Microwave--Narda East headquartered in Hauppauge, New York (including the NARDA Semiconductor Products business in Lowell, Massachusetts), (viii) Microwave--Narda West headquartered in Rancho Cordova, California, (ix) Hycor headquartered in Woburn, Massachusetts, (x) Wideband Systems headquartered in Salt Lake City, Utah, (xi) Communications Systems headquartered in Camden, New Jersey, and (xii) the Airport Explosive Detection Business represented by the Grant from the Federal Aviation Administration held by Lockheed Martin Specialty Components, Inc.

     "Camden CAS 410 Issue" means the assertions raised by the United States Defense Contract Audit Agency that the Communications Systems Business Unit overallocated general and administrative expenses during its transition from a "cost of sales" to a "total cost input" allocation methodology for such expenses in a manner inconsistent with CAS 410.

     "Closing Date" means the date of the Closing.

     "Common Stock Subscription Agreements" means the Common Stock Subscription Agreements dated the Closing Date and entered into by each of Lockheed Martin and the Purchasers with Newco (in substantially the forms of Attachment IV to the Agreement), as the same may be amended from time to time.

     "Contemplated Transactions" means the transactions contemplated by the Transaction Documents.

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

     "Contracts" means all contracts, agreements, leases (including leases of real property), licenses, commitments, sales and purchase orders, intercompany work transfer agreements (with respect to work by or for other Lockheed Martin businesses) and other instruments of any kind, whether written or oral, that relate primarily to the Business.

     "Damages" means (subject in the case of Damages suffered by Newco to Newco's fulfillment of its obligations under Section 8.08 of the Agreement) all demands, claims, actions or causes of action, assessments, losses, damages, costs, expenses, liabilities, judgments, awards, fines, sanctions, penalties, charges and amounts paid in settlement, including, without limitation, reasonable costs, fees and expenses of attorneys, experts, accountants, appraisers, consultants, witnesses, investigators and any other agents or representatives of such Person (with such amounts to be determined net of any resulting tax benefit actually received or realized and net of any refund or reimbursement of any portion of such amounts actually received or realized, including, without limitation, reimbursement by way of insurance, third party indemnification or the inclusion of any portion of such amounts as a cost under Government Contracts), but specifically excluding (i) any costs incurred by or allocated to an Indemnified Party with respect to time spent by employees of the Indemnified Party or any of its Affiliates, (ii) any lost profits or opportunity costs (except to the extent assessed in connection with a third-party claim with respect to which the party against which such damages are assessed is entitled to indemnification hereunder), exemplary or punitive damages and (iii) the decrease in the value of any Transferred Asset to the extent that such valuation is based on any use of such Transferred Asset other than its use as of the Closing Date. Notwithstanding the foregoing, in respect of any breach of the representations and warranties set forth in Section B.05 with respect to the Audited Business Financial Statements, "Damages" shall be limited to (i) the reasonable costs of defense by Newco of any demands, claims, actions or causes of action to the extent related to or arising out of allegations that the Audited Business Financial Statements as included in the offering document used by Newco in the sale of high yield debt securities to finance the Contemplated Transactions (and the related exchange offer registration statement) and (ii) liability of Newco to third parties for violations of the Securities Act or related blue sky or state securities laws in connection with the offerings of securities referenced in the foregoing clause (i) (with such amounts in each case to be determined net of any resulting tax benefit actually received or realized and net of any refund or reimbursement of any portion of such amounts actually received or realized, including, without limitation, reimbursement by way of insurance, third party indemnification or the inclusion of any portion of such amounts as a cost under Government Contracts).

     "December Statement" means the audited combined statement of net tangible assets of the Business at December 31, 1996, together with the notes thereto, as attached in Attachment II to the Agreement.

     "Disclosed Financial Support Arrangements" means the Financial Support Arrangements listed or referred to in Section B.10 of the Disclosure Schedules.

     "Disclosure Schedule" means the Disclosure Schedule dated the date of this Agreement and acknowledged by the parties hereto relating to the Agreement.

     "Environmental Claim" means any written or oral notice, claim, demand, action, suit, complaint, proceeding or other communication by any third Person alleging liability or potential liability (including without limitation liability or potential liability for investigatory costs, cleanup costs, governmental response costs, natural resource damages, property damage, personal injury, fines or penalties) arising out of, relating to, based on or resulting from (i) the presence, discharge, emission, release or threatened release of any Hazardous Substances at any location, (ii) circumstances forming the basis of any violation or alleged violation of any Environmental Laws, or
(iii) otherwise relating to obligations or liabilities under any Environmental Laws.

     "Environmental Laws" means any and all past, present or future federal, state, local and foreign statutes, laws, regulations, ordinances, judgments, orders, codes, or injunctions, which (i) imposes liability for or standards of conduct concerning the manufacture, processing, generation, distribution, use, treatment, storage, disposal, cleanup, transport or handling of Hazardous Substances including, The Resource Conservation and Recovery Act of 1976, as amended, The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, The Superfund Amendment and Reauthorization Act of 1984, as amended, The Toxic Substances Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, to the extent it relates to the handling of and exposure to hazardous or toxic materials or similar substances, and any other so-called "Superfund" or "Superlien" law or
(ii) otherwise relates to the protection of human health or the environment.

     "Environmental Liabilities" means all liabilities to the extent arising in connection with or in any way relating to the Business or Lockheed Martin's or its Affiliates' use or ownership thereof, whether vested or unvested, contingent or fixed, actual or potential, which arise under or relate to Environmental Laws including, without limitation, (i) Remedial Actions, (ii) personal injury, wrongful death, economic loss or property damage claims, (iii) claims for natural resource damages, (iv) violations of law or (v) any other cost, loss or damage with respect thereto.

     "Exchange Agreement" means the Exchange Agreement referred to in the Transfer Agreement.

     "Excluded Assets" means:

          (i) cash and cash equivalents of Lockheed Martin or any of its Affiliates, including, without limitation, cash and cash equivalents used as collateral for letters of credit, deposits with utilities, insurance companies and other Persons;

         (ii) all original books and records that Lockheed Martin or any of its Affiliates shall be required to retain pursuant to any Applicable Law (in which case copies of such books and records shall be provided to Newco upon request), or that contain information relating primarily to any business or activity of Lockheed Martin or any of its Affiliates not forming a part of the Business, or any employee of Lockheed Martin or any of its Affiliates that is not a Transferred Employee;

        (iii)  tax assets specified as Excluded Assets in Exhibit F;

         (iv) all assets of Lockheed Martin or any of its Affiliates not held or owned by or used primarily in connection with the Business (including the Chelmsford, Massachusetts location of Frequency Sources, Inc.), other than the NY Leases;

          (v) all assets of Lockheed Martin or any of its Affiliates (other than the Business Units) held or used in connection with the provision of services, or the sale of goods, to the Business;

         (vi) all rights of Lockheed Martin under any of the Transaction Documents and the agreements and instruments delivered to Lockheed Martin by Newco pursuant to any of the Transaction Documents;

        (vii) "Legacy Intellectual Property" identified as such in Section B.16 of the Disclosure Schedules, including but not limited to income, losses and rights relating thereto;

       (viii) any accounts receivable, notes receivable or similar claims or rights (whether billed or accrued) of the Business from Lockheed Martin or any Affiliate of Lockheed Martin other than a Business Unit except for accounts receivable, notes receivable or similar claims or rights (whether billed or accrued) relating to materials sold or services rendered by the Business Units to or for Lockheed Martin or any such Affiliates;

         (ix) capital stock or any other securities of any Subsidiaries of Lockheed Martin;

          (x) Intellectual Property not used primarily in the Business, it being understood and agreed that the only Intellectual Property consisting of patents and patent applications used primarily in the Business are those listed on Attachment XV;

         (xi) the leasehold interest of the Lockheed Martin Companies in respect of the Horsham, Pennsylvania property of the Microcom Business Unit; and

        (xii) any Intellectual Property developed by a Business Unit at the expense of a Lockheed Martin Company (other than a Business Unit) unless such Intellectual Property may fairly be characterized as an immaterial improvement, modification or derivative work to or of Intellectual Property developed by a Business Unit at its own expense, including but not limited to income, losses and rights relating thereto.

     "Excluded Liabilities" means the following obligations and liabilities:

          (i) any obligations or liabilities in respect of events occurring prior to the Closing Date and arising out of (1) any criminal investigations, grand jury proceedings, or counts in any causes of action specifically alleging criminal conduct; provided, however, that if such investigations, grand jury proceedings or counts become civil in nature, at such time they will no longer constitute Excluded Liabilities pursuant to this provision or (2) counts or actions alleging civil fraud or intentional misconduct by the Communications Systems Business Unit (or its predecessors) headquartered in Camden, New Jersey;

         (ii) all obligations and liabilities of Lockheed Martin or any of its Affiliates not arising out of the conduct of the Business, except as otherwise specifically provided in the Transaction Documents;

        (iii) to the extent set forth in Exhibit F to the Agreement, any obligation or liability for any Tax arising from or with respect to the Transferred Assets or the operations of the Business for the Pre-Closing Tax Period;

         (iv) any liability whether presently in existence or arising after the date of the Agreement in respect of accounts payable, notes payable (including intercompany promissory notes and similar financing arrangements) or similar obligations (whether billed or unbilled) to or allocated to Lockheed Martin or any Affiliate of Lockheed Martin, except for accounts payable, notes payable or similar obligations (whether billed or unbilled) relating to materials sold or services rendered to, or any insurance procured for, the Business Units by Lockheed Martin or any Affiliate of Lockheed Martin other than a Business Unit;

          (v) any liability whether presently in existence or arising after the date of the Agreement relating to fees, commissions or expenses owed to any broker, finder, investment banker, accountant, attorney or other intermediary or advisor employed by Lockheed Martin or any of its Affiliates in connection with the Contemplated Transactions;

         (vi) any obligation or liability retained by Lockheed Martin pursuant to Exhibit G;

         (vii) all obligations and liabilities related to Excluded Assets;

         (viii) all Environmental Liabilities whether arising prior to, on or after the Closing Date and whether such Environmental Liabilities are "onsite" or "offsite," (1) relating to or arising out of conditions at or the operations of the Camden Truck Depot located at 1257 2nd Street, Camden, New Jersey, or
(2) relating to or arising out of conditions at, or the current or former operations at, any facilities not included in the Transferred Assets (whether by fee ownership or leasehold interest) (including any predecessors to such facilities); and

         (vi) all obligations and liabilities related to the closing of the assembly plant formerly operated by the Conic Business Unit in Goodyear, Arizona.

     "Financial Support Arrangements" means any obligations, contingent or otherwise, of a Person in respect of any indebtedness, obligation or liability (including assumed indebtedness, obligations or liabilities) of another Person, including but not limited to remaining obligations or liabilities associated with indebtedness, obligations or liabilities that are assigned, transferred or otherwise delegated to another Person, if any, letters of credit and standby letters of credit (including any related reimbursement or indemnity agreements), direct or indirect guarantees, endorsements (except for collection or deposit in the ordinary course of business), notes co-made or discounted, recourse agreements, take-or-pay agreements, keep-well agreements, agreements to purchase or repurchase such indebtedness, obligation or liability or any security therefor or to provide funds for the payment or discharge thereof, agreements to maintain solvency,

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

assets, level of income or other financial condition, agreements to make payment other than for value received and any other financial accommodations.

     "GAAP" means Generally Accepted Accounting Principles as in effect on the date of the Agreement.

     "Government Contract" means any prime contract, subcontract, teaming agreement or arrangement, joint venture, basic ordering agreement, pricing agreement, letter contract, purchase order, delivery order, change order, Bid or other arrangement of any kind relating exclusively to the Business between Lockheed Martin or any of the Affiliated Transferors and (i) the U.S. Government (acting on its own behalf or on behalf of another country or international organization), (ii) any prime contractor of the U.S. Government or (iii) any subcontractor with respect to any contract of a type described in clauses (i) or (ii) above.

     "Governmental Authority" means any foreign, domestic, federal, territorial, state or local governmental authority, quasi-governmental authority, instrumentality, court, government or self-regulatory organization, commission, tribunal or organization or any regulatory, administrative or other agency, or any political or other subdivision, department or branch of any of the foregoing.

     "Hazardous Substances" means substances defined as "hazardous substances," "hazardous materials" or "hazardous waste" in The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or The Resource Conservation and Recovery Act of 1976, as amended, those substances defined as "hazardous wastes" in the regulations adopted and publications promulgated pursuant to any of said laws, those substances defined as "toxic substances" in The Toxic Substances Control Act, as amended, petroleum, its derivatives and petroleum products, and asbestos and asbestos containing materials.

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     "Intellectual Property" means all patents, copyrights, technology, know-how, processes, trade secrets, inventions, proprietary data, formulae, research and development data and computer software programs; all trademarks, trade names, service marks and service names; all registrations, applications, recordings, licenses and common-law rights relating thereto, all rights to sue at law or in equity for any infringement or other impairment thereto, including the right to receive all proceeds and damages therefrom, and all rights to obtain renewals, continuations, divisions or other extensions of legal protections pertaining thereto; and all other United States, state and foreign intellectual property owned by Lockheed Martin or the Affiliated Transferors on the Closing Date.

     "Interim Services Agreement" means the Interim Services Agreement dated the Closing Date by and among Newco and Lockheed Martin as contemplated by
Section 2.01, as the same may be amended from time to time.

     "Inventory" means all items of inventory notwithstanding how classified in Lockheed Martin's financial records, including all raw materials, work-in-process and finished goods, together with costs accumulated under all Contracts in progress.

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     "Lehman Confidentiality Agreement" means the letter agreement dated
November 13, 1996, by and between Lockheed Martin and Lehman, as the same has been or may be amended from time to time.

     "License Agreements" means the license agreements dated the Closing Date by and among Newco and Lockheed Martin as contemplated by Section 9.04, as the same may be amended from time to time.

     "Lien" means, with respect to any asset, any mortgage, lien, claim, pledge, charge, security interest or other encumbrance of any kind in respect of such asset.

     "Lockheed Martin Companies" means Lockheed Martin and its Subsidiaries.

     "Material Adverse Effect" means (i) with respect to the Business, a material adverse effect on the assets, properties, business, financial condition or results of operations of the Business taken as a whole, or (ii) with respect to any other Person, a material adverse effect on the assets, properties, business, financial condition or results of operations of such Person and its Subsidiaries taken as a whole.

     "Memorandum" means the Memorandum of Understanding dated January 31, 1997, by and among Lockheed Martin and the Purchasers, as the same may be amended from time to time.

     "Net Tangible Assets" means (i) all Transferred Assets of the Business,
(ii) minus all (1) Assumed Liabilities of the Business, (2) goodwill, (3) intangible assets related to contracts and programs acquired, and (4) any reserve, liability or asset resulting from or relating to pension benefits, retirement benefits or other post-employment benefits, (iii) in accordance with the practices and policies of Lockheed Martin on December 31, 1996 and employed in the preparation of the December Statement, determined, in each case, in accordance with the December Statement and Attachment VI.

     "1933 Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     "Newco Bylaws" means the Bylaws of Newco as attached in Attachment IX.

     "Newco Certificate of Incorporation" means the Certificate of Incorporation of Newco as attached in Attachment VIII.

     "Newco Class A Stock" means the Class A Common Stock, par value $.01 per share, of Newco.

     "Newco Class B Stock" means the Class B Common Stock, par value $.01 per share, of Newco.

     "NY Leases" means the lease by and between Loral Corporation (now known as Lockheed Martin Tactical Systems, Inc.) and 600 Third Avenue Associates in respect of the property located at 600 Third Avenue, New York, New York, as the same may be amended and supplemented from time to time, including the interests of the Lockheed Martin Companies in any related fixtures, improvements and personal property located therein.

     "Operation and Maintenance Costs" means the reasonable costs (including routine monitoring and sampling) required to operate and maintain the effectiveness of an environmental response action that, on or prior to the eighth anniversary of the Closing Date, has been constructed or effectuated and, if required, have been approved (or subsequently are approved as constructed or effectuated as of the eighth anniversary of the Closing Date) by the applicable environmental regulatory authority, it being understood that Operation and Maintenance Costs does not include (i) any capital costs (other than replacement in kind) relating to any such action, (ii) any claim for property damage, damages to natural resources or personal injury or similar claims or damages, whether or not arising out of the operation or maintenance of such action or otherwise or (iii) any fines or penalties, whether or not arising out of the operation or maintenance of such action or otherwise.

     "Permitted Liens" means any of the following:

          (i) Liens for taxes that (x) are not yet due or delinquent or (y) are being contested in good faith by appropriate proceedings;

         (ii) statutory Liens or landlords' carriers' warehousemen's mechanic's, suppliers' materialmen's or other like Liens arising in the ordinary course of business with respect to amounts not yet overdue for a period of 45 days or amounts being contested in good faith by appropriate proceedings;

        (iii) easements, rights of way, restrictions and other similar charges or encumbrances on real property interests, that, individually or in the aggregate, do not materially interfere with the ordinary course of operation of the Business or the use of any such real property for its current uses;

         (iv) leases or subleases granted to others that do not materially interfere with the ordinary conduct of the Business;

          (v) with respect to real property, title defects or irregularities that do not in the aggregate materially impair the use of such real property for its current use;

         (vi) Liens in favor of the U.S. Government or any other customer of the Business arising in the ordinary course of business;

        (vii) rights and licenses granted to others in Intellectual Property;

       (viii) with respect to any Real Property Lease where any of the Lockheed Martin Companies is a lessee, any Lien affecting the interest of the landlord thereunder;

         (ix) Liens, title defects, encumbrances, easements and restrictions, invalidities of leasehold interests (collectively, "Encumbrances") that have not had, and could not reasonably be expected to have, a Material Adverse Effect on the Business; and

          (x) Encumbrances disclosed in the Disclosure Schedule or taken into account in the December Statement.

     "Person" means an individual, a corporation, a general partnership, a limited partnership, a limited liability company, an association, a trust or

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

any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "Prime Government Contract" means any Government Contract relating primarily to the Business in connection with which Lockheed Martin or an Affiliated Transferor is the prime contractor.

     "Remedial Action(s)" means the investigation, clean-up or remediation of contamination or environmental degradation or damage caused by, related to or arising from the generation, use, handling, treatment, storage, transportation, disposal, discharge, release, or emission of Hazardous Substances, including, without limitation, investigations, response, removal and remedial actions under The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, corrective action under The Resource Conservation and Recovery Act of 1976, as amended, and clean-up requirements under similar state Environmental Laws.

     "Representatives" means (i) with respect to Lehman, any of the "Representatives" as defined in the Lehman Confidentiality Agreement, (ii) with respect to the Individual Purchasers, any of the "Representatives" as defined in the Memorandum and (iii) with respect to Lockheed Martin or Newco, each of their respective directors, officers, advisors, attorneys, accountants, employees or agents.

     "Responsible Contracting Officer" means, with respect to any Prime Government Contract, the Person identified as such with respect thereto in
Section 42.1202(a) of the Federal Acquisition Regulation, Part 42 of the Code of Federal Regulations.

     "Sarasota Asset Step-Up Issue" means the position of the U.S. Government that the amendment of the provisions of the Federal Acquisition Regulations relating to the ability of a contractor to include in its overhead the "stepped up" value of acquired assets shall have retroactive effect and the related impact on the Advanced Recorders Business Unit of its agreements in June 1994, April 1995 and January 1997 with the cognizant Administrative Contracting Officer to authorize the Advanced Recorders Business Unit to include in its overhead the "stepped up" assets relating to the acquisition of Advanced Recorders by Loral Corporation in 1989.

     "SEC" means the Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Stockholders Agreement" means the Stockholders Agreement dated the Closing Date by and among Newco, Lockheed Martin and the Purchasers (in substantially the form of Attachment V to the Agreement), as the same may be amended from time to time.

     "Subsidiary" as it relates to any Person, shall mean with respect to any Person, any corporation, partnership, joint venture or other legal entity of which such Person, either directly or through or together with any other Subsidiary of such Person, owns more than 50% of the voting power in the election of directors or their equivalents, other than as affected by events of default.

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     "Supply Agreement" means the Supply Agreement dated the Closing Date by and among Newco and Lockheed Martin as contemplated by Section 2.01, as the same may be amended from time to time.

     "Transaction Documents" means the Agreement, the Transfer Agreement, the Exchange Agreement, the Common Stock Subscription Agreements, the Stockholders Agreement, the Interim Services Agreement, the Supply Agreement, the License Agreements, the Newco Certificate of Incorporation, the Newco Bylaws and any exhibits or attachments to any of the foregoing, as the same may be amended from time to time.

     "Transfer Agreement" means the Transfer Agreement dated March 28, 1997, by and between Lockheed Martin and Newco (a copy of which is attached as Attachment III to the Agreement), as the same may be amended from time to time.

     "Transferred Assets" means all of the assets, properties, rights, licenses, permits, contracts, causes of action and business of every kind and description as the same shall exist on the Closing Date, other than the Excluded Assets, wherever located, real, personal or mixed, tangible or intangible, owned by, leased by or in the possession of Lockheed Martin or any Affiliated Transferor, whether or not reflected in the books and records thereof, and held or used primarily in the conduct of the Business as the same shall exist on the Closing Date, including but not limited to all assets reflected in the December Statement and not disposed of in the ordinary course of business or as permitted or contemplated by the Agreement, and all assets of the Business acquired by Lockheed Martin or any Affiliated Transferor, on or prior to the Closing Date and not disposed of in the ordinary course of business or as permitted or contemplated by the Agreement and including, without limitation, except as otherwise specified herein, all direct or indirect right, title and interest of Lockheed Martin or any Affiliated Transferor in, to and under:

          (i) all real property and leases (including, without limitation, the NY Leases), whether capitalized or operating, of, and other interests in, real property, owned by Lockheed Martin or any of its Affiliates that are used primarily in the Business, in each case together with all buildings, fixtures, easements, rights of way, and improvements thereon and appurtenances thereto;

         (ii) all personal property and interests therein, including machinery, equipment, furniture, office equipment, communications equipment, vehicles, storage tanks, spare and replacement parts, fuel and other tangible property (and interests in any of the foregoing) owned by Lockheed Martin or any of its Affiliates that are used primarily in connection with the Business:

        (iii) all costs accumulated for all Contracts in progress, raw materials, work-in-process, finished goods, supplies and other inventories that are owned by Lockheed Martin or any of its Affiliates and held for sale, use or consumption primarily in the Business;

         (iv)  all Contracts;

          (v) all Bids (with any Contracts (including, without limitation, Government Contracts) awarded to Lockheed Martin or any of its Affiliates on or before the Closing Date in respect of such Bids to be deemed Contracts);

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         (vi) all accounts, accounts receivable and notes receivable whether or not billed, accrued or otherwise recognized in the December Statement or taken into account in the determination of the Final Net Tangible Asset Amount, together with any unpaid interest or fees accrued thereon or other amounts due with respect thereto, of Lockheed Martin or any of its Affiliates that relate primarily to the Business, and any security or collateral for any of the foregoing;

        (vii) all expenses that have been prepaid by Lockheed Martin or any of its Affiliates to the extent relating to the operation of the Business, including but not limited to ad valorem taxes, lease and rental payments;

       (viii) all of Lockheed Martin's or any of its Affiliates' rights, claims, credits, causes of action or rights of set-off against third parties relating prima rily to the Business or the Transferred Assets, including, without limitation, unliquidated rights under manufacturers' and vendors' warranties;

         (ix) all Intellectual Property (other than Intellectual Property constituting an Excluded Asset) used primarily in the Business, including the goodwill of the Business symbolized thereby (including, without limitation, the rights to the name "Fairchild" when used by or in connection with the Advanced Recorders Business Unit and the names "Narda," "Conic," and "Randtron," but excluding "Lockheed Martin," "Loral," "Lockheed" and "Martin Marietta" and any derivatives thereof together with any logos, trade dress or other intellectual property rights relating thereto);

          (x) all transferable franchises, licenses, permits or other governmental authorizations owned by, or granted to, or held or used by, Lockheed Martin or any of its Affiliates and primarily related to the Business;

         (xi) except to the extent Lockheed Martin or any of its Affiliates is required to retain the originals pursuant to any Applicable Law (in which case copies will be provided to Newco upon request), all business books, records, files and papers, whether in hard copy or computer format, of Lockheed Martin or any of its Affiliates used primarily in the Business, including, without limitation, bank account records, books of account, invoices, engineering information, sales and promotional literature, manuals and data, sales and purchase correspondence, lists of present and former suppliers, lists of present and former customers, personnel and employment records of present or former employees, documentation developed or used for accounting, marketing, engineering, manufacturing, or any other purpose relating to the conduct of the Business at any time prior to the closing;

        (xii) the right to represent to third parties that Newco is the successor to the Business;

       (xiii) all insurance proceeds, net of any retrospective premiums, deductibles, retention or similar amounts, arising out of or related to damage, destruction or loss of any property or asset of or used primarily in connection with the Business to the extent of any damage or destruction that remains unrepaired, or to the extent any property or asset remains unreplaced at the Closing Date;

        (xiv) any tax assets specified to be Transferred Assets in Exhibit F;
and

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         (xv) all of the Lockheed Martin Companies' right, title and interest in the real property located at 1355 Bluegrass Lakes Parkway, Alpharetta, Georgia.

     "U.S. Government" means the United States Government and any agencies, instrumentalities and departments thereof.

(b) "To the knowledge," "known by" or "known" (and any similar phrase) means
(i) with respect to Lockheed Martin, to the actual knowledge of any of the Senior Vice Presidents or higher ranking officers of Lockheed Martin, or the Vice President, Financial Strategies of Lockheed Martin, or the President, Chief Financial Officer and General Counsel of the Lockheed Martin Operating Sector to which each of the Business Units reports, and shall be deemed to include a representation that a reasonable investigation or inquiry of the subject matter thereof has been conducted by or on behalf of the foregoing specified Persons, which investigation shall include inquiries of the President and the Chief Financial Officer of each of the Business Units, and (ii) with respect to the Individual Purchasers, to the actual knowledge of either of the Individual Purchasers as of the date the applicable representation or warranty is made (by Lockheed Martin, in the case of representations in Exhibit B limited by reference to the knowledge of the Individual Purchasers, or by the Individual Purchasers, in the case of representations in Exhibit D), it being understood that if there is any dispute as to whether an Individual Purchaser had actual knowledge of any fact, event or circumstance and Lockheed Martin seeks to assert such knowledge as a defense to any claim under any of the Transaction Documents, Lockheed Martin shall have the burden of proof in connection with any such determination. Notwithstanding the foregoing, the knowledge of Lockheed Martin at any particular time shall not include knowledge of any matters actually known by either of the Individual Purchasers at such time if such matters are not also actually known by one or more of the other individuals specified in clause (i) above (whether by disclosure to them by the Individual Purchasers or otherwise).

(c) Each of the following terms is defined in the Section set forth opposite such term:

          Term                                                         Section

     Accrued Liability  . . . . . . . . . . . . . . . . . . . . . . . . . G.05
     Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . Preamble
     Allocation Tax Loss  . . . . . . . . . . . . . . . . . . . . . . . . F.01
     Alternative Transaction Proposals  . . . . . . . . . . . . . . . . . 7.04
     Assumed Plans  . . . . . . . . . . . . . . . . . . . . . . . . . . . G.05
     Basis Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . F.01
     Benefit Arrangement  . . . . . . . . . . . . . . . . . . . . . . . . G.01
     Camden SERPs   . . . . . . . . . . . . . . . . . . . . . . . . . . . G.05
     Camden Transferee  . . . . . . . . . . . . . . . . . . . . . . . . . G.01
     Camden Trust   . . . . . . . . . . . . . . . . . . . . . . . . . . . G.05
     Cash Sale  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . F.01
     Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2.04
     Code   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . F.01
     Controlled Group   . . . . . . . . . . . . . . . . . . . . . . . . . B.21
     Defending Party  . . . . . . . . . . . . . . . . . . . . . . . . .  13.03
     Effective Date   . . . . . . . . . . . . . . . . . . . . . . . . . . 2.03
     Employee Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . G.01
     Encumbrances   . . . . . . . . . . . . . . . . . . . . . . . . . . .    A

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     Environmental Insurance Claims   . . . . . . . . . . . . . . . . . . 9.07
     ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . G.01
     Estimated Final Net Tangible Asset Amount  . . . . . . . . . . . . . 2.03
     Exchange Consideration   . . . . . . . . . . . . . . . . . . . . . . 2.02
     Exchange Consideration Schedule  . . . . . . . . . . . . . . . . . . F.05
     Federal Systems Plan   . . . . . . . . . . . . . . . . . . . . . . . G.05
     Final Determination  . . . . . . . . . . . . . . . . . . . . . . . . F.01
     Final Net Tangible Asset Amount  . . . . . . . . . . . . . . . . . . 2.03
     Former GE Employees  . . . . . . . . . . . . . . . . . . . . . . . . G.07
     GE Agreement   . . . . . . . . . . . . . . . . . . . . . . . . . . . G.07
     GE Reimbursement Obligations   . . . . . . . . . . . . . . . . . . . G.07
     Government Bid   . . . . . . . . . . . . . . . . . . . . . . . . . . B.15
     Government Conditions  . . . . . . . . . . . . . . . . . . . . . . . G.05
     Hycor Plan   . . . . . . . . . . . . . . . . . . . . . . . . . . . . G.05
     Income Taxes   . . . . . . . . . . . . . . . . . . . . . . . . . . . F.01
     Indemnified Claim  . . . . . . . . . . . . . . . . . . . . . . . .  13.03
     Indemnified Party  . . . . . . . . . . . . . . . . . . . . . . . .  13.03
     Indemnifying Party   . . . . . . . . . . . . . . . . . . . . . . .  13.03
     Individual Purchaser   . . . . . . . . . . . . . . . . . . . . . Preamble
     Initial Transfer Amount  . . . . . . . . . . . . . . . . . . . . . . G.05
     Initial Transfer Date  . . . . . . . . . . . . . . . . . . . . . . . G.05
     Insurance Liabilities  . . . . . . . . . . . . . . . . . . . . . . . 8.03
     Lanza  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Preamble
     LaPenta  . . . . . . . . . . . . . . . . . . . . . . . . . . . . Preamble
     Leased Real Property   . . . . . . . . . . . . . . . . . . . . . . . B.07
     Lehman   . . . . . . . . . . . . . . . . . . . . . . . . . . . . Preamble
     LMC SERPs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . G.05
     LMTS SERP  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . G.05
     LMTS Trust   . . . . . . . . . . . . . . . . . . . . . . . . . . . . G.05
     Lockheed Martin  . . . . . . . . . . . . . . . . . . . . . . . . Preamble
     Lockheed Martin Conditions   . . . . . . . . . . . . . . . . . . . . G.05
     Lockheed Martin Defined Contribution Plans   . . . . . . . . . . . . G.06
     Lockheed Martin Pension Plans  . . . . . . . . . . . . . . . . . . . G.05
     Lockheed Martin Savings Plans  . . . . . . . . . . . . . . . . . . . G.06
     Lockheed Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . G.05
     Long Range Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . 2.01
     Narda Plan   . . . . . . . . . . . . . . . . . . . . . . . . . . . . G.05
     Newco  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Preamble
     Newco Plans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . G.05
     Newco's Savings Plans  . . . . . . . . . . . . . . . . . . . . . . . G.06
     Newco SERP   . . . . . . . . . . . . . . . . . . . . . . . . . . . . G.05
     Newco Spinoff Plans  . . . . . . . . . . . . . . . . . . . . . . . . G.05
     Novation Agreement   . . . . . . . . . . . . . . . . . . . . . . . . 7.08
     Owned Real Property  . . . . . . . . . . . . . . . . . . . . . . . . B.07
     PBGC   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . B.21
     Post-Closing Tax Period  . . . . . . . . . . . . . . . . . . . . . . F.01
     Pre-Closing Tax Period   . . . . . . . . . . . . . . . . . . . . . . F.01
     Proceedings  . . . . . . . . . . . . . . . . . . . . . . . . . . .      A
     Program Agreements   . . . . . . . . . . . . . . . . . . . . . . . . G.08
     Proposed Final Net Tangible Asset Amount   . . . . . . . . . . . . . 2.03
     Purchaser  . . . . . . . . . . . . . . . . . . . . . . . . . . . Preamble
     Real Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . B.07
     Real Property Leases   . . . . . . . . . . . . . . . . . . . . . . . B.07
     Referee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13.03
     Release Date   . . . . . . . . . . . . . . . . . . . . . . . . . . . 8.03
     Remaining Recovery   . . . . . . . . . . . . . . . . . . . . . . . . 9.07
     Section 351 Transfer   . . . . . . . . . . . . . . . . . . . . . . . F.01

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     Section 4044 Amount  . . . . . . . . . . . . . . . . . . . . . . . . G.05
     SERP Liability   . . . . . . . . . . . . . . . . . . . . . . . . . . G.05
     Spinoff Plans  . . . . . . . . . . . . . . . . . . . . . . . . . . . G.05
     Supplemental Agreements  . . . . . . . . . . . . . . . . . . . . . . G.08
     Supplementary Plan   . . . . . . . . . . . . . . . . . . . . . . . . G.05
     Surviving Representation and Covenant  . . . . . . . . . . . . . .  13.01
     Tax  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . F.01
     Tax Basis Shortfall  . . . . . . . . . . . . . . . . . . . . . . . . F.01
     Third Party Claim  . . . . . . . . . . . . . . . . . . . . . . . .  13.03
     Transferred Beneficiary  . . . . . . . . . . . . . . . . . . . . . . G.01
     Transferred Benefit Plans  . . . . . . . . . . . . . . . . . . . . . G.10
     Transferred Employee   . . . . . . . . . . . . . . . . . . . . . . . G.01
     Transferred Savings Plans  . . . . . . . . . . . . . . . . . . . . . G.06
     True-Up Amount   . . . . . . . . . . . . . . . . . . . . . . . . . . G.05
     True-Up Date   . . . . . . . . . . . . . . . . . . . . . . . . . . . G.05
     WARN   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . G.02

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                                           EXHIBIT B TO TRANSACTION AGREEMENT


               REPRESENTATIONS AND WARRANTIES OF LOCKHEED MARTIN


     Lockheed Martin hereby represents and warrants prior to but not after the Closing to the Purchasers, and as of and after the Closing to Newco, that:

     B.01. Corporate Existence and Power. Each of Lockheed Martin and each Affiliated Transferor is a corporation duly incorporated, validly existing and in good standing under the laws of the state of its incorporation and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on the Business as now conducted, except where the failure to have such licenses, authorizations, consents and approvals has not had, and could not reasonably be expected to have, a Material Adverse Effect on the Business. Each of Lockheed Martin and each Affiliated Transferor, as the case may be, is duly qualified to do business as a foreign corporation in each jurisdiction where the character of the property owned or leased by it or the nature of its activities make such qualification necessary to carry on the Business as now conducted, except where the failure to be so qualified has not had, and could not reasonably be expected to have, a Material Adverse Effect on the Business.

     B.02. Corporate Authorization. The execution, delivery and performance by each of Lockheed Martin and each Affiliated Transferor of each of the Transaction Documents to which it is a party and the consummation by Lockheed Martin and each Affiliated Transferor of the Contemplated Transactions are within its corporate powers and have been duly authorized by all necessary corporate action on its part. Each of the Transaction Documents to which it is a party constitutes a legal, valid and binding agreement of Lockheed Martin and each Affiliated Transferor enforceable against it in accordance with its terms
(i) except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, including the effect of statutory and other laws regarding fraudulent conveyances and preferential transfers and (ii) subject to the limitations imposed by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity).

     B.03.     Governmental Authorization.

          (a) The execution, delivery and performance by Lockheed Martin and each Affiliated Transferor of the Transaction Documents to which it is a party require no action by or in respect of, or consent or approval of, or filing with, any Governmental Authority other than:

               (i)  compliance  with any  applicable  requirements of  the HSR
     Act;

              (ii) compliance with any applicable requirements of the New Jersey Industrial Site Recovery Act;

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             (iii) the facilities clearance requirements of the Defense
     Investigative Service of the United States Department of Defense ("DIS"), as set forth in the DIS Industrial Security Regulation and the DIS Industrial Security Manual, as each may be amended from time to time;

              (iv) the novation of the Government Contracts as contemplated by Section 7.08 herein;

               (v) any actions, consents, approvals or filings set forth in Section B.03 of the Disclosure Schedules or otherwise expressly referred to in this Agreement; and

              (vi) such other consents, approvals, authorizations, permits and filings the failure to obtain or make would not have, in the aggregate, a Material Adverse Effect on the Business.

          (b) To the knowledge of Lockheed Martin, there are no facts relating to the identity or circumstances of Lockheed Martin or any of its Affiliates that would prevent or materially delay obtaining any of the consents referred to in Section B.03(a).

     B.04. Non-Contravention. Except as set forth in Section B.04 of the Disclosure Schedules or known to the Individual Purchasers (in the case of clauses (i)(B) and (i)(C) below), the execution, delivery and performance by Lockheed Martin of the Transaction Documents do not and will not (i)(A) contravene or conflict with the charter or bylaws of Lockheed Martin or any Affiliated Transferor, (B) assuming compliance with the matters referred to in Section B.03, contravene or conflict with or constitute a violation of any provisions of any Applicable Law, regulation, judgment, injunction, order, writ or decree binding upon Lockheed Martin or any Affiliated Transferor that is applicable to the Business; (C) assuming compliance with the matters referred to in Section B.03, constitute a default under or give rise to any right of termination, cancellation or acceleration of, or to a loss of any benefit relating primarily to the Business to which Lockheed Martin or any Affiliated Transferor is entitled under, any agreement, Contract or other instrument binding upon Lockheed Martin or any Affiliated Transferor and relating primarily to the Business or by which any of the Transferred Assets is or may be bound or any license, franchise, permit or similar authorization held by Lockheed Martin or any Affiliated Transferor relating primarily to the Business except, in the case of clauses (B) and (C), for any such contravention, conflict, violation, default, termination, cancellation, acceleration or loss that could not reasonably be expected to have a Material Adverse Effect on the Business or (ii) result in the creation or imposition of any Lien on any transferred Asset, other than Permitted Liens and other than such Liens the creation or imposition of which could not reasonably be expected to have a Material Adverse Effect on the Business.

     B.05.     Financial Statements.

          (a) The December Statement presents fairly, in all material respects, the Net Tangible Assets of the Business (other than the Airport Explosive Detection Business) as of December 31, 1996, in conformity with GAAP (except as set forth in the notes thereto or in Attachment VI applied on a basis consistent in all material respects with the manner in which the Business reported as of December 31, 1996 its financial position for inclusion in the financial statements of Lockheed Martin.

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          (b) The Audited Business Financial Statements have been prepared based upon the books and records of Lockheed Martin and the Affiliated Transferors relating to the Business and present fairly the financial condition, results of operations and cash flows of the Business in conformity with GAAP (except as set forth in the notes thereto) for the periods and as of the dates included therein.

     B.06. Absence of Certain Changes. Except for matters that would be permitted (without consent of either of the Individual Purchasers) in accordance with Section 7.01 if they occurred after the date of this Agreement, as set forth in Section B.06 of the Disclosure Schedules and except as known to the Individual Purchasers, from December 31, 1996 to the date of this Agreement, there has not been any material adverse change in the business, financial condition or results of operations of the Business and there has not been:

          (a) any event, occurrence, development or state of circumstances or facts that has had a Material Adverse Effect on the Business, other than those resulting from changes, whether actual or prospective, in general conditions applicable to the industries in which the Business is involved or general economic conditions;

          (b) any damage, destruction or other casualty loss affecting the Business or any assets that would constitute Transferred Assets if owned, held or used by Lockheed Martin or any of the Affiliated Transferors on the Closing Date that has had a Material Adverse Effect on the Business;

          (c) any transaction or commitment made, or any contract or agreement entered into, by Lockheed Martin or any Affiliated Transferor relating primarily to the Business or any assets that would constitute Transferred Assets if owned, held or used by Lockheed Martin or any of the Affiliated Transferors on the Closing Date (including the acquisition or disposition of any assets) or any termination or amendment by Lockheed Martin or any Affiliated Transferor of any contract or other right relating primarily to the Business, in either case, material to the Business taken as a whole, other than transactions and commitments in the ordinary course of business and those contemplated by this Agreement;

          (d) any sale or other disposition of more than an aggregate of $250,000 of assets (other than Inventory or any sale made in the ordinary course of business) that would constitute Transferred Assets if owned, held or used by any of the Lockheed Martin companies on the Closing Date;

          (e) any increase in the compensation of any current employee of any of the Business Units at a level of vice president or above, other than nondiscretionary increases pursuant to Employee Plans or Benefit Arrangements disclosed in Section B.21 of the Disclosure Schedules or referenced in Exhibit G; and

          (f) any cancellation, compromise, waiver or release by Lockheed Martin of any claim or right (or a series of related rights and claims) related to the Business, other than cancellations, compromises, waivers or releases in the ordinary course of business.

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     B.07.     Sufficiency of and Title to the Transferred Assets.

          (a) The Transferred Assets, together with the services to be provided to Newco pursuant to the Interim Services Agreement and the Intellectual Property to be licensed to Newco pursuant to the License Agreements, constitute, and on the Closing Date will constitute, all of the assets and services that are necessary to permit the operation of the Business in substantially the same manner as such operations have heretofore been conducted.

          (b) Upon consummation of the Contemplated Transactions, Newco will have acquired good and marketable title in and to, or a valid leasehold interest in, each of the Transferred Assets that are necessary to permit the operation of the Business in substantially the same manner as operations have heretofore been conducted, free and clear of all Liens, except for Permitted Liens.

          (c) Section B.07 of the Disclosure Schedules includes a true and complete list of all real property owned by the Lockheed Martin Companies (or property which the Lockheed Martin Companies have a right to acquire in connection with the operation of the Business) which is included in the Transferred Assets (collectively, the "Owned Real Property"; the Owned Real Property and the Leased Real Property, collectively the "Real Property"). Section B.07(c) of the Disclosure Schedules specifies (i) the address of each parcel of Owned Real Property and (ii) the owner of such Owned Real Property.

          (d) Section B.07 of the Disclosure Schedules includes a true and complete list of all agreements (together with any amendments thereof collectively, the "Real Property Leases") pursuant to which the Lockheed Martin Companies lease, sublease or otherwise occupy (whether as landlord, tenant, subtenant or other occupancy arrangement) any real property used in the Business (collectively, the "Leased Real Property"). Section B.07 of the Disclosure Schedules specifies (i) the address of each parcel of Leased Real Property and (ii) the owner of the leasehold, subleasehold or occupancy interest for each Leased Real Property.

     B.08. No Undisclosed Liabilities. To the knowledge of Lockheed Martin, there are no liabilities of Lockheed Martin (or any Affiliated Transferor) relating to the Business that constitute Assumed Liabilities of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, other than:

          (a) liabilities disclosed or provided for in the December Statement and liabilities for matters taken into account in the determination of the Final Net Tangible Asset Amount;

          (b) liabilities (i) disclosed in Section B.08 of the Disclosure Schedules, (ii) known to the Individual Purchasers, (iii) related to any Contract disclosed in the Disclosure Schedules or (iv) related to any Employee Plan or Benefit Arrangements identified in Exhibit G or disclosed in Section
B.08 of the Disclosure Schedules;

          (c) liabilities incurred in the ordinary course of business since December 31, 1996;

          (d) liabilities not required to be accrued for or reserved against in accordance with GAAP as of December 31, 1996; and

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          (e) with respect to the bring down of this representation and warranty as of the Closing Date, liabilities not required to be accrued for or reserved against in accordance with GAAP as of the Closing Date.

     B.09.     Litigation; Contract-Related Matters.

          (a) Except as set forth in Section B.09 of the Disclosure Schedules or reserved against or referred to in the December Statement, there is no action, suit, investigation or proceeding (except for actions, suits or proceedings referred to in Section B.09(b)) pending against, or to the knowledge of Lockheed Martin, threatened against or affecting, the Business or any Transferred Asset before any court or arbitrator or any governmental body, agency, official or authority which could reasonably be expected to have a Material Adverse Effect on the Business.

          (b) Except as set forth in Section B.09 of the Disclosure Schedules or reserved against or referred to in the December Statement or known to the Individual Purchasers, there is no action, suit, investigation or proceeding relating to any Government Contract or Bid, or relating to any proposed suspension or debarment of the Business or any of its employees, pending against, or to the knowledge of Lockheed Martin, threatened against or affecting the Business or any Transferred Asset before any court or arbitrator or any governmental body, agency, official or authority which could reasonably be expected to have a Material Adverse Effect on the Business.

          (c) None of the Lockheed Martin Companies is, in connection with the Business, subject to any unsatisfied monetary judgment, order or decree that would materially affect Newco's ability to conduct the business and operations of the Business immediately after Closing as the Lockheed Martin Companies currently conduct them.

     B.10.     Material Contracts and Bids; Backlog.

          (a) Except as set forth in Section B.10 of the Disclosure Schedules, to the knowledge of Lockheed Martin, as of the date of this Agreement, the Lockheed Martin Companies, with respect to the Business, are not parties to or otherwise bound by or subject to:

               (i) any written employment, severance, consulting or sales representative Contract which contains an obligation to pay more than $100,000 per year and constitutes an Assumed Liability;

              (ii) any Contract containing any covenant limiting the freedom of the Lockheed Martin Companies, with respect of the Business or the operations of any of the Business Units, to engage in any line of business or compete with any Person in any geographic area in any material respect if such Contract will be binding on Newco after the Closing;

             (iii) any Contract in effect on the date of this Agreement relating to the disposition or acquisition of the assets of, or any interest in, any business enterprise which relates to the Business other than in the ordinary course of business;

              (iv)  any Financial Support Arrangements;

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               (v) any indebtedness for borrowed money of the Business that would constitute an Assumed Liability if in existence on the Closing Date, other than indebtedness or borrowed money totaling not more than $100,000 in the aggregate; or

              (vi) any offset agreement entered into in connection with an international sales transaction and relating to any Contract that imposes on the Business an obligation to perform that will continue in effect on or after the Closing Date.

Notwithstanding the foregoing or any other provisions of this Agreement, the failure of Lockheed Martin to include any Financial Support Arrangements in Section B.10 of the Disclosure Schedules shall not constitute a breach of a representation or warranty hereunder and shall have no effect on the rights, duties and obligations of the parties under this Agreement, except that the obligations of Newco under Section 8.03 in respect of Financial Support Arrangements shall not include an obligation to seek the release of or comply with Section 8.03(g) with respect to any Financial Support Arrangements in existence on the date of this Agreement that are not disclosed in Section B.10 of the Disclosure Schedules.

          (b) Except as disclosed in Section B.10 of the Disclosure Schedules, or known to the Individual Purchasers, to the knowledge of Lockheed Martin all cost or pricing data submitted or certified in connection with Bids and Government Contracts were when filed current, accurate and complete in accordance with the Truth in Negotiation Act, as amended, and the rules and regulations thereunder, except any failures to be current, accurate and complete which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Business.

          (c) Except as disclosed in Section B.10 of the Disclosure Schedules, or known to the Individual Purchasers, each Government Contract and each other material Contract relating to the Business or any of the Transferred Assets is a legal, valid and binding obligation of Lockheed Martin (or the applicable Affiliated Transferor) enforceable against Lockheed Martin (or the applicable Affiliated Transferor) in accordance with its terms (except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, including the effect of statutory and other laws regarding fraudulent conveyances and preferential transfers, and subject to the limitations imposed by general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity), and Lockheed Martin (or the applicable Affiliated Transferor) is not in default and has not failed to perform any obligation thereunder, and, to the knowledge of Lockheed Martin, there does not exist any event, condition or omission which would constitute a breach or default (whether by lapse of time or notice or both) by any other Person, except for any such default, failure or breach as has not had, and could not reasonably be expected to have, a Material Adverse Effect on the Business.

     B.11. Licenses and Permits. To the knowledge of Lockheed Martin, Lockheed Martin (or the appropriate Affiliated Transferor) has all licenses, franchises, permits and other similar authorizations affecting, or relating in any way to, the Business required by law to be obtained by Lockheed Martin (or the appropriate Affiliated Transferor) to permit Lockheed Martin to conduct the Business in substantially the same manner as the Business has heretofore been conducted.

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     B.12. Finders' Fees. Except for Bear, Stearns & Co. Inc., whose fees will be paid by Lockheed Martin, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Lockheed Martin who might be entitled to any fee or commission from Lockheed Martin, Newco or the Purchasers or any of their Affiliates upon consummation of the contemplated Transactions.

     B.13. Environmental Compliance. Except as disclosed in Section B.13 of the Disclosure Schedules or known to the Individual Purchasers, and except as reserved against or referred to in the December Statement, to the knowledge of Lockheed Martin the Business is and has been in substantial compliance with all applicable Environmental Laws, and has obtained all material permits, licenses and other authorizations that are required under applicable Environmental Laws. Except as set forth in Section B.13 of the Disclosure Schedules or known to the Individual Purchasers, and except as reserved against or referred to in the December Statement, to the knowledge of Lockheed Martin (i) the Business is and has been in material compliance with the terms and conditions under which the permits, licenses and other authorizations referenced in the preceding sentence were issued or granted, (ii) the Lockheed Martin Companies hold all permits required by Environmental Laws that are appropriate to conduct the Business as presently conducted in all material respects and to operate the Transferred Assets in all material respects as they are presently operated; (iii) no suspension, cancellation or termination of any of permit referred to in clause
(ii) is pending or to Lockheed Martin's knowledge threatened; (iv) Lockheed Martin has not received written notice of any material Environmental Claim relating to or affecting the Business or the Transferred Assets, and to the knowledge of Lockheed Martin, there is no such threatened Environmental Claim;
(v) Lockheed Martin, in connection with the Business or the Transferred Assets, has not entered into, agreed in writing to, or is subject to any judgment, decree, order or other similar requirement of any Governmental Authority under any Environmental Laws.

     B.14. Compliance with Laws. Except as set forth in Section B.14 of the Disclosure Schedules and, except for violations or infringements of Environmental Laws or orders, writs, injunctions or decrees relating to Contracts or Bids and except for violations or infringements that have not had, and may not reasonably be expected to have, a Material Adverse Effect on the Business, to the knowledge of Lockheed Martin the operation of the Business and condition of the Transferred Assets have not violated or infringed, and do not violate or infringe, in any respect any Applicable Law or any order, writ, injunction or decree of any Governmental Authority.

     B.15.     Government Contracts.

          (a) Except as set forth in Section B.15 of the Disclosure Schedules or known to the Individual Purchasers, and except for inaccuracies in the following as have not had, and may not reasonably be expected to have a Material Adverse Effect on the Business, with respect to each fixed price Government Contract with a backlog value in excess of $5,000,000, each "cost plus" Government Contract with a backlog value in excess of $7,500,000 and each Bid that, if accepted, would result in such a Government Contract (a "Government Bid") to which Lockheed Martin or any Affiliated Transferor is a party with respect to the Business, (i) to the knowledge of Lockheed Martin, Lockheed Martin (or the applicable Affiliated Transferor) has complied with all terms and conditions of such Government Contract or Government Bid, including all clauses, provisions and requirements incorporated expressly, by

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reference or by operation of law therein; (ii) to the knowledge of Lockheed
Martin, Lockheed Martin (or the applicable Affiliated Transferor) has complied with all requirements of all Applicable Laws or agreements pertaining to such Government Contract or Government Bid; (iii) to the knowledge of Lockheed Martin, all representations and certifications executed, acknowledged or set forth in or pertaining to such Government Contract or Government Bid were complete and correct as of their effective date, and Lockheed Martin (or the applicable Affiliated Transferor) has complied in all respects with all such representations and certifications; (iv) neither the U.S. Government nor any prime contractor, subcontractor or other Person has notified Lockheed Martin (or the applicable Affiliated Transferor) that Lockheed Martin (or the applicable Affiliated Transferor) has breached or violated any Applicable Law, certification, representation, clause provision or requirement pertaining to such Government Contract or Government Bid; (v) no termination for convenience, termination for default, cure notice or show cause notice is currently in effect pertaining to such Government Contract or Government Bid; (vi) to the knowledge of Lockheed Martin, no cost incurred by Lockheed Martin (or the applicable Affiliated Transferor) pertaining to such Government Contract or Government Bid has been questioned or challenged, is the subject of any investigation or has been (or could reasonably be expected to be) disallowed by the U.S. Government; (vii) to the knowledge of Lockheed Martin, no money due to Lockheed Martin (or the applicable Affiliated Transferor) pertaining to such Government Contract or Government Bid has been (or has attempted to be) withheld or set off and Lockheed Martin (or the applicable Affiliated Transferor) is entitled to all progress payments with respect thereto and
(viii) each Government Contract is valid and subsisting.

          (b) Except as set forth in Section B.15 of the Disclosure Schedules or known to the Individual Purchasers, and except as has not had, and may not reasonably be expected to have, a Material Adverse Effect on the Business, with respect to the Business; (i) to the knowledge of Lockheed Martin, none of its respective employees, consultants or agents is (or during the last five years has been) under administrative, civil or criminal investigation, indictment or information by any Governmental Authority, or any audit or investigation by Lockheed Martin with respect to any alleged irregularity, misstatement or omission arising under or relating to any Government Contract or Government Bid; and (ii) during the last five years, Lockheed Martin has not conducted or initiated any internal investigation or, to Lockheed Martin's knowledge, had reason to conduct, initiate or report any internal investigation, or made a voluntary disclosure to the U.S. Government, with respect to any alleged irregularity, misstatement or omission arising under or relating to a Government Contract or Government Bid. Except as set forth in Section B.15 of the Disclosure Schedules or known to the Individual Purchasers, Lockheed Martin has no knowledge of any irregularity, misstatement or omission arising under or relating to any Government Contract or Government Bid that has led or could reasonably be expected to lead, either before or after the Closing Date, to any of the consequences set forth in clause (i) or (ii) of the immediately preceding sentence or any other material damage, penalty assessment, recoupment of payment or disallowance of cost.

          (c) Except as set forth in Section B.15 of the Disclosure Schedules or known to the Individual Purchasers, and except as has not had, and may not reasonably be expected to have, a Material Adverse Effect on the Business, with respect to the Business, to the knowledge of Lockheed Martin, there exist (i) no outstanding claims against Lockheed Martin or any

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Affiliated Transferor, either by the U.S. Government or by any prime contractor, subcontractor, vendor or other third party, arising under or relating to any Government Contract or Bid referred to in Section B.15(a) and
(ii) no disputes between Lockheed Martin or any Affiliated Transferor and the U.S. Government under the Contract Disputes Act or any other Federal statute or between Lockheed Martin or any Affiliated Transferor and any prime contractor, subcontractor or vendor arising under or relating to any such Government Contract or Government Bid. Except as set forth in Section B.15 of the Disclosure Schedules or known to the Individual Purchasers, Lockheed Martin has no knowledge of any fact that could reasonably be expected to result in a claim or a dispute under clause (i) or (ii) of the immediately preceding sentence.

          (d) Except as set forth in Section B.15 of the Disclosure Schedules or known to the Individual Purchasers, neither Lockheed Martin (or any Affiliated Transferor) (with respect to the Business), nor to Lockheed Martin's knowledge, any of its employees, consultants or agents is (or during the last five years has been) suspended or debarred from doing business with the U.S. Government or is (or during such period was) the subject of a finding of nonresponsibility or ineligibility for U.S. Government contracting. Except as set forth in Section B.15 of the Disclosure Schedules or known to the Individual Purchasers, Lockheed Martin does not know of any facts or circumstances that would warrant the suspension or debarment, or the finding of nonresponsibility or ineligibility, on the part of Lockheed Martin (or any Affiliated Transferor) or any of Lockheed Martin's (or any Affiliated Transferor's) employees, consultants or agents. Except as set forth in Section
B.15 of the Disclosure Schedules or known to the Individual Purchasers, and except as has not had, and may not reasonably be expected to have, a Material Adverse Effect on the Business, to Lockheed Martin's knowledge, the Lockheed Martin Companies have complied with all requirements of all material laws pertaining to all Government Contracts and Bids.

          (e) Except as set forth in Section B.15 of the Disclosure Schedules or known to the Individual Purchasers, and except for any of the following as has not had, and may not reasonably be expected to have, a Material Adverse Effect on the Business, to the knowledge of Lockheed Martin, all test and inspection results Lockheed Martin (or any Affiliated Transferor) has provided to the U.S. Government pursuant to any Government Contract referred to in Section B.15(a) or to any other Person pursuant to any such Government Contract or as a part of the delivery to the U.S. Government pursuant to any such Government Contract of any article designed, engineered or manufactured in the Business were complete and correct as of the date so provided. Except as set forth in Section B.15 of the Disclosure Schedules or known to the Individual Purchasers, and except for any of the following as has not had, and may not reasonably be expected to have, a Material Adverse Effect on the Business, to the knowledge of Lockheed Martin, Lockheed Martin (or an Affiliated Transferor) has provided all test and inspection results to the U.S. Government pursuant to any such Government Contract as required by Applicable Law and the terms of the applicable Government Contracts.

          (f) Except as set forth in Section B.15 of the Disclosure Schedules or known to the Individual Purchasers, and except for any of the following as has not had, and may not reasonably be expected to have, a Material Adverse Effect on the Business, to the knowledge of Lockheed Martin, no statement, representation or warranty made by Lockheed Martin (or an Affiliated Transferor) in any Government Contract, any exhibit thereto or in

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any certificate, statement, list, schedule or other document submitted or furnished to the U.S. Government in connection with any Government Contract or Government Bid (i) contained on the date so furnished or submitted any untrue statement of a material fact, or failed to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading or (ii) contains on the date hereof any untrue statement of a material fact, or fails to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading, except in the case of both clauses (i) and (ii) any untrue statement or failure to state a material fact that would not result in any material liability to the Business as a result of such untrue statement or failure to state a material fact.

     B.16. Intellectual Property. With respect to Intellectual Property that constitute Transferred Assets, except as set forth in Section B.16 of the Disclosure Schedules, to the knowledge of Lockheed Martin:

          (a) Lockheed Martin (or an Affiliated Transferor) owns, free and clear of all Liens other than Permitted Liens, and subject to any licenses granted by Lockheed Martin and its Affiliates prior to the Closing Date, all right, title and interest in such Intellectual Property. To the knowledge of Lockheed Martin, the use of such Intellectual Property in connection with the operation of the Business as heretofore conducted does not conflict with, infringe upon or violate the intellectual property rights of any other Persons;

          (b) Lockheed Martin (or an Affiliated Transferor) has the right to use all Intellectual Property used by the Business and necessary for the continued operation of the Business in substantially the same manner as its operations have heretofore been conducted except where the failure to have any such Intellectual Property has not had, and could not reasonably be expected to have, a Material Adverse Effect on the Business; and

          (c) Upon the consummation of the Closing hereunder, (i) Newco will be vested with all of Lockheed Martin's (or the Affiliated Transferors') rights, title and interest in, and Lockheed Martin's (or the Affiliated Transferors') rights and authority to use in connection with the Business, all of the Intellectual Property that constitute Transferred Assets and (ii) such Intellectual Property, together with the Intellectual Property licensed to Newco in accordance with Section 9.04 of the Agreement and any other interests in Intellectual Property transferred hereunder will collectively constitute such rights and interests in Intellectual Property which are necessary for the continued operation of the Business as a whole in substantially the same manner as its operations have heretofore been conducted, except where any inaccuracy of clause (ii) has not had, and could not reasonably be expected to have, a Material Adverse Effect on the Business.

     B.17. Government Furnished Equipment. Section B.17 of the Disclosure Schedules incorporates the most recent schedule delivered to the U.S. Government which identifies by description or inventory number certain equipment and fixtures loaned, bailed or otherwise furnished to or held by each Business Unit by or on behalf of the United States. To Lockheed Martin's knowledge, such schedule was accurate and complete on its date and, if dated as of the Closing Date, would contain only those additions and omit only those deletions of equipment and fixtures that have occurred in the

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ordinary course of business, except for such inaccuracies that could not reasonably be expected to have a Material Adverse Effect on the Business.

     B.18.     Powers of Attorney.   Section B.18 of the Disclosure  Schedules
lists the names of each person holding powers of attorney from any of the Lockheed Martin Companies in connection with the Business.

     B.19. Insurance. Section B.19 of the Disclosure Schedules contains a correct and complete list of all material policies of insurance held by any of the Lockheed Martin Companies that have been procured specifically with respect to the operation of the Business, other than workers' compensation policies.

     B.20. Affiliate Transactions. Except as set forth in Section B.20 of the Disclosure Schedule, (a) there is no ongoing agreement or arrangement between Lockheed Martin or any Affiliated Transferor, on the one hand, and any of the Business Units, on the other hand, having an annual cost to a Business Unit or any of the Lockheed Martin Companies, individually, in excess of $120,000; (b) there is no debt owed by any Business Unit to any of the Lockheed Martin Companies (other than another Business Unit), other than debt which will be eliminated prior to the Closing or otherwise will not be an Assumed Liability; and (c) there is no indemnification or similar obligation owed by any Business Unit to Lockheed Martin or any of its Affiliates (other than another Business
Unit), other than in connection with or resulting from the failure of a Business Unit to perform its obligations under any Contracts involving Lockheed Martin or any of its Affiliates.

     B.21.     Employee Benefit Matters.

          (a) To the knowledge of Lockheed Martin, Section B.21 of the Disclosure Schedule lists each Employee Plan or Benefit Arrangement which covers Transferred Employees or Transferred Beneficiaries and each collective bargaining agreement covering Transferred Employees.

          (b) Except as set forth in Section B.21 of the Disclosure Schedule and with respect to the Business:

               (i) Neither Lockheed Martin nor any member of its "Controlled Group" (defined as any organization which is a member of a controlled group of organizations within the meaning of Code Sections 414(b), (c),
     (m) or (o)) has ever contributed to or had any liability to a multi-employer plan, as defined in Section 3(37) of ERISA, which could reasonably be expected to have a Material Adverse Effect on the Business;

              (ii) To the knowledge of Lockheed Martin, except to the extent known by the Individual Purchasers with respect to the Business Units other than the Communications Systems Business Unit, no fiduciary of any funded Employee Plan has engaged in a "prohibited transaction" (as that term is defined in Section 4975 of the Code and Section 406 of ERISA) which could subject Newco to a penalty tax imposed by Section 4975 of the Code;

             (iii) No Employee Plan that is subject to Section 412 of the Code has incurred an "accumulated funding deficiency" within the meaning of
     Section 412 of the Code, whether or not waived;

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              (iv) To the knowledge of Lockheed Martin, except to the extent known by the Individual Purchasers with respect to the Business Units other than the Communications Systems Business Unit, each Employee Plan and Benefit Arrangement has been established and administered in accordance with its terms and in compliance with Applicable Law;

               (v) To the knowledge of Lockheed Martin, except to the extent known by the Individual Purchasers with respect to the Business Units other than the Communications Systems Business Unit, no Employee Plan subject to Title IV of ERISA has incurred any material liability under such title other than for the payment of premiums to the Pension Benefit Guaranty Corporation ("PBGC"), all of which to the knowledge of Lockheed Martin and the Individual Purchasers have been paid when due;

              (vi) No defined benefit Employee Plan has been terminated; nor have there been any "reportable events" (as that term is defined in Section 4043 of ERISA and the regulations thereunder), other than reportable events arising directly from the Contemplated Transactions, which would present a risk that an Employee Plan would be terminated by the PBGC in a distress termination;

             (vii) Each Employee Plan intended to qualify under Section 401 of the Code has received a determination letter that it is so qualified and to the knowledge of Lockheed Martin, except to the extent known by the Individual Purchasers with respect to the Business Units other than the Communications Systems Business Unit, no event has occurred with respect to any such Employee Plan which could cause the loss of such qualification or exemption;

            (viii) With respect to each Employee Plan listed on Section B.21 of the Disclosure Schedule, Lockheed Martin has made available to Newco the most recent copy (where applicable) of (A) the plan document; (B) the most recent determination letter; (C) any summary plan description; (D) Form 5500; and (E) actuarial valuation report; and with respect to each Benefit Arrangement that covers any Transferred Employee or Transferred Beneficiary, Lockheed Martin has made available to Newco a current, accurate and complete copy (or, to the extent that no such copy exists, an accurate description) thereof; and

              (ix) To the knowledge of Lockheed Martin, except to the extent known by the Individual Purchasers with respect to the Business Units other than the Communications Systems Business Unit, no Employee Plan or Benefit Arrangement exists which could result in the payment to any Transferred Employee or Transferred Beneficiary of any money or other property or rights or accelerate or provide any other rights or benefits to any Transferred Employee or Transferred Beneficiary as a result of the transaction contemplated by this Agreement, whether or not such payment would constitute a parachute payment (within the meaning of Section 280G of the Code).

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                                             EXHIBIT C TO TRANSACTION AGREEMENT


                    REPRESENTATION AND WARRANTIES OF LEHMAN


     Lehman hereby represents and warrants to Lockheed Martin and the individual Purchasers and, upon the Closing, to Newco that:

     C.01. Organization and Existence. Lehman is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware and has all partnership powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except where the failure to have such licenses, authorizations, consents and approvals has not had and may not reasonably be expected to have, a Material Adverse Effect on Lehman. Lehman is duly qualified to do business as a foreign limited partnership in each jurisdiction where the character of the property owned or leased by it or the nature of its activities make such qualification necessary to carry on its business as now conducted, except for those jurisdictions where failure to be so qualified has not had, and may not reasonably be expected to have, a Material Adverse Effect on Lehman.

     C.02. Authorizations. The execution, delivery and performance by Lehman of the Transaction Documents and the consummation by Lehman of the Contemplated Transactions are within the partnership powers of Lehman and have been duly authorized by all necessary partnership action on the part of Lehman. Each of the Transaction Documents constitutes a legal, valid and binding agreement of Lehman, enforceable against Lehman in accordance with its terms (i) except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, including the effect of statutory and other laws regarding fraudulent conveyances and preferential transfers and (ii) subject to the limitations imposed by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity).

     C.03.     Governmental Authorization.

          (a) The execution, delivery and performance by Lehman of the Transaction Documents require no action by or in respect of, consents or approvals of, or filing with, any governmental body, agency, official or authority other than:

               (i) compliance with any applicable requirements of the HSR
     Act; and

              (ii) compliance with any applicable requirements of the 1933
     Act.

          (b) To the actual knowledge of Lehman, there are no facts relating to the identity or circumstances of Lehman or any of its Affiliates that would prevent or materially delay obtaining the consents or approvals referred to in Section C.03(a).

     C.04. Non-Contravention. The execution, delivery and performance by Lehman of the Transaction Documents do not and will not (i) contravene or

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conflict with the certificate of limited partnership or Amended and Restated
Agreement of Limited Partnership of Lehman, (ii) assuming compliance with the matter referred to in Section C.03, contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to Lehman, or (iii) constitute a default under or give rise to any right of termination, cancellation or acceleration of any right or obligation of Lehman or to a loss of any benefit to which Lehman is entitled under any provision of any agreement, contract or other instrument binding upon Lehman or any license, franchise, permit or other similar authorization held by Lehman, except, in the case of clauses (ii) and (iii), for any such contravention, conflict, violation, default, termination, cancellation, acceleration or loss that would not have a Material Adverse Effect on Lehman.

     C.05. Finders' Fees. Except for Lehman Brothers Inc., there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Lehman who might be entitled to any fee or commission from Newco, Lockheed Martin or any of its Affiliates, or either of the Individual Purchasers, upon consummation of the Contemplated Transactions by the Transaction Documents.

     C.06. Litigation. There is no action, suit, investigation or proceeding pending against, or to the actual knowledge of Lehman, threatened against or affecting, Lehman before any court or arbitrator or any governmental body, agency or official which in any matter challenges or seeks to prevent, enjoin, alter or materially delay the Contemplated Transactions.

     C.07. Inspections. Lehman is an informed and sophisticated participant in the Contemplated Transactions, and has engaged expert advisors, experienced in the evaluation and purchase of enterprises such as the Business. Lehman has undertaken an investigation and has been provided with, has evaluated and has relied upon certain documents and information to assist Lehman in making an informed and intelligent decision with respect to the execution of the Transaction Documents. Lehman will undertake prior to Closing such further investigation and request such additional documents and information as it deems necessary. Lehman acknowledges that Lockheed Martin has made no representation or warranty as to the prospects, financial or otherwise of the Business. Lehman agrees that Newco shall accept the Transferred Assets and the Assumed Liabilities as they exist on the Closing Date based upon Lehman's and the Individual Purchasers' inspection, examination and determination with respect thereto as to all matters, and without reliance upon any express or implied representations or warranties of any nature, whether in writing, orally or otherwise, made by or on behalf of or imputed to Lockheed Martin except as expressly set forth in the Transaction Documents.

     C.08. Financing. Lehman has available to it cash, marketable securities or other investments, or presently available sources of credit, to enable it to purchase the shares of Newco Class A Stock contemplated by this Agreement.

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                                          EXHIBIT D TO TRANSACTION AGREEMENT


          REPRESENTATIONS AND WARRANTIES OF THE INDIVIDUAL PURCHASERS


     Each of the Individual Purchasers hereby represents and warrants, with respect to himself, to Lockheed Martin and Lehman and, upon the Closing, to Newco that:

     D.01. Governmental Authorization.

          (a) The execution, delivery and performance by each Individual Purchaser of the Transaction Documents require no action by or in respect of, consents or approvals of, or filing with, any governmental body, agency, official or authority other than:

               (i)  compliance with  any applicable  requirements  of the  HSR
     Act; and

              (ii)  compliance with  any applicable  requirements of  the 1933
     Act.

          (b) To the knowledge of each of the Individual Purchasers, there are no facts relating to the identity or circumstances of the Individual Purchasers that would prevent or materially delay obtaining any of the consents or approvals referred to in Section D.01(a).

     D.02. Non-Contravention. The execution, delivery and performance by each of the Individual Purchasers of the Transaction Documents do not and will not
(i) assuming compliance with the matters referred to in Section D.01, contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to the Individual Purchasers or (ii) constitute a default under or give rise to any right of termination, cancellation or acceleration of any right or obligation of either of the Individual Purchasers or to a loss of any benefit to which either of the Individual Purchasers is entitled under any provision of any agreement, contract or other instrument binding upon either of the Individual Purchasers or any license, franchise, permit or other similar authorization held by either of the Individual Purchasers, except for any such contravention, conflict, violation, default, termination, cancellation, acceleration or loss that is immaterial to the Contemplated Transactions and the operation of the Business after Closing.

     D.03. Finders' Fees. There is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of either of the Individual Purchasers who might be entitled to any fee or commission from Newco, Lockheed Martin or Lehman, or any of their Affiliates, upon consummation of the Contemplated Transactions.

     D.04. Litigation. There is no action, suit, investigation or proceeding pending against, or to the knowledge of either of the Individual Purchasers, threatened against or effecting, either of the Individual Purchasers before any court or arbitrator or any governmental body, agency or official which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the Contemplated Transactions.

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     D.05. Inspections. Each of the Individual Purchasers is an informed and sophisticated participant in the Contemplated Transactions, and has engaged such expert's advisors as he deems appropriate. Each of the Individual Purchasers has undertaken an investigation and has been provided with, has evaluated and has relied upon certain documents and information to assist him in making an informed and intelligent decision with respect to the execution of the Transaction Documents. Each of the Individual Purchasers will undertake prior to Closing such further investigation and request such additional documents and information as he deems necessary. Each of the Individual Purchasers acknowledges that Lockheed Martin has made no representation or warranty as to the prospects, financial or otherwise of the Business. Each of the Individual Purchasers agrees that Newco shall accept the Transferred Assets and the Assumed Liabilities as they exist on the Closing Date based upon Lehman's and the Individual Purchasers' inspection, examination and determination with respect thereto as to all matters, and without reliance upon any express or implied representations or warranties of any nature, whether in writing, orally or otherwise, made by or on behalf of or imputed to Lockheed Martin, except as expressly set forth in the Transaction Documents.

     D.06. Financing. Each of the Individual Purchasers has available sufficient cash, marketable securities or other investments, or presently available sources of credit, to enable him to purchase the shares of Newco Class B Stock contemplated by this Agreement.

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                                            EXHIBIT E TO TRANSACTION AGREEMENT


                    REPRESENTATION AND WARRANTIES OF NEWCO


     Newco hereby represents and warrants to Lockheed Martin, Lehman and the Individual Purchasers that:

     E.01. Organization and Existence. Newco is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has (or, prior to the Closing Date, will have) all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except where the failure to have such licenses, authorizations, consents and approvals has not had and may not reasonably be expected to have, a Material Adverse Effect on Newco (after giving effect to the Contemplated Transactions). As of the Closing Date, Newco will be duly qualified to do business as a foreign corporation in each jurisdiction where the character of the property owned or leased by it or the nature of its activities (after giving effect to the Contemplated Transactions) make such qualification necessary to carry on its business as now conducted, except for those jurisdictions where failure to be so qualified has not had, and may not reasonably be expected to have, a Material Adverse Effect on Newco (after giving effect to the Contemplated Transactions).

     E.02. Corporate Authorizations. The execution, delivery and performance by Newco of the Transaction Documents and the consummation by Newco of the Contemplated Transactions are within the corporate powers of Newco and have been (or, prior to the Closing, will have been) duly authorized by all necessary corporate action on the part of Newco. Each of the Transaction Documents constitutes a legal, valid and binding agreement of Newco, enforceable against Newco in accordance with its terms (i) except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, including the effect of statutory and other laws regarding fraudulent conveyances and preferential transfers and (ii) subject to the limitations imposed by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity).

     E.03. Governmental Authorization.

          (a) Except as set forth on Attachment X, the execution, delivery and performance by Newco of the Transaction Documents require no action by or in respect of, consents or approvals of, or filing with, any governmental body, agency, official or authority other than:

               (i)  compliance with  any  applicable requirements  of the  HSR
     Act; and

              (ii)  compliance with  any applicable  requirements of the  1933
     Act.

          (b) There are no facts relating to the identity or circumstances of Newco known to Newco that would prevent or materially delay obtaining any of the consents or approvals referred to in Section E.03(a).

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     E.04. Non-Contravention. The execution, delivery and performance by Newco of the Transaction Documents do not and will not (i) contravene or conflict with the charter or bylaws of Newco, (ii) assuming compliance with the matters referred to in Section E.03, contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to Newco, or (iii) constitute a default under or give rise to any right of termination, cancellation or acceleration of any right or obligation of Newco or to a loss of any benefit to which Newco is entitled under any provision of any agreement, contract or other instrument binding upon Newco or any license, franchise, permit or other similar authorization held by Newco, except, in the case of clauses (ii) and (iii), for any such contravention, conflict, violation, default, termination, cancellation, acceleration or loss that could not reasonably be expected to have a Material Adverse Effect on Newco.

     E.05. Finders' Fees. Except for Lehman Brothers Inc., there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Newco who might be entitled to any fee or commission from Lockheed Martin or Lehman (or any of their Affiliates), or from either of the Individual Purchasers, upon consummation of the Contemplated Transactions.

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                                            EXHIBIT F TO TRANSACTION AGREEMENT


                                  TAX MATTERS


     F.01. Tax Definitions. The following terms shall have the following meanings:

     "Allocation Tax Loss" means an amount equal to 20% of the first $5,000,000 of the Tax Basis Shortfall and 25% of the next $20,000,000 of the Tax Basis Shortfall.

     "Basis Liabilities" means Assumed Liabilities which upon the Tax Closing Date give rise to the creation of, or increase in, basis to Newco of one or more Transferred Assets for Income Tax purposes.

     "Cash Sale" means a transfer of assets to Newco pursuant to the Transaction Agreement whereby Lockheed Martin or any of its Affiliated Transferors, as the case may be, does not receive any Newco Class A Stock as Exchange Consideration for Transferred Assets.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Final Determination" means a determination as defined in Section 1313(a) of the Code or any other event which finally and conclusively establishes the amount of any liability for Taxes.

     "Income Taxes" means any Taxes determined by reference to net income.

     "Post-Closing Tax Period" means that portion of any Tax period ending after the Tax Closing Date, which is after the Tax Closing Date.

     "Pre-Closing Tax Period" means that portion of any Tax period ending on or before the Tax Closing Date, which is on or before the Tax Closing Date.

     "Section 351 Transfer" means a transfer of assets to Newco pursuant to the Transaction Agreement whereby Lockheed Martin or any of its Affiliated Transferors, as the case may be, receives Newco Class A Stock as part or all of the Exchange Consideration for Transferred Assets.

     "Tax" means any tax imposed of any nature including federal, state, local or foreign net income tax, alternative or add-on minimum tax, profits or excess profits tax, franchise tax, gross income, adjusted gross income or gross receipts tax, employment related tax (including employee withholding or employer payroll tax, FICA, or FUTA), real or personal property tax or ad valorem tax, sales or use tax, excise tax, stamp tax or duty, any withholding or backup withholding tax, value added tax, severance tax, prohibited transaction tax, premiums tax, occupation tax, together with any interest or any penalty, addition to tax or additional amount imposed by any Governmental Authority responsible for the imposition of any such tax.

     "Tax Basis Shortfall" means the amount by which Newco's adjusted tax basis in the Transferred Assets (after the recognition of gains pursuant to Section F.07.(a)(i)(C)) is less than $525,000,000 plus or minus any

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

     adjustment to the Exchange Consideration in accordance with Sections 2.03 and 2.04 and plus the Basis Liabilities.

     "Tax Closing Date" means the Effective Date.

     F.02. Tax Return Packages. Newco will use its reasonable efforts to cause appropriate employees of the Business to prepare usual and customary Tax return packages (in the form provided to the Business Units for the 1996 calendar year) with respect to (1) the taxable period ended December 31, 1996, in the event that such packages have not been prepared prior to Closing and (2) the tax period beginning January 1, 1997 and ending as of the Tax Closing Date. In the event that Tax return packages for the taxable period ended December 31, 1996 have not been prepared prior to Closing, then Newco will use reasonable efforts to cause the Tax return packages for such taxable period to be delivered to Lockheed Martin no later than 30 days subsequent to Closing. Newco will use reasonable efforts to cause the Tax return packages for the period beginning on January 1, 1997 and ending as of the Tax Closing Date to be delivered to Lockheed Martin no later than the last day of the third calendar month succeeding the month in which the Closing occurs.

     F.03.A. Assumed Liabilities. The term Assumed Liabilities as defined in Exhibit A shall include any and all liabilities and obligations of Lockheed Martin and the Affiliated Transferors for Taxes arising from or with respect to the Transferred Assets or the operation of the Business with respect to any period ending prior to on or after the Tax Closing Date other than (i) income or franchise taxes arising from or with respect to the Transferred Assets or the operations of the Business for the Pre-Closing Tax Period (other than state or local income or franchise taxes attributable to the Business with respect to a Pre-Closing Tax Period to the extent reimbursable (but not actually reimbursed as of the Tax Closing Date) by the U.S. Government pursuant to the principles of Federal Acquisition Regulation Part 31, Contract Cost Principles and Procedures), and (ii) income or franchise taxes imposed on Lockheed Martin or any of the Affiliated Transferors with respect to gain or loss on the disposition of the Transferred Assets pursuant to the Transaction Agreement (other than Taxes borne by Newco pursuant to Section 15.03). Notwithstanding the foregoing, the parties agree that, with respect to Tax liabilities attributable to the Communications Systems Business Unit relating to the Pre-Closing Tax Period, Newco shall not assume any liability or obligation other than and only to the extent (i) disclosed or provided for in the December Statement or taken into account in the determination of the Final Net Tangible Asset Amount or (ii) relating to Tax periods for which Tax returns (including any applicable extensions) are not required to have been filed prior to the Tax Closing Date.

     F.03.B. Excluded Liabilities. The term Excluded Liabilities as defined in Exhibit A shall include any and all liabilities or obligations for any and all Taxes arising from or with respect to the Transferred Assets or operations of the Business that are not Assumed Liabilities as defined in Section F.03.A.

     F.04.A. Transferred Assets. The term Transferred Assets as defined in Exhibit A shall include any and all refunds, credits or rights of recovery in respect of any Taxes that are Assumed Liabilities as defined in Section F.03.A.

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

     F.04.B. Excluded Assets. The term Excluded Assets as defined in Exhibit A shall include any refund, credit or right of recovery in respect of any Taxes that are not Assumed Liabilities as defined in Section F.03.A.

     F.05.     Allocation of Exchange Consideration.

          (a) Within 30 days after the appraisal of the Transferred Assets by Coopers & Lybrand L.L.P. as referred to in Section F.07 has been completed, Lockheed Martin shall prepare a schedule (the "Exchange Consideration Schedule") setting forth the allocation of the cash amount of the Exchange Consideration among Lockheed Martin and each of the Affiliated Transferors. The allocation shall be determined based on such appraisal by Coopers & Lybrand L.L.P., and shall take into account the allocation of Newco Class A Stock among Lockheed Martin and the Affiliated Transferors, as determined by Lockheed Martin in its sole discretion. In connection with the preparation of the Exchange Consideration Schedule, Lockheed Martin shall give Newco reasonable access to the books and records of Lockheed Martin in respect of the Transferred Assets and the Basis Liabilities. Lockheed Martin agrees to make reasonable efforts to allocate the Exchange Consideration in the Exchange Consideration Schedule in a manner calculated to allow Newco to obtain a tax basis in the Transferred Assets equal to, but not greater than, $525,000,000 plus or minus any adjustment to the Exchange Consideration in accordance with Sections 2.03 and 2.04 and plus the Basis Liabilities. Lockheed Martin covenants and agrees that the Exchange Consideration will be allocated so that the adjusted tax basis of Newco in the Transferred Assets, based on the allocation in the Exchange Consideration Schedule, will be not less than $500,000,000 plus or minus any adjustment to the Exchange Consideration in accordance with Sections 2.03 and 2.04 and plus the Basis Liabilities.

          (b) The Allocation Tax Loss shall be determined jointly by Lockheed Martin and Newco within 90 days after the Exchange Consideration Schedule is delivered to Newco. Any dispute with respect to the determination of the Allocation Tax Loss shall be resolved in the manner specified in Section 2.03
(b) (regarding determination of the Final Net Tangible Asset Amount). Within 10 days after the Allocation Tax Loss is determined, Lockheed Martin shall pay to Newco the amount of the Allocation Tax Loss with interest thereon from the Closing Date to the date of payment at a rate per annum equal to the per annum interest rate announced from time to time by Bank of America National Trust and Savings Association as its reference rate in effect. Such payment shall be made in immediately available funds by wire transfer to a bank account designated in writing by Newco. Newco agrees that the aforementioned payment by Lockheed Martin shall satisfy all obligations assumed by Lockheed Martin pursuant to this Section F.05. Lockheed Martin shall have no further obligation to indemnify Newco with regard to any adjustment to the tax basis of the Transferred Assets in the hands of Newco as a result of an audit by the Internal Revenue Service or any other Tax authority, or as a result of any other adjustment which is treated for Tax purposes as an adjustment to the Exchange Consideration.

     F.06. Representations and Warranties of Lockheed Martin. Lockheed Martin hereby represents prior to but not after the Closing to the Purchasers, and as of and after the Closing to Newco that:

          (a) there are no liens on any of the Transferred Assets that arose in connection with any failure (or alleged failure) to pay any Tax;

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

          (b) neither Lockheed Martin nor any of the Affiliated Transferors will take part in both a Section 351 Transfer and a Cash Sale in the context of the Contemplated Transactions;

          (c) neither Lockheed Martin nor any of the Affiliated Transferors has transferred or otherwise altered the ownership of any of the Transferred Assets in anticipation of the Contemplated Transactions.

     F.07. Consistent Reporting.

          (a)  Section 351 Transfers

               (i) Unless there has been a Final Determination to the contrary, Lockheed Martin, the Affiliated Transferors and Newco covenant and agree, for all Tax purposes including all Tax returns and Tax controversies, to (and to cause any Affiliate or successor to their assets or business to) take each of the positions set forth in subparagraph (A) through (E) below with respect to Section 351 Transfers.

                    (A) The transfer of assets by each transferor will qualify under Section 351(b) of the Internal Revenue Code of 1986.

                    (B) The amount of cash received in exchange for any Transferred Asset will be determined by (A) allocating Basis Liabilities to the Transferred Assets in proportion to the adjusted tax basis of such Transferred Assets, and then (B) allocating the total amount of cash received by the transferor among the Transferred Assets in proportion to the net fair market value of such Transferred Assets (the net fair market value being the fair market value of a Transferred Asset reduced by the amount of any Basis Liabilities allocated to the asset).

                    (C) The tax basis of each Transferred Asset to be received by Newco will be the same as the tax basis of such asset in the hands of the transferor increased by the amount of any gain recognized by the transferor on the transfer of such asset.

                    (D) The fair market value of each category of Transferred Assets will be determined based on an independent appraisal by Coopers & Lybrand L.L.P.

                    (E) Neither Newco, nor any successor to its assets or businesses will be entitled to claim any deduction in respect of any Basis Liability to the extent previously deducted by the transferor, unless such previous deduction is later denied.

              (ii) Lockheed Martin and the Affiliated Transferors will file with their consolidated federal income tax return for the tax period which includes the Tax Closing Date the information required by Treas. Reg. 1.351-3(a) and will deliver copies of such statements, including attachments, to Newco at least 10 days prior to the date on which such return is filed, and Newco will file with its federal income tax return for the taxable period within which the Tax Closing Date falls the information required by Treas. Reg. 1.351-(b) and will deliver a copy of that statement to Lockheed Martin within ten days thereafter. Within 180 days after the Closing Date, Lockheed Martin will deliver to Newco all of the cost and other basis information relating to the Transferred

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

     Assets and Basis Liabilities reasonably required for Newco to prepare the Statement required by Treas. Reg. 1.351-3(b)(2).

             (iii) Lockheed Martin and Newco will jointly prepare schedules showing (A) the amount of any gain recognized on the transfer of each category of Transferred Assets, (B) the tax basis of each category of Transferred Assets in the hands of the transferor, and (C) the amount previously deducted in respect of each category of Basis Liabilities. Such schedules will be prepared in a manner consistent with each of the positions described in Section F.07.(a)(i). In the event of any adjustment to the tax basis of the Transferred Assets or Basis Liabilities, as the result of an audit or otherwise, Lockheed Martin, the Affiliated Transferors and Newco will jointly prepare any necessary revisions to such schedules. Unless there has been a Final Determination to the contrary, Lockheed Martin, the Affiliated Transferors and Newco covenant and agree, for all Income Tax purposes, including all Income Tax returns and any Income Tax controversies, not to take (and to cause any Affiliate or successors to their assets or businesses not to take) any position inconsistent with the basis in assets shown on such schedules (including any revised schedules from and after the date of revision) prepared pursuant to this Section F.07.(a)(iii).

              (iv) Lockheed Martin and the Affiliated Transferors covenant and agree to make the election necessary under Section 197(f)(9)(B) of the Code and pay the Tax that is required to be paid thereunder, so that intangible assets will be amortizable to the extent allowable under
     Section 197 of the Code. Lockheed Martin will deliver a copy of the election to Newco within 10 days of filing or making such election.

          (b)  Cash Sales

               With respect to Cash Sales, the Exchange Consideration shall be allocated among the Transferred Assets in accordance with Section 1060 of the Code and Treasury Regulations thereunder. Such allocation shall be based on an independent appraisal by Coopers & Lybrand L.L.P. Lockheed Martin, the Affiliated Transferors and Newco shall not take any position on their respective Tax returns that is inconsistent with such allocation of the Exchange Consideration for purposes of determining the amount of gain or loss recognized by Lockheed Martin and/or any of the Affiliated Transferors pursuant to Cash Sales, and Lockheed Martin and Newco shall duly prepare and timely file such reports and information returns as may be required to report the allocation, including Internal Revenue Service Form 8594. Lockheed Martin and Newco will each deliver a copy of Form 8594, including attachments, to the other at least 10 days prior to filing it with its tax return.

     F.08. Allocation of Income, Deductions and Other Items. For purposes of the Transaction Agreement, income, deductions, and other items will be allocated between the Pre-Closing Tax Period and the Post-Closing Tax Period based on an actual closing of the books of the Business on the Tax Closing Date. Income, deductions and other items attributable to the Pre-Closing Tax Period will be included in the federal and state income and/or franchise tax returns of Lockheed Martin. Income, deductions and other items attributable to the Post-Closing Tax Period will be included in the federal and state income and/or franchise tax returns of Newco.

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     F.09. Allocation of Taxes. Any pre-paid asset or accrued liability for real property tax, personal property tax or any similar ad valorem obligation levied with respect to any Transferred Asset for a Post-Closing Tax Period which includes the Tax Closing Date will be apportioned as of the Tax Closing Date and included in the determination of the Estimated Final Net Tangible Asset Amount, the Proposed Final Net Tangible Asset Amount and the Final Net Tangible Asset Amount based on the number of days of such taxable period included in the Pre-Closing Tax Period and the number of days of such taxable period included in the Post-Closing Tax Period.

     F.10. Credit for Increasing Research Activities. Lockheed Martin, the Affiliated Transferors and Newco agree that the transfers of assets pursuant to the Transaction Agreement constitute dispositions of trades or businesses within the meaning of Section 41(f)(3) of the Code. Lockheed Martin and the Affiliated Transferors agree to provide Newco within 150 days after the Closing Date with all information necessary to permit Newco to timely apply the provisions of Section 41(f)(3)(A) of the Code with respect to the Businesses.

     F.11. Costs and Expenses of Appraisal. The costs and expenses of the appraisal by Coopers & Lybrand L.L.P. which is referred to in Sections F.05., F.07.(a)(i)(D) and F.07.(b) shall be shared equally by Lockheed Martin and Newco.

     F.12. Resale Certificates. Within 45 days after the Closing Date, where applicable, Newco shall remit to Lockheed Martin such properly completed resale exemption certificates or similar certificates or instruments as are necessary to claim exemptions from the payment of sales, transfer, use or other similar taxes under Applicable Law.

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                                          EXHIBIT G TO TRANSACTION AGREEMENT


                    EMPLOYMENT AND EMPLOYEE BENEFIT MATTERS


     G.01. Employee Benefits Definitions. The following terms shall have the following meanings:

     "Benefit Arrangement" means each employment, severance, continuation pay, termination pay, layoff, or other similar written contract, arrangement or policy and each written plan or arrangement providing for health, medical, life or other welfare or fringe benefit coverage (including any insurance, self-insurance or other arrangements), workers' compensation, severance pay, retention agreements, disability benefits, supplemental unemployment benefits, holiday, education or vacation benefits, retirement benefits or deferred compensation, profit-sharing, benefits in the event of a sale of the Business or other change in the control, management or the ownership of the Business, bonuses, stock options, stock appreciation rights and other forms of incentive compensation or post-retirement insurance, compensation or benefits which (i) is not an Employee Plan, (ii) is or has been entered into, maintained, administered or contributed to, as the case may be, by Lockheed Martin or any of its Affiliates and (iii) covers any Transferred Employee, Transferred Beneficiary and/or his or her dependent, spouse or beneficiary or for which a Transferred Employee would be eligible upon retirement or other termination of service.

     "Camden Transferee" means each Transferred Employee who worked in the Communications Systems Business Unit immediately prior to Closing and any Transferred Beneficiary related to such Transferred Employee.

     "Employee Plan" means each "employee benefit plan", as such term is defined in Section 3(3) of ERISA, which (i) is subject to any provision of ERISA, (ii) is or has been entered into, maintained, administered or contributed to by Lockheed Martin or any of its Affiliates and (iii) covers any Transferred Employee and/or Transferred Beneficiary.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Transferred Employee" means any Person who, (i) on the Closing Date, is actively employed in the Business, or who, with respect to the Business, is on vacation, approved illness absence, long-term disability, authorized leave of absence (including leave under the Family and Medical Leave Act) or military service leave of absence as of the Closing Date, (ii) was laid off from the Business and has recall rights with respect to the Business, or (iii) is identified on Attachment XI, to be delivered to Newco at the same time as the Disclosure Schedules are delivered.

     "Transferred Beneficiary" means any Person who, at Closing, is not a Transferred Employee but (i) who was formerly employed in the Business (other than at the Communications Systems Business Unit)(whether by Lockheed Martin and/or its Affiliates or by their predecessors with respect to the Business) and to whom or with respect to whom Lockheed Martin or any of its Affiliates now has or may have in the future any obligation or liability (whether or not contingent) arising from that Person's employment in the Business or who is now or may become entitled to any coverage or benefit (whether or not

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

contingent) provided under any Employee Plan or Benefit Arrangement as a result of his or her employment in the Business; (ii) who is the spouse, dependent or beneficiary of a Person who qualifies as a Transferred Employee or a Person described in clause (i), if that spouse, dependent or beneficiary is or may become entitled to any coverage or benefit (whether or not contingent) provided under any Employee Plan or Benefit Arrangement as a result of that Person's employment in the Business.

     G.02. Employees and Offers of Employment.

          (a) Newco shall offer employment to commence on the Closing Date to all Transferred Employees; provided that, for any Transferred Employee who is on vacation, approved illness absence, authorized leave of absence (including leave under the Family and Medical Leave Act), long-term disability or military service leave of absence as of the Closing, the offer shall remain open until the date he or she is able to return to active employment to the extent consistent with any applicable collective bargaining agreement and/or existing company policy; provided, further, that any Camden Transferee entitled to recall rights shall be offered employment by Newco in accordance with the terms of the applicable bargaining agreement. Each Transferred Employee shall be offered a position by Newco similar to his or her position immediately prior to the Closing Date, at the same job and salary or wage levels, with non-equity based bonus and incentive plans and other non-equity based employee benefit plans substantially similar to those provided by Lockheed Martin and its Affiliates immediately prior to the Closing Date. Such offers of employment shall be at the same respective locations as those at which such Transferred Employees are employed immediately prior to the Closing. Subject to Applicable Law and this Agreement, Newco shall have the right to dismiss any Transferred Employee at any time, with or without cause, and to change the terms of employment of any Transferred Employee.

          (b) Lockheed Martin shall provide any notices to Transferred Employees which may be required under the Worker Adjustment Retraining and Notification Act, 29 USC Section 2101 et seq., ("WARN") with respect to events which occur prior to the Closing Date and Newco shall provide any notices to Transferred Employees which may be required under WARN with respect to events which occur on or after the Closing Date.

          (c) Commencing on the Closing Date, Newco shall assume all responsibility and liability for all matters arising out of or relating to Transferred Employees and Transferred Beneficiaries regardless of whether such matter arises from or relates to events prior to, on or after the Closing Date, including but not limited to (i) accrued but unpaid wages, bonuses and salary;
(ii) all liabilities for workers compensation claims made at any time by Transferred Employees or Transferred Beneficiaries whether or not reported as of the Closing Date and all expenses of administration of such claims; (iii) all incurred but not reported claims for life insurance, medical, disability or similar benefits; (iv) all claims relating to the terms and conditions of employment, hiring, firing, supervision, occupational safety and health, workplace, wages and hours promotion, employment practices or treatment of Transferred Employees or Transferred Beneficiaries; provided, however, that with respect to any responsibility and liability relating to a Camden Transferee for a matter described in clause (iv), Newco shall only assume such responsibility and liability if it arises from or relates to (A) a matter described in Section B.09 of the Disclosure Schedule, or (B) events occurring on or after the Closing Date.

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     G.03. Plans Following the Closing.

          (a) Except to the extent changes are (i) required by Applicable Law;
(ii) necessary to maintain the tax favored status of any employee plan or benefit arrangement; (iii) permitted or required under any applicable collective bargaining agreement; or (iv) necessary to eliminate the use of any equity securities as the basis for any equity-based incentive compensation, during the one-year period following the Closing, Newco will maintain employee compensation and employee plans and benefit arrangements for the benefit of the Transferred Employees and Transferred Beneficiaries, in either case, who are not covered by collective bargaining agreements, that are substantially similar to the Employee Plans and Benefit Arrangements (excluding any stock options, stock appreciation or other equity based incentive compensation) in effect on the Closing Date; provided, however, that layoff, severance and retention benefits (including the Special Severance Program) shall be identical during this period; provided, further, that post-retirement benefits for Camden Transferees shall also be provided in accordance with Sections G.03(b) and G.05(f). During such period, for Transferred Employees and Transferred Beneficiaries who are covered by collective bargaining agreements, Newco shall provide such benefits as are required by any and such collective bargaining agreements as are assumed pursuant to Section G.04. Newco will give Transferred Employees full credit for purposes of eligibility, vesting and benefit accrual under any such plans or arrangements maintained by Newco pursuant to this Section G.03 for such Transferred Employees' service recognized for such purposes under the Employee Plans and Benefit Arrangements at Closing; provided, however, that any Newco pension plan may offset pension benefits provided under Newco's pension plan to a Transferred Employee and attributable to service before the Closing Date by any pension benefits provided to that Transferred Employee under any Lockheed Martin pension plan and attributable to that same pre-Closing service.

          (b) Effective as of the Closing Date, Lockheed Martin and its Affiliates shall cease to have any liability or obligation to provide post-retirement medical and life insurance benefits to Transferred Employees and Transferred Beneficiaries and Newco shall assume all such liabilities and obligations to provide post-retirement life and medical benefits and shall provide post-retirement medical and life insurance benefits in accordance with Section G.03(a). In addition, Newco will provide (i) substantially equivalent post-retirement medical benefits for Camden Transferees who meet the age and service requirements for those benefits (as such requirements are in effect under the applicable Lockheed Martin plan immediately prior to the Closing
Date) by the five-year anniversary of the Closing Date and who retire before that 5th year anniversary; (ii) substantially equivalent post retirement life insurance benefits for those Camden Transferees who were at least age 50 as of December 31, 1994 and have ten years of continuous service at retirement; and
(iii) post-retirement medical benefits and life insurance for Transferred Employees and Transferred Beneficiaries covered by a collective bargaining agreement in accordance with the terms of that agreement. Notwithstanding the foregoing, nothing herein shall prevent Newco from increasing the cost to Transferred Employees or Transferred Beneficiaries who became participants in such plans to the extent permitted by law, but only if the proportion of any required payments by such participants does not change in relation to the payments made prior to the Closing Date by such participant's employer; provided, however, nothing herein permits the level of benefits provided under the plans to be decreased.

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          (c) Newco's plans that are welfare plans (as defined in Section 3(1)
of ERISA) shall not contain a clause excluding coverage for preexisting conditions of Transferred Employees or Transferred Beneficiaries (unless and only to the extent and for the period that such pre-existing condition as of the Closing Date would be excluded from coverage under the welfare plans of the Business) and shall provide that any expenses incurred by a Transferred Employee or Transferred Beneficiary during 1997 on or before the Closing shall be taken into account from the Closing until December 31, 1997 under such welfare plans for the purposes of deductible and coinsurance requirements and satisfaction of maximum out-of-pocket provisions to the same extent as if such expenses had been incurred after the Closing.

          (d) Effective as of the Closing Date, Newco and Lockheed Martin shall enter into a benefit administration agreement or agreements, whereby Newco shall provide to Lockheed Martin and Lockheed Martin shall provide to Newco, upon reasonable request, assistance in the administration of benefit plans and arrangements after the Closing Date. Newco and Lockheed Martin agree to negotiate in good faith the cost of such services and actual terms of such benefit administration agreement(s).

     G.04. Collective Bargaining Agreements. Newco shall (i) expressly recognize any collective bargaining representative recognized by Lockheed Martin or any of its Affiliates as of the Closing for bargaining units consisting of Transferred Employees; (ii) expressly assume any and all of Lockheed Martin's and its Affiliates' obligations under the collective bargaining agreements set forth on Section B.21 of the Disclosure Schedules with respect to the Transferred Employees; and (iii) be a successor employer for purposes of such collective bargaining agreements.

     G.05. Pension Plan Obligations

          (a) Transferred Employees currently participate in the following defined benefit pension plans: (i) Lockheed Martin Tactical Defense Systems Retirement Plan; (ii) Lockheed Martin Corporation Retirement Income Plan II;
(iii) Lockheed Martin Corporation Pension Plan for Employees in Participating Bargaining Units; (iv) The Narda Microwave Corporation Pension Plan; (v) Lockheed Martin Tactical Systems, Inc. Pension Plan; (vi) Lockheed Martin Fairchild Corporation Retirement Plan; (vii) Lockheed Martin Hycor Pension Plan; (viii) Lockheed Martin Retirement Income Plan; (ix) Lockheed Martin Supplemental Retirement Income Plan; (x) Lockheed Martin Retirement Plan for Certain Salaried Employees; (xi) Lockheed Martin Tactical Systems, Inc. Supplemental Executive Retirement Plan; (xii) Lockheed Martin Corporation Supplementary Pension Plan for Employees of Transferred GE Operations; (xiii) Supplemental Executive Retirement Plan for Certain Management Employees of the Narda Microwave Corporation; (xiv) Lockheed Martin Fairchild Corporation Supplemental Benefit Plan; (xv) Lockheed Martin Supplemental Executive Retirement Plan ("Lockheed Martin Pension Plans"). As of the Closing Date, Transferred Employees shall cease to accrue service credit or benefits under Lockheed Martin Pension Plans, other than the Assumed Plans described in Section G.05(b).

          (b) With respect to The Narda Microwave Corporation Pension Plan ("Narda Plan") and the Lockheed Martin Hycor Pension Plan ("Hycor Plan") (collectively, the "Assumed Plans"), as of the Closing Date, Lockheed Martin and its Affiliates shall cease to sponsor, administer, pay benefits or contribute to the Assumed Plans (other than for contributions due prior to the Effective Date) and thereby cease to be responsible for any acts,

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omissions and transactions under or in connection with any such Assumed Plan, whether occurring before or after Closing. Effective as of the Closing Date, Newco shall become the sponsor of the Assumed Plans. Contingent upon receipt of the Initial Transfer Amount in the case of the Narda Plan or the transfer of sponsorship of the trust in the case of the Hycor Plan, Newco shall assume all liabilities with respect to such Assumed Plan (including liabilities with respect to Transferred Beneficiaries), shall assume responsibility for paying pension benefits in respect of Transferred Employees and Transferred Beneficiaries, and shall become responsible for all acts, omissions and transactions under or in connection with that Assumed Plan, whether arising before or after the Closing. As soon as practicable after the Closing Date, the parties shall cause the sponsorship of the trust agreement maintained to fund the Hycor Plan to be transferred to Newco and Newco, as of the Closing Date, shall assume all of Lockheed Martin's and its Affiliates rights, obligations and duties under that trust agreement. Lockheed Martin shall cause the trusts holding the assets of the Narda Plan to transfer the assets attributable to the Narda Plan (determined as of the end of the month in which the Closing Date occurs) to be transferred to a trust (or trusts) designated by Newco for the purpose of holding the assets of the Narda Plan.

          (c) With respect to the (i) Lockheed Martin Tactical Defense Systems Retirement Plan; (ii) Lockheed Martin Corporation Retirement Income Plan II;
(iii) Lockheed Martin Corporation Pension Plan for Employees in Participating Bargaining Units; (iv) Lockheed Martin Tactical Systems, Inc. Pension Plan; (v) Lockheed Martin Fairchild Corporation Retirement Plan; and (vi) Lockheed Martin Retirement Income Plan (the "Spinoff Plans"), Newco shall establish a defined benefit plan or plans which provide substantially similar benefits in accordance with Section G.03(a), where applicable,(the "Newco Spinoff Plans") for the benefit of the Transferred Employees and Transferred Beneficiaries participating in the Spinoff Plans. As soon as practicable following the Closing, Lockheed Martin shall cause its actuary to calculate the Accrued Liability of all participants in each of the Spinoff Plans and then to compare, on a plan by plan basis, the Accrued Liability of all the participants in each of the Spinoff Plans to the fair market value of the assets in the respective Spinoff Plan as of the end of the month in which the Closing Date occurs. If the Accrued Liability of all participants in the respective Spinoff Plan is less than the fair market value of the assets in that Spinoff Plan, then Lockheed Martin shall cause assets (determined as of the end of the month in which the Closing Date occurs) to be transferred to a trust established to hold assets of the respective Newco Spinoff Plan equal to such fair market value of the assets multiplied by a fraction the numerator of which is the Accrued Liability of Transferred Employees and Transferred Beneficiaries under such Spinoff Plan and the denominator of which is the Accrued Liability of all participants in such plan. If the Accrued Liability of all participants in the respective Spinoff Plan is equal to or more than the fair market value of the assets in that Spinoff Plan, then Lockheed Martin shall cause its actuary to determine the amount of assets allocable to the liabilities of Transferred Employees and Transferred Beneficiaries participating in that plan based on
Section 4044 of ERISA ("Section 4044 Amount"). Lockheed Martin shall cause assets in cash equal to the Section 4044 Amount applicable to Transferred Employees and Transferred Beneficiaries under such Spinoff Plan to be transferred to a trust established by Newco to hold assets of the respective Newco Spinoff Plans. Contingent upon the transfer of the Initial Transfer Amount (as described in Section G.05(b)) to each Newco Spinoff Plan, Newco shall assume all liabilities of Lockheed Martin and its affiliates with respect to Transferred Employees and Transferred Beneficiaries under the Spinoff Plan from which

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that transfer was made and shall become with respect to such Transferred
Employees and Transferred Beneficiaries responsible for all acts, omissions and transactions under or in connection with such Spinoff Plan, whether arising before or after the Closing; provided, however, that in the case of liabilities with respect to Camden Transferees, Newco shall only assume liabilities and shall only become responsible for all acts, omissions and transactions under or in connection with that Spinoff Plan arising on or after the Closing or disclosed in Section B.21 of the Disclosure Schedules.

          (d) All transfers to the Narda Plan and the Newco Spinoff Plans shall be made in accordance with the provisions of this Section G.05(d). Within 30 days of the Closing Date, or if later, 20 days following the date on which Lockheed Martin has been provided evidence reasonably satisfactory to it that Newco has established a trust (or trusts) to hold the assets of the Narda Plan and the Newco Spinoff Plans and that the Newco Spinoff Plans are qualified under Section 401(a) of the Code and the trusts holding assets of the Newco Spinoff Plans or Narda Plan are tax exempt under Section 501(a) of the Code ("Initial Transfer Date"), Lockheed Martin shall cause its trusts to make an initial transfer of assets in cash equal to 85% of the amount estimated by Lockheed Martin in good faith to be equal to X (as defined below) with respect to each plan (using the same assumptions and methodologies consistent with estimates previously provided to Newco and as set forth in a schedule to be presented at Closing by Lockheed Martin) ("Initial Transfer Amount"). In addition, prior to the Initial Transfer Date Lockheed Martin shall provide Newco with evidence reasonably satisfactory to Newco that the appropriate Lockheed Martin Pension Plans remain qualified under Section 401(a) of the Code. As soon as practicable after the final determination of the amounts to be transferred ("True-Up Date"), Lockheed Martin shall cause a second transfer to be made in cash of the "True-Up Amount." The True-Up Amount shall be equal to the sum of the following amount with respect to the Narda Plan and each Spinoff
Plan:

     (X minus Initial Transfer Amount), minus benefit payments, adjusted for Earnings,

where X equals in the case of the Spinoff Plans, the Accrued Liability or the
Section 4044 Amount, whichever is applicable, and in the case of the Narda Plan, the fair market value of the assets attributable to the Narda Plan at the end of the month in which the Closing Date occurs. Earnings shall be calculated
(i) from the last day of the month following the Closing until the Initial Transfer Date on the amount equal to the Initial Transfer Amount using the rate paid on a 90-day Treasury Bill on the auction date coincident with or immediately preceding the Closing, (ii) from the Initial Transfer Date until the True-Up Date on an amount equal to X minus the sum of the Initial Transfer Amount and the benefit payments using (A) with respect to the period from the Closing Date to the last day of the month preceding the True-Up Date, the cumulative rate of return (considering both gain and loss) earned or lost on the assets of the trust from which the True-Up Amount is being transferred and
(B) with respect to the period from the first day of the month in which the True-Up Date occurs and the True-Up Date the rate paid on a 90-Day Treasury Bill on the auction date coincident with or immediately preceding the first day of the month in which the True-Up Date occurs. If the Initial Transfer Amount exceeds X with respect to any plan, as soon as practicable following such determination Newco shall cause a transfer to be made to the respective Lockheed Martin Pension Plan equal to the difference between the Initial Transfer Amount and X, adjusted to reflect Earnings (i) from the last day of the month in which the Closing occurs until the Initial

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Transfer Date using the rate paid on a 90-day Treasury Bill on the auction date coincident with or immediately preceding the Closing; (ii) from the Initial Transfer Date until the date of transfer, such Earnings shall be calculated using (A) with respect to the period from that Initial Transfer Date to the last day of the month preceding such transfer, the cumulative rate of return (considering both gain and loss) on the assets of the plan from which the transfer is being transferred and (B) with respect to the period from the first day of the month in which the transfer occurs and the date of such transfer, the rate paid on a 90-Day Treasury Bill on the auction date coincident with or immediately preceding the first day of the month in which the transfer occurs. The True-Up Amount shall be transferred in cash except benefits of Transferred Employees and Transferred Beneficiaries attributable to John Hancock Group Annuity Contract 8474 shall be transferred in kind. Unless the parties agree otherwise, all transfers will occur on the last business day of a month. Notwithstanding anything contained herein to the contrary, the transfers contemplated by this section G.05(d) shall be determined in accordance with
Section 414(l) of the Code and Treasury Regulation 1.414(l)-1. The amounts to be transferred pursuant to this section G.05(d) shall be reduced to the extent necessary to satisfy Section 414(l) of the Code, and any regulations promulgated thereunder, ERISA Section 4044, and any regulations promulgated thereunder.

          (e) For the purposes of this Section, the term "Accrued Liability" shall mean the present value of the accrued benefit of the Transferred Employee or Transferred Beneficiary, determined on a termination basis using the interest factors specified by the PBGC for an immediate or deferred annuity as appropriate for such Transferred Employee or Transferred Beneficiary and the other methods and factors specified in the regulations of the PBGC for the valuation of accrued benefits upon plan termination, including, but not limited to, expected retirement ages and expense load assumptions published by the PBGC, and the 1983 Group Annuity Mortality Table. The interest factors shall be those in effect on the Closing Date. The Accrued Liability and Section 4044 Amount shall be determined by an enrolled actuary designated by Lockheed Martin. Lockheed Martin shall provide any actuary designated by Newco with all information reasonably necessary to review the calculation of the Accrued Liability and the Section 4044 Amount in all material respects and to verify that such calculations have been performed in a manner consistent with the terms of this Agreement. If there is a good faith dispute between Lockheed Martin's actuary and Newco's actuary as to the amount to be transferred to any plan, and such dispute remains unresolved for 30 days, the chief financial officers of the respective companies shall endeavor to resolve the issue. Should such dispute remain unresolved for 60 days, Lockheed Martin and Newco shall select and appoint a third actuary who is mutually satisfactory to both of the parties hereto. The decision of such third party actuary shall be rendered within 30 days and shall be conclusive as to any dispute for which it was appointed. The cost of such third party actuary shall be divided equally between Lockheed Martin and Newco. Each party shall be responsible for the cost of its own actuary.

          (f) Newco shall take all action necessary to qualify each Newco Spinoff Plan under the applicable provisions of the Code and Newco and Lockheed Martin shall cooperate to make any and all filings and submissions to the appropriate governmental agencies required to be made by Newco as are appropriate in effectuating the provisions hereof. The Newco Spinoff Plans and Assumed Plans and any successor plans thereto shall contain appropriate provisions providing that through the first year anniversary of the Closing

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(fifth anniversary in the case of Lockheed Martin Retirement Income Plan II and
Lockheed Martin Retirement Income Plan), each Newco Spinoff Plan shall provide for a benefit formula that is no less favorable than the formula provided in the corresponding Spinoff Plan at Closing. The Newco Spinoff Plans or Assumed Plans receiving a transfer from the Lockheed Martin Corporation Retirement Income Plan II and the Lockheed Martin Corporation Pension Plan for Employees in Participating Bargaining Units and any successor plans thereto shall contain appropriate provisions providing that (i) to the extent assets transferred are attributable to assets transferred from the GE Pension Plan or are governed by collective bargaining agreements, any such assets shall be held by trusts forming a part of such Newco Spinoff Plans (or successor plans) and shall be held for the exclusive benefit of the participants in such Newco Spinoff Plans (or successor plans) and such assets shall not upon termination of those Newco Spinoff Plans (or successor plans) revert to the employer or sponsor of such Newco Spinoff Plans (or successor plans); (ii) the accrued benefits as of the Closing of Transferred Employees under such plans may not be decreased by amendment or otherwise; and (iii) each Transferred Employee retiring under Newco Spinoff Plans (or successor plans) will be entitled to receive pension benefits no less than what would have been received under the GE Pension Plan as in effect as of April 5, 1993, taking into account the Transferred
Employee's combined service with Newco, Lockheed Martin, GE, and RCA and each of their Affiliates.

          (g) With respect to the (i) Lockheed Martin Tactical Systems, Inc. Supplemental Executive Retirement Plan ("LMTS SERP"); (ii) the Lockheed Martin Corporation Supplementary Pension Plan for Employees of Transferred GE Operations ("Supplementary Plan"), the Lockheed Martin Supplemental Executive Retirement Plan, the Lockheed Martin Supplemental Retirement Income Plan (the "Camden SERPs"); and (iii) the Supplemental Executive Retirement Plan for Certain Management Employees of Narda Microwave Corporation, and Lockheed Martin Fairchild Corporation Supplemental Benefit Plan, (the plans in (i),
(ii), and (iii) collectively referred to as the "LMC SERPs"), Newco shall establish a nonqualified plan or plans (the "Newco SERP") for the benefit of Transferred Employees and Transferred Beneficiaries participating in the LMC SERPs as of the Closing Date and Newco shall assume all obligations and liabilities under the LMC SERPs, with respect to the Transferred Employees and the Transferred Beneficiaries. Effective as of the Closing Date, all Transferred Employees will cease to accrue benefits under the LMC SERPs. With respect to the Supplementary Plan, Newco will provide an equivalent plan for Transferred Employees and Transferred Beneficiaries eligible to participate in that plan as of the Closing Date that provides equivalent benefits during the entire term of their employment with Newco, its Affiliates and their successors. With respect to the LMC SERPs (other than the Supplementary Plan), Newco shall provide a substantially similar plan in accordance with the provisions of Section G.03(a). As soon as practicable (but not more than 180 days) after the Closing Date, Lockheed Martin shall cause its actuary to calculate the SERP Liability of all participants in the LMTS SERP and the Camden SERPS, respectively, and the SERP Liability for Transferred Employees and Transferred Beneficiaries in the LMTS and Camden SERPS respectively and shall cause the following transfers. As soon as practicable thereafter, but in no event later than the later of (i) the acceptance of the calculation of the SERP Liability by Newco or (ii) 20 days following submission to Lockheed Martin of evidence reasonably satisfactory to it that Newco has established a corresponding rabbi trust or trusts, Lockheed Martin shall cause a transfer of assets from the rabbi trust established in connection with the LMTS SERP ("LMTS Trust") to a rabbi trust established by Newco in an amount equal to the product of the (i) fair market

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value of the assets of the LMTS Trust as of the last day of the month in which the Closing Date occurs; and (ii) a fraction, the numerator of which is the "SERP Liability" for Transferred Employees and Transferred Beneficiaries participating in the LMTS SERP and the denominator of which is the SERP Liability for all participants in the LMTS SERP. Lockheed Martin shall also cause a transfer of assets from the rabbi trust established in connection with the Camden SERPs ("Camden Trust") to a rabbi trust established by Newco in an amount equal to the product of the (i) fair market value of the assets of the Camden Trust as of the last day of the month in which the Closing Date occurs; and (ii) a fraction, the numerator of which is the "SERP Liability" for Transferred Employees and Transferred Beneficiaries participating in the Camden SERPs and the denominator of which is the SERP Liability for all participants in the Camden SERPs. The amount of the transfer shall be reduced by benefits paid by Lockheed Martin prior to the transfer. If the amount of the benefits paid exceeds the amount of the transfer, Newco shall promptly pay Lockheed Martin such excess. For the purpose of this section, the "SERP Liability" with respect to a participant shall be the lump sum present value (determined as of the end of the month in which the Closing Date occurs) of the accrued benefit of the participant under the applicable SERP calculated utilizing the assumptions used by Lockheed Martin for reporting accrued benefit obligations relative to Seller Pension Plans under FAS No. 87 in its 1996 Annual Report. The calculation of the amount to be transferred shall be subject to the review and dispute resolution procedures contained in subsection (e).

          (h) No later than the True-Up Date, Lockheed Martin shall also cause the Lockheed Martin Federal Systems, Inc. Retirement Plan ("Federal Systems Plan") to make a transfer to a qualified defined benefit plan designated by Newco in an amount equal to the accrued benefit of the Transferred Employees who participated in the Federal Systems Plan immediately prior to the Closing. For the purposes of this section, the accrued benefit of the Transferred Employees shall mean the present value of the accrued benefit determined on a termination basis using the interest factors for an immediate or deferred annuity as appropriate for each such Transferred Employee. The assumptions used in determining the accrued benefit of each such Transferred Employee shall be the same as the assumptions used to determine Accrued Liability under Section G.05(e). The transfer shall be contingent upon Newco providing evidence reasonably satisfactory to Lockheed Martin that such designated plan is qualified under Section 401(a) of the Code and the trust of which it is a part is exempt from taxation under Section 501(a) of the Code. Lockheed Martin shall also provide to Newco evidence reasonably satisfactory to Newco that the Federal Systems Plan is qualified under Section 401(a) of the Code and the trust of which it is a part is exempt from taxation under Section 501(a) of the Code. Upon receipt of such transfer of assets, Newco shall assume all liabilities of Lockheed Martin and its Affiliates with respect to such Transferred Employees under the Federal Systems Plan and shall become with respect to such Transferred Employees responsible for all acts, obligations, omissions and transactions under or in connection with the Federal Systems Plan, whether arising before or after the Closing. Lockheed Martin shall cause the benefits accrued as of the Closing Date by any Transferred Employee or Transferred Beneficiary under the Lockheed Martin Retirement Plan for Certain Salaried Employees (the "Lockheed Plan") or any other defined benefit pension plan that is not listed in Schedule G.05(a) or this G.05(h) to be fully vested at the Closing Date and any such Transferred Employee or Transferred Beneficiary shall be eligible on the Closing Date to participate in the Newco defined benefit plans (the "Newco Plans") established for other Transferred

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Employees or Transferred Beneficiaries who were formerly employed in the
Communications Systems Business Unit (or such other plan as Newco designates in the case of Transferred Employees covered under any plan other than the Lockheed Plan). Newco shall credit such Transferred Employees and Transferred Beneficiaries with all service recognized under the Lockheed Plan or such other plans as the case may be. If the Transferred Employee participated in the plan for more than one year, Lockheed Martin shall credit such Transferred Employees and Transferred Beneficiaries with all service recognized under the Newco Plans for all purposes, other than benefit accrual and will recognize Newco compensation for calculating pensionable earnings under the Lockheed Plan or any other such plan which is a final average pay plan.

     G.06.  Savings Plan Obligations.

          (a) Transferred Employees currently participate in the following defined contribution plans: (i) Lockheed Martin Defense Systems Savings and Investment Plan; (ii) Lockheed Martin Salaried Savings Plan; (iii) Lockheed Martin Salaried Savings Plan II; (iv) Lockheed Martin Performance Sharing Plan;
(v) Lockheed Martin Supplemental Savings Plan; (vi) Conic Corporation Deferred Income Retirement Plan; (vii) Narda Microwave Supplemental Retirement Savings Plan; (viii) Narda Western Operations 401(k) Deferred Income Retirement Plan;
(ix) Lockheed Martin Tactical Systems, Inc. Deferred Income Savings Plan; (x) Lockheed Martin Fairchild Corporation Savings Plan; (xi) Randtron Employees Retirement Savings Plan; (xii) Microcom Corporation 401(k) Plan; (xiii) Profit Sharing Plan and Trust of Lockheed Martin Hycor, Inc., (xiv) Lockheed Martin Tactical Systems Inc. Frequency Sources, Inc. 401(k) Retirement Plan and (xv) Lockheed Martin Federal Systems Deferred Income Retirement Plan (collectively, "Lockheed Martin Defined Contribution Plans"). The plans listed in (i), (vi),
(vii), (viii), (ix), (xiv) and (xv) are all sub-plans in the Lockheed Martin Tactical Systems Master Savings Plan.

          (b) Effective as of the Closing Date, Lockheed Martin and Newco shall cause (i) Randtron Employees Retirement Plan; (ii) Microcom Corporation 401K Plan; (iii) Profit Sharing Plan and Trust of Lockheed Martin Hycor, Inc. ("Transferred Savings Plans") to be amended to provide that sponsorship and maintenance thereof shall be transferred to Newco and Newco shall assume all of the obligations and liabilities of Lockheed Martin and its Affiliates with respect to each such Transferred Plan (including liabilities with respect to Transferred Beneficiaries) and contingent upon receipt of the transferred assets described in Section G.06(c), shall become responsible for all acts, omissions and transactions under or in connection with the Transferred Savings Plan, whether arising before or after Closing. Effective as of the Closing Date, Lockheed Martin and/or its Affiliates shall cease to sponsor, administer or contribute (other than contributions in respect of benefits accrued prior to the Effective Date) to the Transferred Savings Plans and thereby cease to be responsible for any acts, omissions and transactions under or in connection with any such Transferred Savings Plan.

          (c) With respect to all Lockheed Martin Defined Contribution Plans except the Transferred Savings Plans described in Section G.06(b) (the "Lockheed Martin Savings Plans"), the Transferred Employees shall cease to accrue benefits and service credits under such plans as of the Closing Date and, effective as of the Closing Date, Newco shall establish new savings plans ("Newco's Savings Plans") and associated trusts to hold the assets of those plans for the Transferred Employees, to be effective as of the Closing

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Date, and shall provide to Lockheed Martin evidence reasonably satisfactory to
Lockheed Martin that Newco's Savings Plans and the associated trusts have been established and that the Newco's Savings Plans qualify under the requirements of Section 401(a) of the Code, and that the trusts are exempt from tax under
Section 501(a) of the Code. Lockheed Martin shall provide to Newco evidence reasonably satisfactory to Newco that the Lockheed Martin Savings Plans remain qualified under the requirements of Section 401(a) of the Code. Provided Lockheed Martin and Newco have received evidence reasonably satisfactory to them in accordance with the preceding sentences, as soon as is reasonably practicable following the Closing Date, in no event later than 60 days following receipt of such mutually satisfactory evidence, Lockheed Martin shall take or cause to be taken all action required or appropriate to transfer the account balances of all Transferred Employees and Transferred Beneficiaries to the respective trusts associated with Newco's Savings Plans. Such transfers shall be made in cash in an amount equal to the value of the account balances to be transferred, determined as of the close of business on the last business day immediately preceding the transfer, except that (i) to the extent a participant's or beneficiary's account balance in the transferor plan includes one or more promissory notes evidencing a participant loan or loans, such promissory notes shall be transferred in kind for the participant's or beneficiary's credit under the transferee plan and (ii) any assets in the transferor trust consisting of securities issued by Lockheed Martin, Martin Marietta Materials, Inc. or Loral Space & Communications, Ltd. that are allocable to the respective transferee plan shall be transferred in kind. For the period from the Closing Date until the transfer, Newco shall collect by payroll deduction and promptly pay over to the respective Lockheed Martin Defined Contribution Plan all loan payments required on participant loans made by the respective plan to any Transferred Employee and Lockheed Martin shall cause the respective Lockheed Martin Defined Contribution Plan to administer and pay all distributions, withdrawals and loans payable under the terms of the respective plan to any Transferred Employee or Transferred Beneficiary until the transfer. Contingent upon the transfer of the account balances to each of Newco's Savings Plans, Newco shall assume all liabilities of Lockheed Martin and its affiliates with respect to Transferred Employees and Transferred Beneficiaries under the Lockheed Martin Defined Contribution Plan from which that transfer was made and shall become with respect to such Transferred Employees and Transferred Beneficiaries responsible for all acts, omissions and transactions under or in connection with such Lockheed Martin Defined Contribution Plan, whether arising before or after the Closing; provided, however, that in the case of liabilities with respect to Camden Transferees, Newco shall only assume liabilities and shall only become responsible for all acts, omissions and transactions under or in connection with that Lockheed Martin Defined Contribution Plan arising after the Closing or disclosed in Section B.21 of the Disclosure Schedules.

     G.07. GE Special Benefits Protections. Pursuant to Section V.II of Exhibit V to a Transaction Agreement (the "GE Agreement") dated November 22, 1992, as amended, among GE, Martin Marietta Corporation, a Maryland corporation and Lockheed Martin, Lockheed Martin has agreed to reimburse GE (the "GE Reimbursement Obligations") for certain specified expenses relating to benefits for certain individuals who were formerly employed by GE and who became employees of Lockheed Martin or its Affiliates as a result of the transaction contemplated by the GE Agreement (the "Former GE Employees"). Newco shall assume, effective on the Closing Date, all of the GE Reimbursement Obligations in respect of Transferred Employees and Transferred Beneficiaries for such specified expenses, and shall indemnify and hold harmless Lockheed Martin and its Affiliates from any and all such GE Reimbursement Obligations. Lockheed Martin shall provide Newco with copies of any documentation it receives from GE documenting the basis for such expenses.

     G.08. Severance and Retention Agreements. In accordance with Section 6.9 of the Agreement and Plan of Merger dated as of January 7, 1996, by and among Loral Corporation, Lockheed Martin Corporation and LAC Acquisition Corporation, Lockheed Martin Tactical Systems, Inc. has adopted the Supplemental Severance Program. Lockheed Martin has entered into Key Employee Supplemental Severance Program and Key Executive Supplemental Severance Program agreements (the "Program Agreements"). In addition, Lockheed Martin has entered into Retention Agreements (collectively with the Supplemental Severance Program and the Program Agreements, the "Supplemental Agreements") with certain Transferred Employees who participate in the Supplemental Severance Program. Other than with respect to the Transferred Employees set forth on Section B.21 of the Disclosure Schedules, Newco assumes all obligations and liabilities of Lockheed Martin and its Affiliates under the Supplemental Agreements for all claims made after the Closing Date by Transferred Employees, including claims based on the Contemplated Transactions, which shall be Assumed Liabilities for purposes of this Agreement. All obligations and liabilities of Lockheed Martin with respect to the Transferred Employees on Section B.21 of the Disclosure Schedules and any other individual covered by a Supplemental Agreement who is not a Transferred Employee shall constitute Excluded Liabilities.

     G.09. Vacation and Holidays. As of the Closing, Newco shall adopt at its expense, vacation and holiday plans for Transferred Employees to succeed Lockheed Martin's and its Affiliates' vacation and holiday plans. For the 12-month period beginning with the Closing Date, such plans shall provide for accrued vacation and holidays no less favorable than, and in substitution for, those Lockheed Martin and its Affiliates would have provided to such Transferred Employees had they remained employees of Lockheed Martin and its Affiliates, and Lockheed Martin and its Affiliates shall have no liability or obligation to pay or provide any vacation or holiday payments claimed on or after the Closing Date. Thereafter, such plans shall provide vacation, accrued vacation and holidays to each eligible Transferred Employee on the basis of his or her continuous service with Lockheed Martin, Newco and their Affiliates.

     G.10. Other Employee Plans.

          (a) Newco shall, as of the Closing Date, assume all obligations and liabilities of Lockheed Martin and its Affiliates in respect of Transferred Employees and Transferred Beneficiaries under the Deferred
Management Incentive Compensation Plan.

          (b) Newco shall, as of the Closing Date, assume all obligations and liabilities (including, without limitation, all obligations and liabilities attributable to the period prior to the Closing Date) of Lockheed Martin and its Affiliates in respect of Transferred Employees and Transferred Beneficiaries under each Employee Plan and Benefit Arrangement not covered under Sections G.05, G.06, G.07, G.08, G.09, G.10(a) and G.10(c) and shall be a successor employer with respect to such plans; provided, however, that with respect to obligations and liabilities to Camden Transferees arising from events occurring prior to the Closing Date, Newco shall assume such obligations and liabilities only to the extent that they (i) arise under a

Benefit Arrangement or Employee Plan disclosed in Section B.21 of the Disclosure Schedules; (ii) are reflected in the Final Net Tangible Asset Amount; or (iii) are incurred after the Effective Date.

          (c) With respect to each Employee Plan and Benefit Arrangement (other than those referred to in Sections G.05, G.06, G.07, G.08, G.09 and G.10(a)), including any employment agreement, that covers only Transferred Employees and/or Transferred Beneficiaries ("Transferred Benefit Plans"), Lockheed Martin and Newco shall cause each Transferred Benefit Plan to be amended to provide that sponsorship and maintenance thereof shall be transferred as of the Closing Date to Newco and Newco shall assume all obligations and liabilities of Lockheed Martin and its Affiliates with respect to each such plan (including liabilities with respect to Transferred Beneficiaries), and shall become responsible for all acts, omissions and transactions under or in connection with the Transferred Benefit Plans, whether arising before or after Closing; provided, however, that with respect to obligations and liabilities to Camden Transferees under or otherwise arising in connection with an Employee Plan or Benefit Arrangement arising from events occurring prior to the Closing Date, Newco shall assume such obligations and liabilities only to the extent that they (i) arise under an Employee Plan or Benefit Arrangement disclosed in Section B.21 of the Disclosure Schedules; (ii) are reflected in the Final Net Tangible Asset Amount; or (iii) are incurred after the Closing Date. Effective as of the Closing Date, Lockheed Martin and/or its Affiliates shall cease to sponsor, administer or contribute to the Transferred Benefit Plans and thereby cease to be responsible for any acts, omissions and transactions under or in connection with any such Transferred Benefit Plan, whether occurring before or after Closing. Except as otherwise agreed to by the parties or as it relates solely to an Individual Purchaser, Lockheed Martin agrees to transfer any assets which are separately identifiable or attributable to the Employee Plans and Benefit Arrangements described in this Section G.10(c).

          (d) As of the Closing Date, Transferred Employees and Transferred Beneficiaries shall cease to accrue or enjoy benefits under any Employee Plans and Benefit Arrangements (excluding those referred to in Sections G.05(b), G.06(b), G.07, G.08, G.09 and G.10(c)) and shall commence accrual of benefits and participation in those employee compensation and benefit plan and arrangements maintained by Newco pursuant to Section G.03.

          (e) For any full or partial contract year or plan year prior to the Closing Date of any Employee Plan or Benefit Arrangement covering Transferred Employees or Transferred Beneficiaries (other than Camden Transferees): (i) Lockheed Martin agrees to carve out and transfer to the corresponding Newco plan, any surpluses, refunds or rebates received by or attributable to Lockheed Martin for any Employee Plan or Benefit Arrangement and (ii) Newco agrees to transfer to the corresponding Lockheed Martin Plan an amount equal to any deficit charged to or attributable to Lockheed Martin for any Employee Plan or Benefit Arrangement, in either case that is attributable to Transferred Employees and/or Transferred Beneficiaries.

          (f) The flexible spending accounts established on behalf of the Transferred Employees and Transferred Beneficiaries in accordance with Section G.03(a) will be maintained through the end of the applicable plan year in which the Closing occurs in a manner that ensures that each Transferred Employee and Transferred Beneficiary receives no more and no less than he or she would have received had the Contemplated Transactions not occurred. Lockheed Martin and Newco shall coordinate management of their respective flexible spending accounts to achieve this result. As soon as practicable following the close of the 1997 plan year, Lockheed Martin and Newco shall reconcile flexible spending account balances so as to achieve an equitable result as between Lockheed Martin and Newco.

     G.11. Necessary Action. Newco and Lockheed Martin agree to take all action which may be necessary in order to effectuate the transactions contemplated by this Exhibit G, including, without limitation, adopting any necessary amendments to the Employee Plans and Benefit Arrangements and making all filings and submissions to the appropriate governmental agencies required to be made in connection with the segregation and/or transfer of assets contemplated by Sections G.05 and G.06.

     G.12. Third Party Beneficiaries. No provision of this Exhibit G shall create any third party beneficiary rights in any employee or former employee of the Business (including any beneficiary or dependent thereof) including, without limitation, any right to continued employment or employment in any particular position by Newco for any specified period of time after the Closing Date.

     G.13. Plan Administration. Newco shall prepare and file all Forms 5500 and other government reports or returns that are required to be filed after the Closing Date with respect to each of the Assumed Plans described in Section G.05(b), the Transferred Savings Plans described in Section G.06(b) and the Transferred Benefit Plans described in Section G.10(c).

     G.14. Mutual Assistance. At all times after the Closing Date, Newco and Lockheed Martin agree to make reasonably available to each other and each other's agents, employees, accountants and other representatives such actuarial, financial, personnel and related information as may be requested with respect to any Employee Plan or Benefit Arrangement, Transferred Employee or Transferred Beneficiary, including but not limited to benefit records, compensation and employment histories, policies, interpretations and other records relating to the Employee Plans and Benefit Arrangements.

     G.15. Flanigan v. G.E. Newco shall not by reason of the transactions contemplated by this Agreement or otherwise be deemed to have assumed any liability or obligation with respect to any claim or cause of action asserted against GE or Lockheed Martin in the lawsuit Flanigan v. G.E. filed in the federal district court in Connecticut in March, 1993. All such claims and causes of action shall constitute Excluded Liabilities for purposes of this Agreement. Nothing in this Section G.15. or elsewhere, however, shall be deemed to require Lockheed Martin to indemnify or otherwise to relieve Newco of any liability or obligation it may incur as a result of a purported claim or purported cause of action asserted against Newco which is based on this Agreement, the Contemplated Transactions, or any actions or transactions that occur on or after the date of this Agreement.

                                        ATTACHMENT I TO TRANSACTION AGREEMENT

                      LOCKHEED MARTIN PREDECESSOR BUSINESS

                         COMBINED FINANCIAL STATEMENTS

                      as of December 31, 1996 and 1995 and
                           for the three years ended
                        December 31, 1996, 1995 and 1994

                       [Letterhead of Coopers & Lybrand]

                         REPORT OF INDEPENDENT AUDITORS

To the Board of Directors of
Lockheed Martin Corporation:

      We have audited the accompanying combined balance sheets of the Lockheed Martin Predecessor Businesses, as defined in Note 1 to the financial statements, (the "Businesses") as of December 31, 1996 and the related combined statements of operations and changes in invested equity and cash flows for the year then ended. These financial statements are the responsibility of the Businesses' management. Our responsibility is to express an opinion on these financial statements based on our audit. We did not audit the financial statements of the Communications Systems Division, which statements represent total assets and sales constituting 35 percent and 30 percent of the related combined totals. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for the Communication Systems Division, is based solely on the report of the other auditors.

      We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating overall financial statement presentation. We believe that our audit and the report of other auditors provide a reasonable basis for our opinion.

      In our opinion, based on our audit and the report of the other auditors, the financial statements referred to above present fairly, in all material respects, the combined financial position of the Lockheed Martin Predecessor Businesses as of December 31, 1996 and their combined results of operations and cash flows for the year then ended, in conformity with generally accepted accounting principles.

                                          /s/ Cooper & Lybrand L.L.P.

1301 Avenue of the Americas
New York, New York
March 20, 1997

                       [Letterhead of Ernst & Young LLP]

                         REPORT OF INDEPENDENT AUDITORS

To the Board of Directors of
Lockheed Martin Corporation

We have audited the combined balance sheets of Lockheed Martin Communications Systems Division, as defined in Note 1 to the financial statements, as of December 31, 1996 and 1995, and the related combined statements of operations and changes in invested equity, and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Division's and Lockheed Martin Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Lockheed Martin Communications Systems Division at December 31, 1996 (not presented separately herein) and 1995, and the combined results of its operations and its cash flows for the year ended December 31, 1996 (not presented separately herein), and the results of its operations and its cash flows for each of the two years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

                                          /s/ Ernst & Young LLP

March 7, 1997

       Ernst & Young LLP is a member of Ernst & Young International, Ltd.

                     LOCKHEED MARTIN PREDECESSOR BUSINESSES

                            COMBINED BALANCED SHEETS
                                 (In thousands)

                                                              December 31,
                                                          -------------------
                                                            1996       1995
                                                          --------   --------
                                     ASSETS
Current assets:
      Contracts in process                                $185,320   $ 42,457
      Other current assets                                  18,414      3,100
                                                          --------   --------
            Total current assets                           201,734     45,557
                                                          --------   --------

Property, plant and equipment                              116,588     31,657
      Less, accumulated depreciation and amortization       24,983     15,018
                                                          --------   --------
                                                            91,583     15,839
                                                          --------   --------

Intangibles, primarily cost in excess of
  net assets acquired, net of amortization                 282,574    157,560
Other assets                                                17,307      8,753
                                                          --------   --------

                                                          $593,298   $228,509
                                                          ========   ========

                        LIABILITIES AND INVESTED EQUITY

Current liabilities:
      Accounts payable, trade                             $ 24,153   $  9,583
      Accrued employment costs                              27,313      6,534
      Customer advances and amounts in
        excess of costs incurred                            14,299      1,363
      Other current liabilities                             27,113      6,983
                                                          --------   --------

            Total current liabilities                      102,888     24,453
                                                          --------   --------

Other liabilities                                           16,801      9,383
Commitments and contingencies (Note 8)
Invested equity                                            473,609    154,563
                                                          --------   --------

                                                          $593,298   $228,509
                                                          ========   ========

                  See notes to combined financial statements.

                     LOCKHEED MARTIN PREDECESSOR BUSINESSES

      COMBINED STATEMENTS OF OPERATIONS OF AND CHANGES IN INVESTED EQUITY
                                 (In thousands)

                                       For the years ended December 31,
                                      ----------------------------------
                                        1996        1995         1994
                                      ---------   ---------    ---------

Sales                                 $ 543,061   $ 186,781    $ 218,845

Cost of sales                           499,380     182,132      210,466
                                      ---------   ---------    ---------

Operating income                         43,691       4,549        8,379

Allocated interest expenses              24,197       4,475        5,450
                                      ---------   ---------    ---------

Earnings before income taxes             19,494         174        2,929

Income tax expense                        7,798       1,186        2,293
                                      ---------   ---------    ---------

Net earings (loan)                       11,596      (1,012)         635

Invested equity - beginning of year     194,883     199,506      215,943

Advances from (repayment to)
  Lockheed Martin                       287,250      (3,831)     (18,073)
                                      ---------   ---------    ---------

Invested equity - end of year         $ 473,809   $ 194,663    $ 199,505
                                      =========   =========    =========

                  See notes to combined financial statements.

                     LOCKHEED MARTIN PREDECESSOR BUSINESSES

                       COMBINED STATEMENTS OF CASH FLOWS
                                 (In thousands)

                                                                For the years ended December 31,
                                                              -----------------------------------
                                                                1996         1995         1994
                                                              ---------    ---------    ---------
Operating activities:
Net income                                                    $  11,596    ($  1,012)   $     636
Depreciation and amortization                                    25,039       11,578       11,457
Loss (gain) on disposition of property, plant and equipment         265           25       (1,075)
Changes in operating assets and liabilities
      Contracts in process                                       26,103       (3,257)      14,002
      Other current assets                                          489          788        1,502
      Other assets                                               (5,246)       1,245        2,004
      Accounts payable                                            3,198         (545)      (3,099)
      Accrued employment costs                                    2,282         (611)        (528)
      Customer advances and amount in excess
         of cost incurred                                       (11,586)      (2,041)         917
      Other current liabilities                                   4,086        4,004       (3,304)
      Other liabilities                                         (25,327)        (698)        (751)
                                                              ---------    ---------    ---------

Net cash from operating activiites                               30,999        9,383       21,808
                                                              ---------    ---------    ---------

Investing activities:
Acquisition of business                                        (287,803)          --           --
Capital expenditures                                            (13,528)      (5,532)      (3,735)
Disposition of property, plant and equipment                      3,082           --           --
                                                              ---------    ---------    ---------

Net cash used in investing activities                          (298,249)      (5,532)      (3,735)
                                                              ---------    ---------    ---------

Financial activities:
Advances from (repayment to) Lockheed Martin                    267,250       (3,831)     (18,073)
                                                              ---------    ---------    ---------

Net change in cash                                                   --           --           --
                                                              =========    =========    =========

                  See notes to combined financial statements.

                     LOCKHEED MARTIN PREDECESSOR BUSINESSES
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                               December 31, 1996
                             (Dollars in thousands)

1. Background and Description of Businesses

      On January 31, 1997, Lockheed Martin Corporation ("Lockheed Martin"), Lehman Brothers Holdings Inc. ("Lehman"), Frank C. Lanza ("Lanza") and Robert V. LaPenta ("LaPenta") entered into a Memorandum of Understanding regarding the transfer of certain businesses of Lockheed Martin to a newly formed corporation ("Newco") to be owned by Lockheed Martin, Lehman, Lanza and LaPenta. The businesses proposed to be transferred include Lockheed Martin's Wideband Systems Division, Communications Systems Division and Products Group, comprising eleven autonomous operations (collectively the "Lockheed Martin Predecessor Businesses" or the "Businesses"). Also included in the transaction is the acquisition of a semiconductor product line of another business and certain leasehold improvements in New York City.

      Effective April 1, 1996, Lockheed Martin acquired substantially all the assets and liabilities of the defense business of Loral Corporation ("Loral"), including the Wideband Systems Division and the Products Group. The acquisition of the Wideband Systems Division and Products Group businesses (the "Acquired Businesses") has been accounted for as a purchase by Lockheed Martin Communications Systems Division ("Division"). The acquisition has been reflected in these financial statements based on the purchase price allocated to those acquired businesses by Lockheed Martin. As such, the accompanying combined financial statements reflect the results of operations of the Division and the acquired businesses from the effective date of acquisition including the effects of an allocated portion of cost in excess of net assets acquired resulting from the acquisition. The assets and liabilities recorded in connection with the purchase price allocation were $400,993 and $113,190, respectively.

      Had the acquisition of Wideband Systems Division and the Products Group occurred on January 1, 1995, the unaudited pro forma sales and net income for the years ending December 31, 1996 and 1995 would have been $875,596 and $14,351, and $691,136 and $4,790, respectively. The pro forma results, which are based on various assumptions, are not necessarily indicative of what would have occurred had the acquisition been consummated on January 1, 1995.

      The Businesses are suppliers of sophisticated secure communication systems and specialized communication products including secure, high data rate communication systems, commercial fixed wireless communication products, microwave components, avionic displays and recorders and instrument products. The Company's customers included the Department of Defense, selected U.S. Government intelligence agencies, major aerospace/defense prime contractors and commercial customers. The Businesses operate primarily in one industry segment, electronic components and systems.

      Substantially all the Businesses' products are sold to agencies of the U.S. Government, primarily the Department of Defense, to foreign government agencies or to prime contractors or subcontractors thereof. All domestic government contracts and subcontracts of the Businesses are subject to audit and various cost controls, and include standard provisions for termination for the convenience of the U.S. Government. Multi-year U.S. Government contracts and related orders are subject to cancellation if funds for contract performance for any subsequent year become unavailable. Foreign government contracts generally include comparable provisions relating to termination for the convenience of the government.

      The decline in the U.S. defense budget since the mid 1980s has resulted in program delays, cancellations and scope reduction for defense contracts in general. These events may or may not have an effect on the Businesses' programs; however, in the event that U.S. Government expenditures for products of the type manufactured by the Businesses are reduced, and not offset by greater commercial sales or other new programs or products, or acquisitions, there may be a reduction in the volume of contracts or subcontracts awarded to the Businesses.

                     LOCKHEED MARTIN PREDECESSOR BUSINESSES
              NOTES TO COMBINED FINANCIAL STATEMENTS - (continued)
                             (Dollars in thousands)

2. Summary of Significant Accounting Policies

Basis of Presentation and Use of Estimates

      The accompanying combined financial statements reflect the Businesses' assets, liabilities and operations included in Lockheed Martin's historical financial statements that will be transferred to Newco. Intercompany accounts between Lockheed Martin and the Businesses have been included in invested equity. Significant interbusiness transactions and balances have been eliminated. The assets and operations of the semiconductor product line and certain other facilities, which are not material to the combined financial statements, have been excluded from the combined financial statements.

      The preparation of financial statements in conformity with generally accepted accounting principles requires the Businesses' management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. The most significant of those estimates and assumptions relate to contract estimates of sales and costs, allocations from Lockheed Martin, recoverability of recorded amounts of fixed assets and costs in excess of net assets acquired, litigation and environmental obligations. Actual results could differ from these estimates.

Sales and Earnings

      Sales and profits on cost reimbursable contracts are recognized as costs are incurred. Sales and estimated profits under long-term contracts are recognized under the percentage of completion method of accounting using the cost-to-cost method. Amounts representing contract change orders or claims are included in sales only when they can be reliably estimated and realization is probable. Sales under short-term production-type contracts are recorded as units are shipped; profits applicable to such shipments are recorded pro rata, based upon estimated total profit at completion of the contract. Amounts representing contract change orders or claims are included in sales only when they can be reliably estimated and realization is probable. Losses on contracts are recognized when determined. Revisions in profit estimates are reflected in the period in which the facts which require the revision become known.

Contracts In Process

      Costs accumulated under long-term contracts include direct costs, as well as manufacturing overhead, and for government contracts, general and administrative costs, independent research and development costs and bid and proposal costs. Contracts in process contain amounts relating to contracts and programs for which the related operating cycles are longer than one year. In accordance with industry practice, these amounts are included in current assets.

Property, Plant and Equipment

      Property, plant and equipment are stated at cost. Depreciation is provided primarily using an accelerated method over the estimated useful lives (5 to 20 years) of the related assets. Leasehold improvements are amortized over the shorter of the lease term or the estimated useful life of the improvements.

Intangibles

      Intangibles, primarily the excess of the cost of purchased businesses over the fair value of the net assets acquired, is being amortized using a straight-line method primarily over a 40-year period. Other intangibles are

                     LOCKHEED MARTIN PREDECESSOR BUSINESSES
              NOTES TO COMBINED FINANCIAL STATEMENTS - (continued)
                             (Dollars in thousands)

amortized over their estimated useful lives which range form 11-15 years. Amortization expense was $10,115, $6,086 for 1996, 1995, and 1994, respectively. Accumulated amortization was $26,524 and $16,738 at December 31, 1996 and 1995, respectively.

      Intangibles include costs allocated to the Businesses relating to the Request for Funding Authorization ("RFA"), consisting of over 20 restructuring projects to reduce operating costs, initiated by General Electric ("GE") Aerospace in 1990 and to the REC Advance Agreement ("RAA"), a restructuring plan initiated after Lockheed Martin's acquisition of GE Aerospace. The RAA was initiated to close two regional electronic manufacturing centers. Restructure costs are reimbursable from the U.S. Government, if savings can be demonstrated to exceed costs. The total cost of restructuring under the RFA and the RAA represented approximately 15% of the estimated savings to the U.S. Government and, therefore, a deferred asset has been recorded by Lockheed Martin. The deferred asset is being allocated to all the former GE Aerospace sites, including the Communications Systems Division, on a basis that includes manufacturing labor, overhead, and direct material less non-hardware subcontracts. As of December 31, 1996 and 1995, approximately $4,400 and $7,500, respectively of unamortized RFA and RAA costs were recorded on the Businesses' combined balance sheet in other current assets and other assets.

      The carrying values of intangible assets are reviewed if the facts and circumstances indicate potential impairment of their value. If this review indicates that intangible assets are not recoverable, as determined based on the undiscounted cash flows of the entity acquired over the remaining amortization period, the Division's carrying values related to the intangible assets are reduced by the estimated shortfall cash flows.

Research and Development and Similar Costs

      Research and development costs sponsored by the Businesses include research and development and bid and proposal effort related to government products and services. These costs are generally are allocated among all contracts and programs in progress under U.S. Government contractual arrangements. Customer-sponsored research and development costs incurred pursuant to contracts are accounted for as contract costs.

Financial Instruments

      At December 31, 1996, the carrying value of the Businesses' financial instruments, such as receivables, accounts payable and accrued liabilities, approximate fair value, based on the short-term maturates of these instruments.

New Accounting Pronouncements

      Effective January 1, 1996, the Business adopted Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of" ("SFAS 121"). SFAS 121 establishes the accounting standards for the impairment of long-lived assets, certain intangible assets and cost in excess of net assets acquired to be held and used for long-lived assets and certain intangible assets to be disposed of. The impact of adopting SFAS 121 was not material.

      Effective January 1, 1994, the Businesses adopted Statement of Financial Accounting Stands No. 112, "Employers' Accounting for Postretirement Benefits" ("SFAS 112"). SFAS 112 requires that the costs of benefits provided to employees after employment but before retirement be recognized on an accrual basis. The adoption of SFAS 112 did not have a material impact on the combined results of operations of the Businesses.

                     LOCKHEED MARTIN PREDECESSOR BUSINESSES
               NOTES TO COMBINED FINANCIAL STATEMENTS-(continued)
                             (Dollars in thousands)

3.    Transactions with Lockheed Martin

      The Businesses rely on Lockheed Martin for certain services, including treasury, cash management, employee benefits, taxes, risk management, internal audit, financial reporting, contract administration and general corporate services. Although certain assets, liabilities and expenses related to these services have been allocated to the Businesses, the combined financial position, results of operations and cash flows presented in the accompanying combined financial statements would not be the same as would have occurred had the Businesses been independent entries. The following describes the related party transactions.

Sales of Products

      The Businesses sell products to Lockheed Martin and its affiliates, net sales for which were $70,658, $25,874, and $9,983 in 1996, 1995 and 1994, respectively. Included in Contracts in Process are receivables from Lockheed Martin and its affiliates of $10,924 and $30 at December 31, 1996 and 1995 respectively.

Allocation of Corporate Expenses

      The amount of allocated corporate expenses reflected in these combined financial statements has been estimated based primarily on an allocation methodology prescribed by government regulations pertaining to government contractors. Allocated costs to the Businesses were $10,057, $2,964 and $4,141 in 1996, 1995 and 1994, respectively.

Pensions

      Certain of the Businesses participate in various Lockheed Martin-sponsored pension plans covering certain employees. Eligibility for participation in these plans varies, and benefits are generally based on members' compensation and years of service. Lockheed Martin's funding policy is generally to contribute in accordance with cost accounting standards that affect government contractors, subject to the Internal Revenue code and regulations. Since the aforementioned pension arrangements are part of certain Lockheed Martin defined benefit plans, no separate actuarial data is available for the portion allocable to the Businesses. Therefore, no liability or asset is reflected in the accompanying combined financial statements. The Businesses have been allocated pension costs based upon participant employee headcount. Net pension expense included in the accompanying financial statements was $7,027, $4,134, and $3,675 in 1996, 1995 and 1994, respectively.

Postretirement Health Care and Life Insurance Benefits

      In addition to participating in Lockheed Martin-sponsored pension plans, certain of the Businesses provide varying levels of health care and life insurance benefits for retired employees and dependents. Participants are eligible for these benefits when they retire from active service and meet the pension plan eligibility requirements. These benefits are funded primarily on a pay-as-you-go basis with the retirees generally paying a portion of the cost through contributions, deductibles and [ILLEGIBLE] provisions.

      Since the aforementioned postretirement benefits are part of certain Lockheed Martin postretirement arrangements, no separate actuarial data is available for the portion allocable to the Businesses. Accordingly, no liability is reflected in the accompanying financial statements. The Businesses have been allocated postretirement benefits cost based on participant employee headcount. Postretirement benefits costs included in the accompanying financial statements was $2,787, $2,124 and $1,634 in 1996, 1995 and 1994, respectively.

                     LOCKHEED MARTIN PREDECESSOR BUSINESSES
               NOTES TO COMBINED FINANCIAL STATEMENTS-(continued)
                             (Dollars in thousands)

Employee Savings Plans

      Under various employee savings plans sponsored by Lockheed Martin, the Businesses match the contributions of participating employees up to a designated level. The extent of the match, vesting terms and the form of the matching contribution vary among the plans. Under these plans, the matching contributions, in cash, common stock or both, for 1996, 1995 and 1994 were $3,940, $1,478, and $1,842 respectively.

Interest Expenses

      Interest expense has been allocated to the Businesses by applying Lockheed Martin's weighted average consolidated interest rate to the portion of the beginning of the period invested equity account deemed to be financed by consolidated debt, which has been determined based on Lockheed Martin's debt to equity ratio on such date, except that the acquisition of the defense business of Loral Corporation ("Loral") has been assumed to be fully financed by debt.

Interest expense was calculated using the following balances and interest rates:

                                                For the years ended December 31,
                                                --------------------------------
                                                    1996       1995       1994
                                                ----------   ---------  --------

Invested Equity:
  Communications Systems Division                 $194,663   $199,506   $216,943
  Wideband Systems Division and Products Group    $287,803

Interest  Rate                                       7.20%      7.40%      7.23%

Income Taxes

      The Businesses are included in the consolidated Federal income tax return and certain combined and separate state and local income tax returns of Lockheed Martin. However, for purposes of these financial statements, the provision for income taxes is computed as if the Businesses were a separate taxpayers, accordingly, the provision for income taxes is based upon reported combined income before income taxes. Income taxes, current and deferred, are considered to have been paid or charged to Lockheed Martin and are recorded through the invested equity account with Lockheed Martin. The principal components of the deferred taxes are contract accounting methods, property, plant and equipment, goodwill amortization and timing of actuals.

Statement of Cash Flows

      The Businesses participate in Lockheed Martin's cash management system, under which all cash is received and payments are made by Lockheed Martin. All transactions between the Businesses and Lockheed Martin have been accounted for as settled in cash at the time such transactions were recorded by the Businesses.

                     LOCKHEED MARTIN PREDECESSOR BUSINESSES
               NOTES TO COMBINED FINANCIAL STATEMENTS-(continued)
                             (Dollars in thousands)

4. Contracts in Process

      Billings and accumulated costs and profits on contracts, principally with the U.S. Government, comprise the following:

                                                               December 31,
                                                         -----------------------
                                                           1996           1995
                                                         --------       -------

Billed contract receivables                              $ 40,299       $10,237
Other billed receivables, principally commercial           28,401            --
Unbilled contract receivables                              91,053        23,643
Inventoried costs                                          61,380        10,380
                                                         --------       -------
                                                          221,133        44,710
Loss, unliquidated progress payments                      (35,813)       (2,253)
                                                         --------       -------
                                                         $185,320       $42,457
                                                         ========       =======

      The U.S. Government has title to, or a security interest in, inventories to which progress payments are applied. Unbilled contract receivables represent accumulated costs and profits earned but not yet billed to customers at year-end. The Businesses believe that substantially all such amounts will be billed and collected within one year.

The following data has been used in the determination of cost of sales:

                                                      1996      1995      1994
                                                    -------    ------    ------

General and administrative costs included in
 inventoried costs                                  $14,700    $1,156    $  493
General and administrative costs charged to
 inventory                                          $25,400    $3,967    $3,640
Independent research and development and bid
 and proposal costs charged to inventory            $33,300    $2,558    $2,134

5. Property, Plant and Equipment

                                                               December 31,
                                                         -----------------------
                                                           1996           1995
                                                         --------       -------

Land                                                     $  9,200
Buildings and Improvements                                 27,000
Machinery, equipment, furniture and fixtures               73,137       $29,216
Leasehold improvements                                      7,229         2,441
                                                         --------       -------
                                                         $116,566       $31,657
                                                         ========       =======

      Depreciation and amortization expenses in 1996, 1995 and 1994 was $14,924, $5,492, and $5,381, respectively

                     LOCKHEED MARTIN PREDECESSOR BUSINESSES
               NOTES TO COMBINED FINANCIAL STATEMENTS-(continued)
                             (Dollars in thousands)

6. Income Taxes

      The provision for income taxes was calculated by applying statutory tax rates to the reported pretax income after considering items that do not enter into the determination of taxable income and tax credits reflected in the consolidated provision of Lockheed Martin, which are related to the Businesses. For the years ended December 31, 1996, 1995 and 1994, it is estimated that the provision for deferred taxes represent ($2,143), $3,994, and $1,252, respectively. Substantially all the income of the Businesses are from domestic operations.

      The effective income tax rate differs from the statutory Federal income tax rate for the following reasons:

                                                       1996      1995      1994
                                                       ----      ----      ----

Statutory Federal income tax rate                       35%       34%       34%
Amortization of cost in excess of net assets
 acquired                                                2       529        31
Research and development and other tax credits          (2)
State and local income taxes, net of Federal
 income tax benefit and state and local income tax
 credits                                                 6       101        12
Foreign sales corporation tax benefit                   (1)
Other, net                                                        17         1
                                                       ----      ----      ----
Effective income tax rate                               40%      681%       78%
                                                       ====      ====      ====

      The difference between the statutory Federal income tax rate and the effective income tax rate in 1995 and 1994 is primarily due to the amortization of cost in excess of net assets acquired which is not deductible for income tax purposes.

7. Sales to Principal Customers

      The Businesses operate primarily in one industry segment, electronic components and systems. Sales to principal customers are as follows:

                                                         December 31,
                                                ----------------------------
                                                   1996      1995      1994
                                                --------  --------  --------

U.S. Government Agencies                        $425,033  $161,617  $216,084
Foreign (principally foreign governments)         33,475     4,945     1,623
Other (principally U.S. Government and
 [ILLEGIBLE]                                      84,573       219     1,138
                                                --------  --------  --------
                                                $543,081  $166,781  $218,845
                                                ========  ========  ========

8. Commitments and Contingencies

      The Businesses lease certain facilities and equipment under agreements expiring at various dates through 2011. At December 31, 1996, future minimum payments for noncancellable operating leases with initial or remaining terms in excess of one year are $11,400 for each of the years 1992 through 2001, and $12,300 in total thereafter.

      Leases covering major items of real estate and equipment contain renewal and or purchase options which may be exercised by the Businesses. Rent expense, net of sublease income from other Lockheed Martin entities, was $8,495, $4,772, and $5,597 in 1996, 1995 and 1994, respectively.

                     LOCKHEED MARTIN PREDECESSOR BUSINESSES
               NOTES TO COMBINED FINANCIAL STATEMENTS-(continued)
                             (Dollars in thousands)

      Management is continually assessing the Businesses' obligations with respect to applicable environmental protection laws. While it is difficult to determine the timing and ultimate cost to be incurred by the Businesses in order to comply with these laws, based upon available internal and external assessments, with respect to those environmental loss contingencies of which management of the Businesses is aware, the Businesses believe that even without considering potential insurance recoveries, if any, there are no environmental loss contingencies that, individually or in the aggregate, would be material to the Businesses' results of operations. The Businesses accrue for these contingencies when it is probable that a liability has been incurred and the amount of the loss can be reasonably estimated.

      The Businesses are engaged in providing products and services under contracts with the U.S. Government and to a lesser degree, under foreign government contracts, some of which are funded by the U.S. Government. All such contracts are subject to extensive legal and regulatory requirements, and, from time to time, agencies of the U.S. Government investigate whether such contracts were and are being conducted in accordance with these requirements. Under government procurement regulations, an indictment of the Businesses by a federal grand jury could result in the Businesses being suspended for a period of time from eligibility for awards of new government contracts. A conviction could result in debarment from contracting with the federal government for a specified term.

      The Businesses are periodically subject to litigation, claims or assessments and various contingent liabilities (including environmental matters) incidental to its business. With respect to those investigative actions, items of litigation, claims or assessments of which they are aware, management of the Businesses is of the opinion that the probability is remote that, after taking into account certain provisions that gave been made with respect to these matters, the ultimate resolution of any such investigative actions, items of litigation, claims or assessments will have a material adverse effect on the financial position or results of operations of the Businesses.

                                        ATTACHMENT II TO TRANSACTION AGREEMENT

               L-3 Communications Holdings, Inc. Acquired-Entities

                    Combined Statement of Net Tangible Assets

                                December 31, 1996
                       With Report of Independent Auditors

               L-3 Communications Holdings, Inc. Acquired-Entities

                    Combined Statement of Net Tangible Assets

                                December 31, 1996


                                    Contents

Report of Independent Auditors.................................................1
Combined Statement of Net Tangible Assets......................................2
Notes to Combined Statement of Net Tangible Assets..........................3-12

                        [LETTERHEAD OF ERNST & YOUNG LLP]


                         Report of Independent Auditors

Board of Directors
Lockheed Martin Corporation

We have audited the accompanying combined statement of net tangible assets of the L-3 Communications Holdings, Inc. Acquired-Entities (as defined in Note 1) as of December 31, 1996. This combined statement of net tangible assets is the responsibility of Lockheed Martin Corporation's and the L-3 Communications Holdings, Inc. Acquired-Entities' management. Our responsibility is to express an opinion on the combined statement of net tangible assets based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined statement of net tangible assets is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined statement of net tangible assets. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall combined statement of net tangible assets presentation. We believe that our audit provides a reasonable basis for our opinion.

As described in Note 1, the accompanying combined statement of net tangible assets as of December 31, 1996 has been prepared for the purpose of complying with, and on the basis of, accounting practices specified in the Transaction Agreement (as defined in Note 1). The combined statement of net tangible assets is not intended to be a presentation in conformity with generally accepted accounting principles, nor is the statement intended to be a complete presentation of the L-3 Communications Holdings, Inc. Acquired-Entities' combined assets, liabilities and net tangible assets.

In our opinion, the combined statement of net tangible assets referred to above presents fairly, in all material respects, the net tangible assets of the L-3 Communications Holdings, Inc. Acquired-Entities at December 31, 1996, on the basis of accounting described in the Notes 1 and 2. The accompanying combined statement of net tangible assets has been prepared assuming that the L-3 Communications Holdings, Inc. Acquired-Entities will continue as a going concern.

This report is intended solely for the information and use of the parties associated with the Transaction Agreement and should not be used for any other purpose.


                                                   /s/ Ernst & Young LLP

February 28, 1997, except for Note 1,
As to which the date is March 31,1997

              L-3 Communications Holdings, Inc. Acquired-Entities

                   Combined Statement of Net Tangible Assets

                                                                 December 31,
                                                                     1996
                                                              ------------------
                                                                (In thousands)

Assets
Receivables, net                                                     $ 69,884
Intercompany accounts receivable, net                                  10,724
Contracts in process                                                  131,038
Property, plant and equipment, net                                     95,583
FSI Semiconductor Business net tangible assets                          4,800
LMEAP assets                                                              900
Other assets                                                           16,568
                                                                     --------
                                                                      329,487

Liabilities
Accounts payable                                                       34,194
Salaries, benefits and payroll taxes                                   23,113
Other liabilities                                                      35,272
                                                                     --------

Net tangible assets before Corporate pushdowns                        236,918

Corporate pushdowns, net                                                  600
                                                                     --------

Net tangible assets                                                  $237,518
                                                                     ========

See accompanying notes.

              L-3 Communications Holdings, Inc. Acquired-Entities

               Notes to Combined Statement of Net Tangible Assets

                               December 31, 1996


1. Description of Business and Basis of Presentation

Description of Business

On January 31, 1997, Lockheed Martin Corporation ("Lockheed Martin"), Lehman Brothers Holdings Inc. ("Lehman Holdings"), Frank C. Lanza and Robert V. LaPenta ("Individual Purchasers") entered into a Memorandum of Understanding regarding the transfer of the Products Group, Tactical Communication Systems ("Wideband Systems") and Communications Systems ("Camden") businesses of Lockheed Martin to a newly-formed corporation. L-3 Communications Holdings, Inc. ("L-3 Communications"), to be jointly owned by Lockheed Martin, Lehman Holdings and its affiliates, and the Individual Purchasers.

The L-3 Communications Acquired-Entities are engaged in the design, engineering, manufacturing, integration, operation and support of a broad array of products and services for the electronics, command and control and communications industries. The L-3 Communications Acquired-Entities serve consumers in both domestic and international defense, civilian, and commercial markets.

The accompanying combined statement of net tangible assets of the L-3 Communications Acquired-Entities include the accounts of the following business units, which are combined for financial reporting purposes:

     o  Wideband Systems headquartered in Salt Lake City, Utah,
     o  Communications Systems headquartered in Camden, New Jersey,
     o  Display Systems headquartered in Atlanta, Georgia,
     o  Advanced Recorders headquartered in Sarasota, Florida,
     o  Conic headquartered in San Diego, California,
     o  Telemetry & Instrumentation headquartered in San Diego, California,
     o  Microcom headquartered in Warminster, Pennsylvania,
     o  Randtron headquartered in Menlo Park, California,
     o  Microwave-Narda East headquartered in Hauppauge, New York,
     o  Microwave-Narda West headquartered in Ranch Cordova, California,
     o  Hycor headquartered in Woburn, Massachusetts,
     o  FSI Semiconductor Business headquartered in Lowell, Massachusetts, and
     o Airport Explosive Detection Business ("EDS") headquartered in Pinellas, Florida.

               L-3 Communications Holdings, Inc. Acquired-Entities

1. Description of Business and Basis of Presentation (continued)

Basis of Presentation

The accompanying combined statement of net tangible assets as of December 31, 1996 has been prepared for the purpose of complying with, and on the basis of accounting practices specified in, the Transaction Agreement and related attachments by and among L-3 Communications, Lockheed Martin, Lehman Brothers Capital Partners III, L.P. ("Lehman"), and the Individual Purchasers dated March 28, 1997 ("Transaction Agreement"). This combined statement is not intended to be a presentation in conformity with generally accepted accounting principles, nor is this combined statement intended to be a complete presentation of the L-3 Communications Acquired-Entities' combined assets, liabilities and net tangible assets.

The following intangible amounts are excluded from the accompanying combined statement of net tangible assets, (1) goodwill, and (2) intangible assets related to contracts and programs acquired. All other recorded assets are considered tangible for purposes of this financial statement.

The accompanying combined statement of net tangible assets has been prepared after giving effect to the conditions or adjustments specifically referenced in the Transaction Agreement. Certain items were agreed to by and among Lockheed Martin, Lehman, the Individual Purchasers and L-3 Communications including, but not limited to:

      The combined statement of net tangible assets specifically excludes the following assets and liabilities: cash and cash equivalents; accounts or notes receivable or payable from or to Lockheed Martin except for receivables and payables relating to materials sold or services rendered; all obligations and liabilities of Lockheed Martin not arising out of the conduct of the business of the L-3 Communications Acquired-Entities; any reserve, liability or asset resulting from pension benefits, retirement benefits or other post-employment benefits; all accrued liabilities or benefits for current or deferred or state income taxes.

      All components of equity, including corporate intercompany advances, have been excluded from the accompanying combined statement of net tangible assets.

               L-3 Communications Holdings, Inc. Acquired-Entities

1. Description of Business and Basis of Presentation (continued)

Basis of Presentation (continued)

      Pursuant to the Transaction Agreement, any reserves or liabilities for the following matters shall not be considered in the combined statement of net tangible assets:

      o  Camden's CAS 410 Issue,
      o  Management Incentive Compensation Plan (NYHQ), and
      o  Advanced Recorders' Sarasota Asset Step Up Issue.

      The following items specifically were assigned net tangible asset (liability) values in the Transaction Agreement and are included in the combined statement of net tangible assets before Corporate pushdowns at the stated amount (in thousands):

      FSI (Lowell, MA) Net Tangible Assets                        $4,800
      LMEAP Assets                                                   900
      Microcom Earn Out                                                0
      EDS Net Assets                                                   0
      EDS M&DS Subcontract Reserve                                     0
                                                                  ------
                                                                  $5,700
                                                                  ======

      The following net tangible asset increases (decreases) to the historical books and records of the L-3 Communications Acquired-Entities were specifically agreed upon and valued in the Transaction Agreement and are included in the combined statement of net tangible assets before Corporate pushdowns (in thousands):

      All L-3 Communications Acquired-Entities'
        Duplicate Pension/Benefit Liabilities                    $ 6,000
      Display Systems' Alphasoft Building                          4,000
      Conic's LMEAP Reserve Reversal                                 500
      Advanced Recorders' ADC Settlement                            (300)
      Wideband Systems' TSS Options                               (1,000)
      Telemetry & Instrumentation G&A Costs in Inventory          (1,000)
      Camden's Aegis Power Supply Contract and Option             (1,000)
      All L-3 Communications Acquired-Entities'
        Cash/Negative Cash                                        (1,600)
                                                                 -------
                                                                 $ 5,600
                                                                 =======

               L-3 Communications Holdings, Inc. Acquired-Entities

1. Description of Business and Basis of Presentation (continued)

Basis of Presentation (continued)

      The following pushdown assets (liabilities) were specifically agreed upon and valued in the Transaction Agreement and are included in the combined statements of net tangible assets as Corporate pushdowns, net (in thousands):

      Incurred but not reported Reserve                          $(4,100)
      Environmental Reserve                                       (3,200)
      Workers Compensation                                        (1,200)
      Deferred Management Incentive Compensation Plan               (300)
      Vacation Accrual                                              (300)
      NY Overlays                                                  1,800
      NY Leasehold Improvements                                    3,500
      RFA and RAA                                                  4,400
                                                                 -------
                                                                   $ 600
                                                                 =======

      Net tangible asset changes from the historical books and records of the L-3 Communications Acquired-Entities for the following matters were specifically prohibited in the Transaction Agreement and therefore the historical amounts are carried forward:


      o All L-3 Communications Acquired-Entities' Building Writedown or Writeup,
      o  Advanced Recorders' Universal Litigation,
      o  Advanced Recorders' G&A in Inventory,
      o  Advanced Recorders' Reversal of Capitalized Certification Costs,
      o  Advanced Recorders' CPS-100 Audit Labor Mischarging Allegations,
      o  Advanced Recorders' Instrumentation Recorder Product Line,
      o  Camden's Unreasonable Indirect Labor Allegations,
      o  Camden's Old Receivables,
      o  Camden's DCAA Rate Close-Out Issues,
      o  Camden's NOAA Contract Defective Pricing Allegations,
      o  Camden's Reversal of Division Reserve,
      o  Camden's Truck Depot Severance Reserve,
      o Wideband Systems' Fixed Wireless Loop License Agreement, Deferred Cost, and Reserve,
      o  Wideband Systems' Severance, and
      o  Conic's Pendleton Litigation Reserve.

The above items are not intended to completely represent the terms and conditions of the Transaction Agreement.

               L-3 Communications Holdings, Inc. Acquired-Entities

2. Summary of Significant Accounting Policies

Assumption Regarding Going Concern

The accompanying combined statement of net tangible assets has been prepared assuming the L-3 Communications Acquired-Entities will continue as a going concern.

Use of Estimates

The preparation of the combined statement of net tangible assets requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at December 31, 1996. The most significant of these estimates and assumptions relate to contract estimates of total costs at completion and revenues in the earnings recognition process, and commitments and contingencies. Actual results could differ from those estimates.

As discussed in Note 1, the Transaction Agreement establishes the amount reported for certain assets and liabilities. These amounts have been agreed to by and among Lockheed Martin, Lehman, the Individual Purchasers and L-3 Communications and are not necessarily management's estimate of their value in accordance with generally accepted accounting principles.

Revenue Recognition

The following L-3 Communications Acquired-Entities generally record revenues and anticipated profits under long-term contracts on a percentage of completion cost-to-cost basis of accounting where revenues and profits are recorded based on the ratio of costs incurred to estimated total costs at completion:

      o  Wideband Systems,
      o  Communications Systems,
      o  Display Systems,
      o  Microcom, and
      o  Hycor.

               L-3 Communications Holdings, Inc. Acquired-Entities

2. Summary of Significant Accounting Policies (continued)

Revenue Recognition (continued)

The following L-3 Communications Acquired-Entities generally record revenues and profits on products and services essentially under commercial terms and conditions as units are shipped or specified tasks are completed; or on a percentage of completion basis, using units or delivery as the measurement basis for effort expended:

      o  Advanced Recorders,
      o  Conic,
      o  Telemetry & Instrumentation,
      o  Randtron,
      o  Microwave-Narda East, and
      o  Microwave-Narda West.

For all L-3 Communications Acquired-Entities, revenues under cost-reimbursement-type contracts are recorded as costs are incurred. Applicable estimated profits are included in earnings in the proportion that incurred costs bear to total estimated costs.

Revenues and earnings on contracts are based, in part, on estimates. These estimates are revised periodically and adjustments to revenues and earnings resulting from such revisions are recorded on a cumulative basis in the period of revision. Incentives or penalties and awards applicable to performance on contracts are considered in estimating revenues and profit rates and are recorded when there is sufficient information to assess anticipated contract performance. Amounts representing contract change orders, claims or other items are included in revenues only when they can be reliably estimated and realization is probable.

Any anticipated losses on contracts or programs are charged to earnings when identified. Such losses encompass all costs, including general and administrative expenses for those L-3 Communications Acquired-Entities that include general and administrative expenses in inventory, allocable to the contracts. The L-3 Communications Acquired-Entities that expense general and administrative expenses as incurred exclude such costs in determining anticipated losses. Revenue arising from change orders or the claims process is not recognized either as income or as an offset against a potential loss until it can be reliably estimated and its realization is probable.

               L-3 Communications Holdings, Inc. Acquired-Entities

2. Summary of Significant Accounting Policies (continued)

General and Administrative Expenses

The following L-3 Communications Acquired-Entities allocate general and administrative expenses to contracts in process and therefore are included in operating costs and expenses at the time of revenue recognition:

      o  Wideband Systems,
      o  Communications Systems,
      o  Display Systems,
      o  Conic, and
      o  Randtron.

The following L-3 Communications Acquired-Entities charge general and administrative expense to operations as incurred:

      o  Advanced Recorders,
      o  Telemetry & Instrumentation,
      o  Microcom,
      o  Hycor,
      o  Microwave-Narda East, and
      o  Microwave-Narda West.

Lockheed Martin's corporate general and administrative costs attributed to the L-3 Communications Acquired-Entities are charged to the individual entity in accordance with allocation methodologies determined by Lockheed Martin and applied to Lockheed Martin's various business units. Such expenses could vary significantly if the L-3 Communications Acquired-Entities are operated as an unaffiliated entity.

Research and Development Costs

Customer-sponsored research and developments costs are accounted for as direct costs. Reimbursable company-sponsored and development costs are accounted for in accordance with the Acquired-Entities' policy for general and administrative expenses.

               L-3 Communications Holdings, Inc. Acquired-Entities

2. Summary of Significant Accounting Policies (continued)

Contracts in Process

Contracts in process are stated at the lower of cost or estimated net realizable value, except for those items specifically addressed in the Transaction Agreement. Costs on contracts in Process represent recoverable costs incurred for production; allocable operating overhead; and, based on entity policy, research and development and general and administrative expenses, less amounts attributed to cost of sales. Pursuant to contract provisions, agencies of the U.S. Government and other customers have title to, or a security Interest in, certain inventories as a result of progress payments and advances. In accordance with industry practice, contracts in process contain amounts relating to contracts with long production cycles, a portion of which may not be realized within one year.

Property, Plant and Equipment

Property, plant and equipment are stated at historical book value. Depreciation is provided primarily using the straight-line method over the estimated useful lives of the related assets. Leasehold improvements are amortized over the shorter of the lease term or the estimated useful life of the improvement.

Certification Costs

As part of the normal course of doing business, the Advanced Recorders entity is required to incur certification costs prior to the production of new products. Advanced Recorders' policy is to capitalize these costs and amortize them on a straight-line basis over a 10 year period. As of December 31, 1996, approximately $3.4 million of unamortized certification costs are included in the combined statement of net tangible assets.

Financial Instruments

At December 31, 1996, the carrying value of the L-3 Communications Acquired-Entities Communications financial instruments such as receivable, accounts payable and accrued liabilities approximate fair value, based on the short-term maturities of these instruments.

               L-3 Communications Holdings, Inc. Acquired-Entities

2. Summary of Significant Accounting Policies (continued)

Concentration of Credit Risk

The L-3 Communications Acquired-Entities conduct business with the U.S. Government and commercial enterprises. Financial instruments which potentially expose the L-3 Communications Acquired-Entities to concentrations of credit risk consist primarily of commercial receivable. To minimize this risk, ongoing credit evaluations of commercial customers' financial condition are performed. In addition, the L-3 Communications Acquired-Entities maintain allowances for potential credit losses and such losses, in the aggregate, have not exceeded management expectations. None of the L-3 Communications Acquired-Entities commercial receivables are individually significant.

Intercompany Accounts Receivable, Net

All Accounts receivable from and accounts payable to Lockheed Martin entities are deemed to be valid and realizable from and payable to the appropriate Lockheed Martin entities.

3. Contracts in Process

Contracts in process reflected in the combined statement of net tangible assets consist of the following as of December 31, 1996 (in thousands):

Work in process                                     $ 169,667
Progress billing receivable                             4,631
Less--Advances and progress payments                  (43,260)
                                                    ---------
                                                    $ 131,038
                                                    =========

Work in process includes finished goods and raw materials held in inventory. In addition, work in process includes unbilled costs incurred plus estimated earnings that will be billed to the customer upon the completion of certain milestones. Revenue which has not yet been billed is included in unbilled receivables, some of which will not be billed within one year.

Under the contractual arrangements by which progress payments are received, the U.S. Government asserts that it has a security interest in the contracts in process identified by the related contracts.

               L-3 Communications Holdings, Inc. Acquired-Entities

4. Property, Plant and Equipment, net

Property, plant and equipment consists of the following as of December 31, 1996 (in Thousands):

Land and improvements                                      $ 10,800
Buildings and improvements                                   36,666
Machinery, equipment, furniture and fixtures                 73,137
                                                           --------
                                                            120,603

Less--Accumulated depreciation
  and amortization                                          (25,020)
                                                           --------
                                                           $ 95,583
                                                           ========

5. Income Taxes

The accompanying combined statement of net assets excludes the L-3 Communications Acquired-Entities assets and liabilities relating to federal and state income taxes, as discussed in Note 1.

6. Commitments and Contingencies

The L-3 Communications Acquired-Entities are engaged in providing providing products and services under contracts with the U.S. Government and, to a lesser degree, under foreign government contracts, some of which are funded by the U.S. Government. All such contracts are subject to extensive legal and regulatory requirements, and, from time to time, agencies of the U.S. Government investigate whether the L-3 Communications Acquired-Entities were and are being conducted in accordance with these requirements. Under government regulations, an indictment of an L-3 Communications Acquired-Entities could result in the L-3 Communications Acquired-Entities being suspended for a period of time from eligibility for awards of new government contracts. A conviction could result in debarment from contracting with the federal government for a specified term.

The L-3 Communications Acquired-Entities are periodically subject to litigation, claims or assessments and various contingent liabilities (including environmental matters) incidental to their business. With respect to those investigative actions, items of litigation, claims or assessments of which they are aware, management of the L-3 Communications Acquired-Entities are of the opinion that, after taking into account certain provisions that have been made with respect to these matters, pushdowns and matters addressed specifically in the Transaction Agreement, the probability is remote that the ultimate resolution of any such investigative actions, items of litigation, claims or assessments will have a material adverse effect on the combined net tangible assets of the L-3 Communications Acquired-Entities.

                                        ATTACHMENT III TO TRANSACTION AGREEMENT


                               TRANSFER AGREEMENT

      This Agreement is made as of the 28th day of March 1997, by and between Lockheed Martin Corporation, a Maryland corporation ("Lockheed Martin"), and L-3 Communications Holdings, Inc., a Delaware corporation ("Newco").

                              W I T N E S S E T H:

      WHEREAS, the parties hereto, together with Lehman Brothers Capital Partners III, L.P., Frank C. Lanza and Robert V. LaPenta, have entered into a Transaction Agreement (the "Transaction Agreement"); and

      WHEREAS, in connection with the execution of the Transaction Agreement the parties hereto wish to enter into this Transfer Agreement to effect certain transactions referred to in the Transaction Agreement;

      NOW, THEREFORE, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

      Section 1.01. Definitions. Defined terms used in this Transfer Agreement shall have the meanings specified in the Transaction Agreement (including all Exhibits, Schedules and Attachments thereto).

                                   ARTICLE II

                               TRANSFER OF ASSETS

      Section 2.01. Transfer of Assets. Upon the terms and subject to the conditions set forth in this Transfer Agreement and the Transaction Agreement, Newco agrees to receive, acquire and accept from Lockheed Martin (and from each Affiliated Transferor) and Lockheed Martin agrees to transfer, convey, assign and deliver, or cause to be transferred, conveyed, assigned and delivered, to Newco effective at 12:01 a.m. (Eastern Standard Time) on the Closing Date, free and clear of all Liens, other than Permitted Liens, the Transferred Assets.

      Section 2.02. Assumption of Liabilities. Upon the terms and subject to the conditions of this Transfer Agreement, Newco agrees, effective at 12:01 a.m. (Eastern Standard Time) on the Closing Date, to assume the Assumed Liabilities.

      Section 2.03. Assignment of Contracts and Rights.

            (a) Anything in this Transfer Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign any Transferred Asset (other than with respect to the Owned Real Property) or any claim or right or any benefit arising thereunder or resulting therefrom if an attempted assignment thereof, without the consent of a third party thereto, would constitute a breach or other contravention thereof, be ineffective with respect to any party thereto or in any way adversely affect the rights of Newco or Lockheed Martin (or any Affiliated Transferor) thereunder.

            (b) With respect to any Government Contract or any claim, right or benefit arising thereunder or resulting therefrom, Lockheed Martin and Newco will use their best efforts to obtain the written consent of the other parties to such Government Contract for the assignment or novation thereof to Newco or written confirmation from such parties reasonably satisfactory in form and substance to Lockheed Martin and Newco that such consent is not required. As soon as practicable following the date hereof, (i) with respect to each Prime Government Contract to which Lockheed Martin (or any Affiliated Transferor) is a party, Lockheed Martin (or the appropriate Affiliated Transferor) shall either obtain written confirmation reasonably satisfactory in form and substance to Lockheed Martin and Newco that novation of such Prime Government Contract is not required or submit to the relevant Responsible Contracting Officer a written request in compliance with the applicable Federal Acquisition Regulation that the U.S. Government enter into a Government Contract Novation with Lockheed Martin and Newco with respect to such Prime Government Contract; and (ii) with respect to each Government Contract that is not a Prime Government Contract, Lockheed Martin (or the appropriate Affiliated Transferor) shall submit to the parties thereto documentation reasonably satisfactory in form and substance to Lockheed Martin and Newco seeking the written waiver or approval of the other contracting party or parties thereto to the transfer and assignment of all of Lockheed Martin (or the applicable Affiliated Transferor) claims, rights, benefits and obligations thereunder to Newco at the Closing. In this regard, Lockheed Martin (or the applicable Affiliated Transferor) shall take all actions required under the applicable Federal Acquisition Regulation including, without limitation, the guarantee by Lockheed Martin of Newco's obligations under any novated Government Contracts, as may be required by Federal Acquisition Regulation Section 42.104(d). Except as provided in this immediately preceding sentence, in no event shall Lockheed Martin or Newco or any of their respective Affiliates be obligated to pay any money to the U.S. Government or any other Person or to offer or grant other financial or other accommodations to the U.S. Government or any other Person in connection with obtaining any novation of a Government Contract or any such consent or waiver.

            (c) With respect to any Contract that is not a Government Contract or any claim, right or benefit arising thereunder or resulting therefrom, promptly after the date hereof, to the extent reasonably requested by Newco, Lockheed Martin and Newco will use their best efforts to obtain the written consent of the other parties to any such Contract for the assignment thereof to Newco, or written confirmation from such parties reasonably satisfactory in form and substance to Lockheed Martin and Newco confirming that such consent is not required.

            (d) If such consent, waiver or confirmation is not obtained with respect to any such Government Contract or other Contract, as among the parties hereto, Newco will obtain through a subcontracting arrangement or otherwise, and subject to Applicable Law and the terms of such Government Contract or Contract, the claims, rights and benefits of Lockheed Martin (or the applicable Affiliated Transferor) and, to the extent possible, assume the obligations under such Contracts and Government Contracts in accordance with this Transfer Agreement, and Lockheed Martin (or the applicable Affiliated Transferor) will enforce at the request of and for the benefit of Newco, with Newco, to the extent set forth in the Transaction Agreement, assuming Lockheed Martin's (or the applicable Affiliated Transferor's) obligations, any and all claims, rights and benefits of Lockheed Martin (or the applicable Affiliated Transferor) against a third party thereto arising from any such Government Contract or Contract (including the right to elect to terminate such Government Contract or Contract in accordance with the terms thereof upon the request of Newco). Lockheed Martin (or the applicable Affiliated Transferor) will promptly pay to Newco when received all monies received by Lockheed Martin (or the applicable Affiliated Transferor) under any Transferred Asset or any claim, right or benefit arising thereunder not transferred pursuant to this Section 2.03.

      Section 2.04. Exchange Consideration; Closing.

            (a) The Exchange Consideration shall be as set forth in Section 2.02 of the Transaction Agreement, and the closing of the Transfer of the Transferred Assets and the assumption of the Assumed Liabilities hereunder shall take place as set forth in the Transaction Agreement.

            (b) At the Closing, Lockheed Martin and Newco shall enter into an Exchange Agreement substantially in the form of Attachment A, and Lockheed Martin (or the applicable Affiliated Transferor) shall execute, acknowledge (if appropriate) and deliver to Newco with respect to the Real Property, assignments of all of Lockheed Martin' s and the Affiliated Transferors' rights and interests in the Leased Real Property and deeds with respect to all of Lockheed Martin's and the Affiliated Transferors' rights and interests in the Owned Real Property in recordable form sufficient to convey to Newco all of Lockheed Martin's and the Affiliated Transferors' rights and interests in the Owned Real Property, and bills of sale, endorsements, consents, assignments and other good and sufficient instruments of conveyance and assignment as the Purchasers and their respective counsel may reasonably request (but including, without limitation, affidavits of non-foreign status as required by Section 1445(b) (2) of the Foreign Investment and Real Property Tax Act, as amended and such other documents, affidavits and instruments to facilitate and consummate the transfer of the Owned Real Property to Newco and Newco's obtaining title insurance of the Owned Real Property to Newco and Newco's obtaining title insurance as Purchasers may reasonably request) so as to vest in Newco all of Lockheed Martin's (or the applicable Affiliated Transferor's) right, title and interest in, to and under the Transferred Assets.

                                   ARTICLE III

                              EXCLUDED LIABILITIES

      Section 3.01. Satisfaction of Excluded Liabilities. Lockheed Martin agrees, on behalf of itself and its Affiliates, to pay, discharge and satisfy the Excluded Liabilities.

                                   ARTICLE IV

                              CONDITIONS TO CLOSING

      Section 4.01. Conditions to the Obligations of Each Party. The obligations of Lockheed Martin and Newco to consummate the closing of the Transfer Agreement are as set forth in the Transaction Agreement.

                                    ARTICLE V

                            SURVIVAL; INDEMNIFICATION

      Section 5.01. Survival; Indemnification. The parties agree as to matters of survival and indemnification as set forth in Article XIII of the Transaction Agreement.

                                   ARTICLE VI

                                   TERMINATION

      Section 6.01. Grounds for Termination. This Agreement may be terminated as set forth in Article XIV of the Transaction Agreement.

                                   ARTICLE VII

                                  MISCELLANEOUS

      Section 7.01. Miscellaneous. The provisions of Article XV of the Transaction Agreement are incorporated hereby by reference.

      IN WITNESS WHEREOF, the parties hereto here caused this Transfer Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

WITNESS:                                   LOCKHEED MARTIN CORPORATION


                                           By:
---------------------------------             ----------------------------------
                                              Name:
                                              Title:

                                           L-3 COMMUNICATIONS HOLDINGS, INC.


                                           By:
---------------------------------             ----------------------------------
                                              Name:
                                              Title:

                                        ATTACHMENT IV TO TRANSACTION AGREEMENT


                See Amendment No. 2 to the Transaction Agreement

                                        ATTACHMENT V TO TRANSACTION AGREEMENT

                See Amendment No. 2 to the Transaction Agreement

                                        ATTACHMENT VI TO TRANSACTION AGREEMENT

                ADDITIONAL MATTERS RELATING TO THE CALCULATION OF
                               NET TANGIBLE ASSETS

      The Net Tangible Assets on the December Statement and the determination of the Proposed Final Net Tangible Asset Amount and the Final Net Tangible Asset Amount shall be in accordance with the terms and conditions of the Agreement and in accordance with GAAP, except as provided in the December Statement and this Attachment VI. The Proposed Final Net Tangible Asset Amount and the Final Net Tangible Asset Amount will be determined on a basis consistent with the manner in which the December Statement was prepared as disclosed in the notes to the December Statement or as otherwise set forth in this Attachment VI. Therefore, the Net Tangible Assets on the December Statement and the determination of the Proposed Final Net Tangible Asset Amount and the Final Net Tangible Asset Amount may differ from the closing balances of Lockheed Martin and the Business Units on December 31, 1996 and at the close of business on the Effective Date or the Closing Date, and the opening balances of Newco on the Closing Date for tax and financial reporting purposes.

      Except as otherwise set forth in this Attachment VI, all principles, classifications, methods, practices, assumptions and policies used in the preparation of the December Statement (regardless of whether such principles, classifications, methods, practices, assumptions and policies are in accordance with GAAP) will be used or applied in the determination of the Proposed Final Net Tangible Asset Amount and the Final Net Tangible Asset Amount. Accounting pronouncements (as defined in Statement of Auditing Standards No. 69) not used in the preparation of the December Statement will not be used in the determination of the Proposed Final Net Tangible Asset Amount or the Final Net Tangible Asset Amount. Except as otherwise set forth in this Attachment VI, the estimates used in the determination of the Proposed Final Net Tangible Asset Amount and the Final Net Tangible Asset Amount will be made on a basis consistent with the principles, policies, methods, practices, factors and underlying data used in making estimates in the preparation of the December statement.

      Following are additional agreements and clarifications with respect to the determination of the Net Tangible Assets on the December Statement and the determination of the Proposed Final Net Tangible Asset Amount and the Final Net Tangible Asset Amount:

      Adjustment of Reserves and Valuation Accounts. In the determination of the Proposed Final Net Tangible Asset Amount and the Final Net Tangible Asset Amount, except as otherwise set forth in this Attachment VI, the amount of any reserves or valuation accounts shall be determined by applying methods, practices, assumptions, policies, factors and underlying data consistent with those used in determining the reserves or valuation accounts included in the December Statement, and there shall be no changes made to any reserves or valuation accounts (including, without limitation, contract reserves, purchase accounting reserves, allowances for bad debts, inventory reserves of any kind, warranty reserves and other reserves), except to the extent that such changes are required by changes in facts and events occurring after December 31, 1996 and before the Effective Date, it being further understood that there shall be no increase in the Proposed Final Net Tangible Asset Amount or the Final Net Tangible Asset Amount as a result of any reversal or other usage of reserves unless such reversal or usage arises out of facts or events that occur after December 31, 1996; provided, however, that notwithstanding the foregoing any reversal or other usage of the Advanced Recorders IR & VLDS Inventory Reserve of $1,100,000 million, the Advanced Recorders IR & VLDS Capitalized G&A reserve of $800,000 or the Advanced Recorders IR & VLDS fixed asset reserve of $1,030,000 in connection with any sale of all or a portion of such business to a third party prior to the Effective Date will result in a corresponding increase in the Proposed Final Net Tangible Asset Amount or the Final Net Tangible Asset Amount.

      Inventory. For purposes of determining the Proposed Final Net Tangible Asset Amount and the Final Net Tangible Asset Amount, the parties have agreed contractually that an inventory observation, by the independent auditors as of the Effective Date, will not be conducted. Furthermore, in the determination of the Proposed Final Net Tangible Asset Amount and the Final Net Tangible Asset Amount, the raw materials and finished goods inventory relating to the Business shall be recorded at an amount equal to their book value as included in the December Statement, except to the extent that changes are required by normal business activities (purchases, transfers to/from work in process or cost of sales relief resulting from shipment of products) occurring after December 31, 1996 but before the close of business on the Effective Date, in each case calculated in accordance with the policies and practices reflected in the December Statement, it being understood, however, that there shall be no changes relating to the valuation, existence, or lack of existence of raw materials and finished goods inventory.

      Reserves for Environmental Liabilities. The amount of the reserves for Environmental Liabilities included in the December Statement shall be fixed at $3.2 million and the amount used in the determination of the Proposed Final Net Tangible Asset Amount and the Final Net Tangible Asset Amount shall be fixed at $6.0 million.

      Exclusion of Certain Reserves and Liabilities. There shall not be included in the Net Tangible Assets in the December Statement or in the determination of the Proposed Final Net Tangible Asset Amount and the Final Net Tangible Asset Amount any reserve or any liability to the extent such reserve or liability (i) arises out of, results from or relates to an Excluded Asset or Excluded Liability, (ii) arises out of, results from or relates to any action taken by Newco or any of the Purchasers, including but not limited to any actions taken in connection with the Contemplated Transactions, (iii) arises out of, results from or relates to any actions taken or contemplated to be taken by Newco, Lockheed Martin, any of the Purchasers or any of their Affiliates, contemporaneously with or subsequent to the Closing, or
(iv) is indemnified against by Lockheed Martin.

      Estimates at Completion ("EAC"). In the determination of the Proposed Final Net Tangible Asset Amount and the Final Net Tangible Asset Amount, there shall be no changes made to the EACs from those EACs used in the preparation of the December Statement, except to the extent that such changes are required by changes in facts and events occurring after December 31, 1996 and before the Effective Date.

      Loss Contracts. In the determination of the Proposed Final Net Tangible Asset Amount and the Final Net Tangible Asset Amount, there shall be no changes made to the provisions for loss contracts from those used in the preparation of the December Statement, except to the extent that such changes are required by changes in facts and events occurring after December 31, 1996 and before the Effective Date.

      Due Diligence Costs; Organization of Newco. There shall be no amount accrued or reserved for in connection with the determination of the Proposed Final Net Tangible Asset Amount and the Final Net Tangible Asset Amount for any obligations or liabilities incurred in connection with Newco's, Lockheed Martin's or the Purchaser's due diligence efforts in connection with the Contemplated Transactions, including without limitation any fees and expenses of the counsel, independent accountants or other agents, advisors or consultants of Newco, Lockheed Martin or any of the Purchasers, and there shall not be considered in the determination of the Proposed Final Net Tangible Asset Amount and the Final Net Tangible Asset Amount any fees, expenses, reserves (or valuation accounts) or liabilities associated with the incorporation, organization, formation, capitalization or financing of Newco or with any restructuring of the Business or any of the Business Units contemplated or implemented by Newco.

      Certain Expenses. There shall not be considered in the determination of the Proposed Final Net Tangible Asset Amount and the Final Net Tangible Asset Amount any reserve or any liability to the extent such reserve or liability relates to fees or expenses that, in accordance with the Transaction Documents, are to be shared by Lockheed Martin and Newco including, without limitation, the fees and expenses contemplated by Section 2.03 (f) and Section 15.03 of the Agreement, or in accordance with Section 15.03 of the Agreement are to be paid by Newco if the Closing occurs.

      Pensions, OPEBs, etc. There shall not be considered in the determination of the Net Tangible Assets on the December Statement or the determination of the Proposed Final Net Tangible Asset Amount and the Final Net Tangible Asset Amount any reserve, liability or asset to the extent such reserve, liability or asset arises out of, results from or relates to pension benefits, retirement benefits or other post-employment benefits.

      Going Concern. For purposes of determining the Net Tangible Assets in the December Statement and determining the Proposed Final Net Tangible Asset Amount and the Final Net Tangible Asset Amount, Newco and the Business Units, and the businesses conducted and to be conducted by each of them, will be considered a "going concern" and all of the Transferred Assets shall be deemed to be actively used in the Business and not held for sale or disposal.

      Miscellaneous. The matters referenced below shall be based on the following principles:

            (i) the Net Tangible Assets in the December Statement and the determination of the Proposed Final Net Tangible Asset Amount and the Final Net Tangible Asset Amount shall not include a reserve relating to the Camden CAS 410 Issue;

            (ii) there shall not be considered in the Net Tangible Assets in the December Statement and the determination of the Proposed Final Net Tangible Asset Amount and the Final Net Tangible Asset Amount any reserve or liability relating to the Sarasota Asset Step-Up Issue;

            (iii) there shall not be considered in the Net Tangible Assets in the December Statement any reserve or liability relating to the Management Incentive Compensation Plan with respect to the personnel at the location covered by the NY Leases;

            (iv) the Net Tangible Assets in the December Statement and the Proposed Final Net Tangible Asset Amount and the Final Net Tangible Asset Amount shall include assets relating to the LMEAP Assembly Plant in Goodyear, Arizona, which assets shall be recorded at $900,000 prior to the LMEAP reserve recorded by the Conic Business Unit, which reserve shall be retained by Lockheed Martin;

            (v) in the determination of the Proposed Final Net Tangible Asset Amount and the Final Net Tangible Asset Amount, the property, plant and equipment relating to the Business shall be recorded at an amount equal to their book value as included in the December Statement, except to the extent that changes are required by changes in facts and events occurring after December 31, 1996 (it being understood, however, that there shall be no such changes relating to the valuation of the property, plant or equipment), adjusted for additions or disposals and depreciation and amortization from December 31, 1996 to the close of business on the Effective Date, in each case calculated in accordance with the policies and practices reflected in the December Statement;

            (vi) the Transferred Assets and Assumed Liabilities relating to the Airport Explosive Detection Business shall be included in the Net Tangible Assets in the December Statement at $0 and shall be included in the determination of the Proposed Final Net Tangible Asset Amount and the Final Net Tangible Asset Amount at ($600,000);

            (vii) the Net Tangible Assets in the December Statement shall include assets for the Instrumentation Recorder Product Line of the Advanced Recorders Business Unit, net of any reserves or liabilities associated with such assets, which net assets shall be recorded at $700,000;

            (viii) the Net Tangible Assets in the December Statement shall assume that the reserve with respect to the exercise of TSS options at the Wideband Business Unit shall be $1.0 million and such reserve used in the determination of the Proposed Final Net Tangible Asset Amount and the Final Net Tangible Asset Amount shall be assumed to be $2.0 million;

            (ix) the Net Tangible Assets in the December Statement and the determination of the Proposed Final Net Tangible Asset Amount and the Final Net Tangible Asset Amount shall include in the inventory of the Advanced Recorders Business Unit general and administrative expenses fixed at $4.5 million with a related reserve of $1.8 million, and such general and administrative expenses net of the related reserve shall be recorded at $0 in the Proposed Final Net Tangible Asset Amount and the Final Net Tangible Asset Amount;

            (x) the Net Tangible Assets in the December Statement and the determination of the Proposed Net Tangible Asset Amount and the Final Net Tangible Asset Amount shall assume that the liability, if any, and related asset, if any, with respect to the Microcom Business' earn out obligation to its former stockholders net to $0; and

            (xi) for purposes of determining the Net Tangible Assets in the December Statement and determining the Proposed Final Net Tangible Asset Amount and the Final Net Tangible Asset Amount, the parties have agreed contractually to the following changes to the books and records of the Business Units as of the referenced dates:

                                                    December 31, 1996    Effective Date(a)
                                                    -----------------    -----------------
                                                      (in millions)        (in millions)

ALL

      Eliminate Cash/Negative Cash                       $(1.6)                  (b)
      Eliminate Duplicate Pension/Benefit                  6.0                   (b)
        Liabilities(c)
      Building Writedown or Writeup(c)                     0.0                 $0.0
      EDS Net Assets                                       0.0                  0.0
      EDS M&DS Subcontract Reserve                         0.0                 (0.6)(d)

ADVANCED RECORDERS

      Universal Litigation                                 0.0                  0.0
      G&A in Inventory Change(c)                           0.0                 (2.7)
      Sarasota Asset Step-Up Issue(c)                      0.0                  0.0
      Reversal of Capitalized Certification Costs          0.0                  0.0
      CPS-100 Audit Labor Mischarging Allegations          0.0                  0.0
      ADC Settlement                                      (0.3)                  (b)

CAMDEN

      Aegis Power Supply Contract and Option              (1.0)                (1.0)
      Camden CAS 410 Issue(c)                              0.0                  0.0
      Unreasonable Indirect Labor Allegations              0.0                  0.0
      Old Receivables                                      0.0                  0.0
      DCAA Rate Close-Out Issues                           0.0                  0.0
      NOAA Contract Defective Pricing Allegations          0.0                  0.0
      Reversal of Division Reserve                         0.0                  0.0
      Truck Depot Severance Reserve                        0.0                 (0.2)

WIDEBAND

      Severance                                            0.0                  0.0
      TSS Options                                         (1.0)                (3.0)
      Reverse Fixed Wireless Loop License Agreement        0.0                  0.0
      Reverse Fixed Wireless Loop Deferred Cost            0.0                  0.0
      Reverse Fixed Wireless Loop Reserve                  0.0                  0.0

DISPLAYS

      Add Alpharetta Building                              4.0                   (b)(e)

NARDA-EAST

      Add FSI (Lowell, MA) Net Tangible Assets             4.8                   (b)

TELEMETRY & INSTRUMENTATION

      G&A Costs in Inventory                              (1.0)                (1.0)

CONIC

      Add LMEAP Assets                                     0.9                  0.9
      Pendelton Litigation Reserve                         0.0                  0.0
      LMEAP Reserve Elimination                            0.5                  0.5

MICROCOM

      Earn Out                                             0.0                  0.0

CORPORATE PUSHDOWNS

      NY Leasehold Improvements                            3.5                  3.5(e)
      NY Overlays                                          1.8                  1.8
      RFA and RAA                                          4.4                   (b)
      Incurred but not reported Reserve                   (4.1)                (4.1)
      Environmental Reserve(c)                            (3.2)                (6.0)
      Workers Compensation                                (1.2)                (1.2)
      Management Incentive Compensation Plan (NYNQ)        0.0                   (b)
      Deferred Management Incentive Compensation          (0.3)                (1.2)
        Plan
      Vacation Accrual                                    (0.3)                (0.3)

(a) Closing reflects the agreed upon changes as of the close of business on the Effective Date.
(b) To be recorded based on the actual balance (after giving effect to the December 31, 1996 adjustments) as of the close of business on the Effective Date.
(c)   As discussed above.
(d)   As referenced in clause (vi) under "Miscellaneous" above.
(e) Subject to the specific provisions of clause (v) under "Miscellaneous" above.

All amounts in parentheses in the foregoing table represent reductions to Net Tangible Assets; amounts not in parentheses represent increases in Net Tangible Assets.

      The parties also have agreed that, with respect to the items referenced in the foregoing table, other than as referenced above there will not be any changes to the books and records of the Business Units from December 31, 1996 to the Effective Date.

                                        ATTACHMENT VII TO TRANSACTION AGREEMENT


                       EXCHANGE CONSIDERATION SCHEDULE

          Transferor                           Exchange Consideration
          ----------                           ----------------------

Lockheed Martin Corporation           Stock:      ______ shares of
                                                  Newco Class A Stock
                                      Cash:       $______

Lockheed Martin Tactical              Stock:      ______ shares of
Systems, Inc.                                     Newco Class A Stock
                                      Cash:       $______

Randtron Systems, Inc.                Stock:      ______ shares of
                                                  Newco Class A Stock
                                      Cash:       $______

Lockheed Martin Fairchild             Stock:      ______ shares of
Corporation                                       Newco Class A Stock
                                      Cash:       $______

Conic Corporation                     Stock:      ______ shares of
                                                  Newco Class A Stock
                                      Cash:       $______

Lockheed Martin Microcom              Stock:      ______ shares of
Corporation                                       Newco Class A Stork
                                      Cash:       $_____

Lockheed Martin Hycor, Inc.           Stock:      ______ shares of
                                                  Newco Class A Stock
                                      Cash:       $______

The NARDA Microwave                   Stock:      _____ shares of
Corporation                                       Newco Class A Stock
                                      Cash:       $______

(OTHER AFFILIATED TRANSFERORS)        Stock:      _____ shares of
                                                  Newco Class A Stock
                                      Cash:       $ ______


                                     VII-1

                                       ATTACHMENT VIII TO TRANSACTION AGREEMENT

                See Amendment No. 2 to the Transaction Agreement

                                        ATTACHMENT IX TO TRANSACTION AGREEMENT

                See Amendment No. 2 to the Transaction Agreement

                                        ATTACHMENT X TO TRANSACTION AGREEMENT

                See Amendment No. 2 to the Transaction Agreement

                                        ATTACHMENT XI TO TRANSACTION AGREEMENT


                   EXCEPTIONS TO NON-SOLICITATION OF EMPLOYEES

Exceptions to Non-Solicitation by Newco

Name                  Division                      Department
----                  --------                      ----------
David Butler          Fairchild Defense Systems     Finance
John Mega             TDS - East                    Finance
Robert Leskow         TDS - East                    Finance
Richard Nortstrom     TDS - East                    Finance
Ken Goldstein         Corporate                     Tax
Michael Sanator       TDS - East                    Procurement
Robert Hagendorf      Corporate                     Risk Management
[ILLEGIBLE] Weet      Corporate                     ES&H
[ILLEGIBLE] Shafer    TDS - Akron                   President
[ILLEGIBLE] Bailey    Washington Office             Export Controls

Execptions to Non-Solicitation by Lockheed Martin

Name                  Division
----                  --------

Richard Gribble       Wideband Systems
Boyd Titwell

                                        ATTACHMENT XII TO TRANSACTION AGREEMENT

                         LOCKHEED MARTIN LEGAL OPINIONS

      1. Each of Lockheed Martin and each Affiliated Transferor is a corporation duly incorporated, validly existing and in good standing under the laws of the state of its incorporation and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on the Business as now conducted, except where the failure to have such licenses, authorizations, consents and approvals has not had, and could not reasonably be expected to have, a Material Adverse Effect on the Business. Each of Lockheed Martin and each Affiliated Transferor, as the case may be, is duly qualified to do business as a foreign corporation in each jurisdictior where the character of the property owned or leased by it or the nature of its activities make such qualification necessary to carry on the Business as now conducted, except where the failure to be so qualified has not had, and could not reasonably be expected to have, a Material Adverse Effect on the Business.

      2. The execution, delivery and performance by Lockheed Martin and each Affiliated Transferor of each of the Transaction Documents to which it is a party and the consummation by Lockheed Martin and each Affiliated Transferor of the Contemplated Transactions are within its corporate powers and have been duly authorized by all necessary corporate action on its part. Each of the Transaction Documents to which it is a party constitutes a legal, valid and binding obligation of Lockheed Martin and each Affiliated Transferor enforceable against it in accordance with its terms (i) except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, including the effect of statutory and other laws regarding fraudulent conveyances and preferential transfers, (ii) subject to the limitations imposed by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity, and (iii) except to the extent that indemnification and contribution for securities law liabilities may be unenforceable as against public policy.

      3. To such counsel's knowledge, the execution, delivery and performance by Lockheed Martin and each Affiliated Transferor of the Transaction Documents to which it is a party require no action by or in respect of, or consent or approval of, or filing with, any Governmental Authority other than as may have been obtained and other than as may be referenced in Section B.03 of the Transaction Agreement or set forth in Section B.03 of the Disclosure Schedules.

      4. The execution, delivery and performance by Lockheed Martin of the Transaction Documents do not and will not contravene


                                      XII-1
                                                                  EXECUTION COPY
or conflict with the charter or bylaws of Lockheed Martin or any Affiliated Transferor


                                      XII-2

                                      ATTACHMENT XIII TO TRANSACTION AGREEMENT


                              NEWCO LEGAL OPINIONS

      1. Newco is a corporation duly incorporated, validly existing and in good standing under the laws the State of Delaware.

      2. The execution, delivery and performance by Newco of each of the Transaction Documents to which it is a party and the consummation by Newco of the Contemplated Transactions are within its corporate powers and have been duly authorized by all necessary corporate action on its part. Each of the Transaction Documents to which it is a party constitutes a legal, valid and binding obligation of Newco enforceable against it :r. accordance with its terms
(i) except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, including the effect of statutory and other laws regarding fraudulent conveyances and preferential transfers, (ii) subject to the limitations imposed by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity, and (iii) except to the extent that indemnification and contribution for securities law liabilities may be unenforceable as against public policy.

      3. To such counsel's knowledge, the execution, delivery and performance by Newco of the Transaction Documents to which it is a party require no action by or in respect of, or consent or approval of or filing with, any Governmental Authority other than as may have been obtained and other than as may be referenced in Section B.03 of the Transaction Agreement or set forth in Section
B.03 of the Disclosure Schedules.

      4. The execution, delivery and performance by Newco of the Transaction Documents do not and will not contravene or conflict with the charter or bylaws of Newco.


                                     XIII-1
                                                                  EXECUTION COPY

                                        ATTACHMENT XIV TO TRANSACTION AGREEMENT

                See Amendment No. 2 to the Transaction Agreement

                                        ATTACHMENT XV TO TRANSACTION AGREEMENT

                         PATENTS AND PATENT APPLICATIONS
                         CONSTITUTING TRANSFERRED ASSETS


1.    COMMUNICATIONS SYSTEMS
            194 Patents (See Attached Listing)

2.    WIDEBAND SYSTEMS
            34 Patents, 18 Patent Applications (See Attached Listing)

3.    DISPLAY SYSTEMS
            1 Patent, 2 Patent Applications (See Attached Listing)

4.    MICROWAVE NARDA WEST
            2 Patent Applications (See Attached Listing)

5.    RANDTRON
            1 Patent (See Attached Listing)

6.    ADVANCED RECORDERS
            1 Patent, 2 Patent Applications (See Attached Listing)

7.    MICROWAVE NARDA EAST
            25 Patents, 5 Patent Applications (See Attached Listing)

8.    HYCOR
            No Patents or Patent Applications

9.    MICROCOM
            No Patents or Patent Applications

10.   CONIC
            No Patents or Patent Applications

11.   TELEMETRY & INSTRUMENTATION
            No Patents or Patent Applications

12.   AIRPORT EXPLOSIVE DETECTION BUSINESS
            4 Patent Applications (See Attached Listing)

                     Communications Systems Patent Portfolio

           Docket      Patent                             Term                                          1997
 Ref.        No.         No.             Title            Date        Application        US     For      Fee     Class*    Remarks
 ----        ---         ---             -----            ----        -----------        --     ---      ---     ------    -------
  1.      80AT02339    4856871   Repaceable laser and     2006   recording, optical       X
                                 lens assembly

  2.      80CS02362    4949051   Phase lock clock         2007   radio, digital           X
                                 recovery with sided
                                 frequency acquisition

  3.     80CS02559A    5230583   Tracking and reading     2010   recording, optical       X
                                 system for an optical
                                 medium and medium for
                                 use therewith

  4.      80CS02580    5073982   Apparatus for            2008   fiber optic network      X
                                 connecting multiple
                                 passive users in a
                                 fiber optic network

  5.      80CS02625    4929284   Water removable          2007   manufacturing,           X
                                 solder stop                     process

  6.      80CS02760    5062092   Jukebox                  2008   Optical Recording        X

  7.      80CS02769    5239414   Laser astigmatism        2010   recording, optical       X      EP
                                 compensation                                                    JP     1939

  8.      80CS02789    5432819   DPSK Communications      2014                            X      CA     2038
                                 with Doppler                                                    EP
                                 Compensation                                                    JP

* CLASS: 1 - Keep; 2 - Review; 3 - Drop(ped)

                     Communications Systems Patent Portfolio

           Docket      Patent                             Term                                          1997
 Ref.        No.         No.             Title            Date        Application        US     For      Fee     Class*    Remarks
 ----        ---         ---             -----            ----        -----------        --     ---      ---     ------    -------
                                                                                          X      CA     1743
  9.      80CS02792    5425058   MSK Phase Acquisition    2013                                   EP
                                 and Tracking method                                             JP

  10.     80CS02797    5070487   Magneto-optic media      2008   optical recording        X
                                 recording system
                                 including a directed
                                 magnetic bias flux

  11.     80CS02799     Pend     Multibeam Optical               optical Recording
                                 Apparatus & Method
                                 for Tracking Control
                                 for an Optical Disk
                                 Having a Set of Tracks

  12.     80CS02810    5001355   Photon Energy            2008   Radio                    X
                                 Activated Radio
                                 Frequency Signal
                                 Switch

  13.     80CS02882    5170089   Two-axis motion          2010   recording                X
                                 apparatus utilizing
                                 piezoelectric material

  14.     80CS02898    5900214   Optically activated             radio,   rf,  antenna
                                 waveguide type phase     2009   array, optical           X
                                 shifter and attenuator

  15.     80CS03024    5099247   Electronic altering             Radio,   RF,  antenna
                                 of pattern of an         2009   array                    X
                                 antenna system

* CLASS: 1 - Keep; 2 - Review; 3 - Drop(ped)

                     Communications Systems Patent Portfolio

           Docket      Patent                             Term                                          1997
 Ref.        No.         No.             Title            Date        Application        US     For      Fee     Class*    Remarks
 ----        ---         ---             -----            ----        -----------        --     ---      ---     ------    -------
  16.     80CS03039    5278847   Memory system having     2010   Recording                X      JP      599              Currently
                                 fault tolerance and                                                                      used in
                                 graceful degradation                                                                     SSR's

  17.     80CS03110    5392450   Satellite                2012   radio, system,           X      EP     1194
                                 Communication System            satellite

  18.     80CS03135    5194873   Antenna providing a      2010   radio, RF                X
                                 spherical radiation
                                 pattern

  19.     80CS03174    5150378   Method & apparatus              Radio, system,
                                 for coherent             2009   spread spectrum          X
                                 communications in
                                 non-coherent coding
                                 and non-coherent
                                 frequency hopping
                                 systems

  20.    80CS03196B    5398821   Rack Mountable           2012   Packaging                X
                                 chassis with
                                 Resilient side Panels

  21.     80CS03233    5546421   Self-Compensating        2014   Comm Networks            X
                                 Spread Spectrum Hybrid

  22.     80CS03236    Unrated   Intermediate Tab
                                 frame stacking of
                                 electrical components

* CLASS: 1 - Keep; 2 - Review; 3 - Drop(ped)

                     Communications Systems Patent Portfolio

           Docket      Patent                             Term                                          1997
 Ref.        No.         No.             Title            Date        Application        US     For      Fee     Class*    Remarks
 ----        ---         ---             -----            ----        -----------        --     ---      ---     ------    -------
  23.     80CS03237    Unrated   Flexible Interconnect
                                 stacking of
                                 electrical components

  24.     80CS02328    Urated    SMT adapter
                                 facilitates
                                 non-invasive VLSI
                                 testing

  25.     80CS03240    Unrated   Internet application
                                 design systems and
                                 method

  26.      RD19267     5127053   Low complexity method    2009   Speech, compression      X
                                 for improving the
                                 performance of
                                 correlation-based
                                 pitch detectors

  27.      RD20150     5166953   Technique for                   radio, system,
                                 frequency-hopped         2009   spread spectrum          X
                                 spread spectrum
                                 communications

  28.      RD20186     5177740   Frame/slot               2010   radio, cellular          X      CA      233
                                 synchronization for
                                 US digital cellular
                                 tdma radio system

  29.      RD23348     5440544   Integrated Data Link     2013   Comm Systems             X
                                 Concept for Air
                                 Traffic Control
                                 Applications

* CLASS: 1 - Keep; 2 - Review; 3 - Drop(ped)

                     Communications Systems Patent Portfolio

           Docket      Patent                             Term                                          1997
 Ref.        No.         No.             Title            Date        Application        US     For      Fee     Class*    Remarks
 ----        ---         ---             -----            ----        -----------        --     ---      ---     ------    -------
  30.     RDMM23443    Unrated   Frequency estimation
                                 algorithm for low
                                 power communications
                                 models

  31.      RD21994     Unrated   A simple coherent
                                 demodulator for
                                 digital modulation

  32.      RD22444     Unrated   Three-dimensional
                                 magneto-optical
                                 storage system

  33.      RD22456     Unrated   Multiple wavelength
                                 optical storage
                                 method and reader

  34.      RD22464     Unrated   Parallel optical
                                 storage system using
                                 detector arrays

  35.      RD22608     Unrated   Wavelet-based
                                 cryptography

  36.      RD22635     Unrated   A wavelet-based
                                 communications system
                                 with a lipshitz
                                 receiver

  37.      RD22921     Unrated   Ultra low power
                                 complimentary metal
                                 oxide semiconductor
                                 (CMOS) specific
                                 integrated circuit

* CLASS: 1 - Keep; 2 - Review; 3 - Drop(ped)

                     Communications Systems Patent Portfolio

           Docket      Patent                             Term                                          1997
 Ref.        No.         No.             Title            Date        Application        US     For      Fee     Class*    Remarks
 ----        ---         ---             -----            ----        -----------        --     ---      ---     ------    -------
  38.     XRCA00251    4214126   Cadence Suppression      2014                            X
                                 System

  39.     XRCA00466    4232186   Method Of and Means      2014                            X
                                 For Generating
                                 Complex Electri

  40.     XRCA63766    4278977   Range Determining        2015                            X
                                 System

  41.     XRCA67089    4203063   Movement Detecting       2014                            X
                                 Apparatus and Method

  42.     XRCA68752    4224679   Signal Correlation       2014                            X
                                 Means

  43.     XRCA68975    4144579   Arithmetic               2013                            X
                                 Synthesizer Frequency
                                 Generation with
                                 Reduced Phase Jitter

  44.    XRCA69081A    4272197   Apparatus and Method     2015                            X
                                 for Measuring the
                                 Ratio of TW

  45.     XRCA69528    4222017   Rotatable                2014                            X      CA
                                 Polarization Duplexer

  46.    XRCA69628A    4313188   Method of Recording      1999                            X
                                 an Ablative Optical
                                 Recording

* CLASS: 1 - Keep; 2 - Review; 3 - Drop(ped)

                     Communications Systems Patent Portfolio

           Docket      Patent                             Term                                          1997
 Ref.        No.         No.             Title            Date        Application        US     For      Fee     Class*    Remarks
 ----        ---         ---             -----            ----        -----------        --     ---      ---     ------    -------
  47.     XRCA69629      --      Thin Protective           --                                    DE     4870
                                 Overcoat Layer for                                              FR
                                 Optical video D                                                 GB
                                                                                                 HK
                                                                                                 SG
                                                                                                 JP
                                                                                                 MY
                                                                                                 NL
                                                                                                 SG

  48.    XRCA69629A    4300143   Thin Protective          2015                            X
                                 Overcoat Layer for
                                 Optical Video

  49.     XRCA69868    4203002   Code Correlator Loop     2014                            X
                                 Using Arithmetic
                                 Synthesizer

  50.     XRCA70374    4144572   Accurate                 2013                            X
                                 Phase-Measuring
                                 System Using
                                 Arithmetic Synthesis

  51.     XRCA70385    4097895   Multilayer Optical       2012                            X      FR     5008
                                 Record                                                          GB
                                                                                                 HK
                                                                                                JPNL
                                                                                                 SG

  52.    XRCA70385A    4190843   Recording Methods for   2014                            X
                                 a Multiplayer Optical
                                 Record

* CLASS: 1 - Keep; 2 - Review; 3 - Drop(ped)

                     Communications Systems Patent Portfolio

           Docket      Patent                             Term                                          1997
 Ref.        No.         No.             Title            Date        Application        US     For      Fee     Class*    Remarks
 ----        ---         ---             -----            ----        -----------        --     ---      ---     ------    -------
  53.    XRCA70385B    4219848   Optical Record           2014                            X
                                 Playback Apparatus
                                 Employing Light

  54.    XRCA70385C    5305081   Multilayer Record        2015                            X
                                 Blank for Use in
                                 Optical Recording

  55.     XRCA70537    4189746   Method and Apparatus     2014                            X
                                 for Determining Focus
                                 Contiti

  56.     XRCA70862    4300226   Compensation             2015                            X      FR     3451
                                 Apparatus for a Servo                                           GB
                                 System with Peri                                                JP

  57.     XRCA70683    4142209   Disc Track Servo         2013                            X      FR     3451
                                 System                                                          GB
                                                                                                 JP

  58.     XRCA70684    4138741   Disc Eccentricity        2013                            X      FR     3451
                                 Compensating System                                             GB
                                                                                                 JP

  59.    XRCA70687A    4183060   Capacitance Distance     2014                            X
                                 Sensor Apparatus for
                                 Video Disk
                                 Player/Recorder

  60.     XRCA70779      --      Rotating Head             --                                    CA
                                 Recorder with
                                 Different Recording
                                 and Playback Speeds

* CLASS: 1 - Keep; 2 - Review; 3 - Drop(ped)

                     Communications Systems Patent Portfolio

           Docket      Patent                             Term                                          1997
 Ref.        No.         No.             Title            Date        Application        US     For      Fee     Class*    Remarks
 ----        ---         ---             -----            ----        -----------        --     ---      ---     ------    -------
  61.    XRCA70779A    4167023   Rotating Head            2013                            X
                                 Recorder with
                                 Different Recording
                                 Speeds and Playback
                                 Speeds

  62.     XRCA70803      --      Multimode Coupling        --                                    CA
                                 System Including a
                                 Funnel-Shape
                                 Multimode Coupler

  63.     XRCA70848    4136399   Dynamic Channel          2013                            X
                                 Allocation Buffer
                                 Matrix

  64.     XRCA70927      --      Information Record        --                                    DE     3298
                                                                                                 JP

  65.    XRCA70927A    4233626   Playback Information     2014                            X
                                 Record Using Phase
                                 Cancellation

  66.    XRCA70927B    4270132   Information Record       2015                            X

  67.     XRCA71095    4247822   Frequency Translation    2015                            X
                                 Means

  68.     XRCA71129    4197011   Defect Detection and     2014                            X
                                 Plotting System

* CLASS: 1 - Keep; 2 - Review; 3 - Drop(ped)

                     Communications Systems Patent Portfolio


           Docket      Patent                             Term                                          1997
 Ref.        No.         No.             Title            Date        Application        US     For      Fee     Class*    Remarks
 ----        ---         ---             -----            ----        -----------        --     ---      ---     ------    -------

  69.     XRCA71184      --      Information Record        --                                    FR     1883
                                                                                                 GB
                                                                                                 HK
                                                                                                 IT
                                                                                                 JP
                                                                                                 MY
                                                                                                 NL
                                                                                                 SG

  70.    XRCA71184A    4216501   Optical                  2014                            X
                                 Anti-reflective
                                 Information Record

  71.    XRCA71184B    4329697   Information record       2016                            X

  72.     XRCA71338    4233501   Interference             2014                            X
                                 Suppression for
                                 Imaging Optical System

  73.     XRCA71361    4138595   Idle-Busy Signalling     2013                            X      CA
                                 Between Telephone
                                 System and Radiophone
                                 System

  74.     XRCA71392    4168506   Film Guide for           2013                            X
                                 Optical Scanners

  75.    XRCA71401A    4121211   Method and Apparatus     2012                            X
                                 for Determining Signal

* CLASS: 1 - Keep; 2 - Review; 3 - Drop(ped)

                     Communications Systems Patent Portfolio

           Docket      Patent                             Term                                          1997
 Ref.        No.         No.             Title            Date        Application        US     For      Fee     Class*    Remarks
 ----        ---         ---             -----            ----        -----------        --     ---      ---     ------    -------
  76.     XRCA71454    4156855   Phase-Locked Loop        2013                            X
                                 with Variable Gain
                                 and Bandwidth

  77.     XRCA71483    4129826   Circuit Test Apparatus   2012                            X

  78.     XRCA71515      --      Overcoat Structure        --                                    DB     5045
                                 for Optical Video Disc                                          FR
                                                                                                 GB
                                                                                                 HK
                                                                                                 JP
                                                                                                 MY
                                                                                                 NL
                                                                                                 SG

  79.     XRCA71545    4315269   Thick Protective         2016                            X      DE     5376
                                 Overcoat Layer for                                              FR
                                 Optical Video                                                   GB
                                                                                                 HK
                                                                                                 JP
                                                                                                 MY
                                                                                                 NL
                                                                                                 SG

  80.     XRCA71546    4300039   Incremental Encoder      2015                            X

  81.    XRCA71546A    4308500   Incremental Encoder      2015                            X
                                 for Measuring
                                 Positions of Objects
                                 such as Rotating
                                 Shafts

* CLASS: 1 - Keep; 2 - Review; 3 - Drop(ped)

                     Communications Systems Patent Portfolio

           Docket      Patent                             Term                                          1997
 Ref.        No.         No.             Title            Date        Application        US     For      Fee     Class*    Remarks
 ----        ---         ---             -----            ----        -----------        --     ---      ---     ------    -------
  82.    XRCA71546B    4328463   Encoder for Recording    2016                            X
                                 Incremental Changes

  83.     XRCA71549    4241355   Ablative Optical         2014                            X      CA     7070
                                 Recording Medium                                                DE
                                                                                                 FR
                                                                                                 GB
                                                                                                 HK
                                                                                                 IT
                                                                                                 JP
                                                                                                 MY
                                                                                                 NL
                                                                                                 SG

  84.     XRCA71573    4180783   Phase Lock Loop Data     2013                            X
                                 Timing Recovery
                                 Circuit

  85.     XRCA71579    4316177   Optical Waveguide        2013                            X
                                 with Prism Coupler
                                 for Parallel

  86.     XRCA71616    4316177   Data Classifier          2016                            X

  87.     XRCA71624    4202928   Optical Recording         --                                    CA
                                 Medium

  88.     XRCA71653    4202928   Updateable Optical       2014                            X
                                 Storage Medium

* CLASS: 1 - Keep; 2 - Review; 3 - Drop(ped)

                     Communications Systems Patent Portfolio

           Docket      Patent                             Term                                          1997
 Ref.        No.         No.             Title            Date        Application        US     For      Fee     Class*    Remarks
 ----        ---         ---             -----            ----        -----------        --     ---      ---     ------    -------
  89.     XRCA71755    4119807   Digital Time Division    2012                            X
                                 Multiplex Switching
                                 System

  90.     XRCA71783    4116733   Vapor Phase Growth       2012                            X
                                 Technique of III-V
                                 Compounds Utilizing a
                                 Preheating Step

  91.     CRXA71838    4189735   Record Playback          2014                            X      DE     13072
                                 Apparatus and                                                   FR
                                 Information Record                                              GB
                                 Therefore                                                     HK IT
                                                                                               JP NL

  92.     XRCA71844    4134072   Direct Digital           2013                            X
                                 Frequency Synthesizer

  93.     XRCA71889    4284958   Folded-Cascade           2015                            X
                                 Amplifier Arrangement
                                 with Current Mirror
                                 Amplifier

  94.    XRCA71889A    4244959   Folded Cascade           2015                            X
                                 Amplifier Arrangement
                                 with Cascade Load
                                 Means

  95.     XRCA71907    4227769   Planar Optical
                                 Waveguide Comprising
                                 Thin Metal Oxide Film
                                 Incorporating a
                                 Relief Phase Grating

* CLASS: 1 - Keep; 2 - Review; 3 - Drop(ped)

                     Communications Systems Patent Portfolio

------------------------------------------------------------------------------------------------------------------------------------
           Docket      Patent                             Term                                          1997
 Ref.        No.         No.             Title            Date        Application        US     For      Fee     Class*    Remarks
 ----        ---         ---             -----            ----        -----------        --     ---      ---     ------    -------
------------------------------------------------------------------------------------------------------------------------------------
  96.    XRCA71907A    4343890   Method for Making        2016                            X
                                 Planar Optical
                                 Waveguide Comprising
                                 Thin Metal Oxide Film
                                 Incorporating a
                                 Relief Phase Grating

  97.     XRCA71946    4191941   Switch matrix for        2014                            X
                                 Data Transfers

  98.     XRCA71994    4241423   Optical memory with      2014                            X
                                 Injection Laser as
                                 Light Source and
                                 Detector

  99.     XRCA72024    4195269   Two-Way Single Fiber     2014                            X
                                 Optical Communication

 100.     XRCA72102    4242689   Ablative Optical         2014                            X
                                 Recording Medium

 101.     XRCA72105    4316282   Multichannel             2016                            X
                                 Frequency Translation
                                 of Sampled Wave

 102.     XRCA72170    4165459   Time Interval            2013                            X
                                 Measurement

 103.    XRCA72170A    4147941   Time Displaced Signal    2013                            X
                                 Sorting Apparatus

* CLASS: 1 - Keep; 2 - Review; 3 - Drop(ped)

                     Communications Systems Patent Portfolio

           Docket      Patent                             Term                                          1997
 Ref.        No.         No.             Title            Date        Application        US     For      Fee     Class*    Remarks
 ----        ---         ---             -----            ----        -----------        --     ---      ---     ------    -------
 104.     XRCA72192    4292861   Earth Self-Orienting     2015                            X
                                 Apparatus

 105.    XRCAS72207    4195312   Recorder and             2014                            X      DE     6350
                                 Antireflective Record                                           FR
                                 Blank Having an                                                 GB
                                 Optically Passive                                               HK
                                 Transparent Layer                                               IT
                                                                                                 JP
                                                                                                 NL

 106.    XRCA72207A    4195313   Antireflective           2014                            X
                                 Information Record
                                 having an Optical

 107.     XRCA72258    4218689   Ablatable Medium for     2014                            X
                                 Optical Recording

 108.     XRCA72269    4149929   Stripping of             2013                            X
                                 Protective Coatings
                                 from glass Fibers

 109.     XRCA72276    4237474   Electroluminescent       2014                            X
                                 Dioxide and Optical
                                 Fiber Assembly

 110.     XRCA72292    4206424   Digitized Phase          2014                            X               3
                                 Modulating Means

 111.    XRCA72272A    4206423   Digitized Phase          2014                            X               3
                                 Modulating Means

* CLASS: 1 - Keep; 2 - Review; 3 - Drop(ped)

                     Communications Systems Patent Portfolio

           Docket      Patent                             Term                                          1997
 Ref.        No.         No.             Title            Date        Application        US     For      Fee     Class*    Remarks
 ----        ---         ---             -----            ----        -----------        --     ---      ---     ------    -------
 112.     XRCA72293    4206425   Digitized Frequency      2014                            X
                                 Synthesizer

 113.     XRCA72295    4213088   Voltage Measuring        2014                            X
                                 Circuit

 114.     XRCA72296    4319273   Television Signal        2016                            X
                                 with Encoded
                                 Synchronization
                                 Signals

 115.     XRCA72348    4215025   Water Soluble            2015                            X
                                 Adhesive Coating for
                                 Mounting Components
                                 to Printed Wiring
                                 Boards

 116.    XRCA72348A    4340167   Coated Printed           2016                            X
                                 Circuit Wiring Board
                                 and Method of
                                 Soldering

 117.     XRCA72352    4291269   System and Method for    2015                            X
                                 Frequency
                                 Discrimination

* CLASS: 1 - Keep; 2 - Review; 3 - Drop(ped)

                     Communications Systems Patent Portfolio

           Docket      Patent                             Term                                          1997
 Ref.        No.         No.             Title            Date        Application        US     For      Fee     Class*    Remarks
 ----        ---         ---             -----            ----        -----------        --     ---      ---     ------    -------
 118.     XRCA72387    4219826   Optical Recording        2014                            X      CA     6394
                                 Medium                                                          DE
                                                                                                 FR
                                                                                                 GB
                                                                                                 HK
                                                                                                 IT
                                                                                                 JP
                                                                                                 MY
                                                                                                 NL
                                                                                                 SG

 119.     XRCA72396    4317206   On Line Quality          2016                            X
                                 Monitoring

 120.     XRCA72532    4157253   Method of Reducing       2013                            X
                                 Absorption Losses in
                                 Fused Quar

 121.     XRCA72560    4180822   Optical Scanner and      2013                            X
                                 Recorder

 122.     XRCA72612    4338528   Optimization Circuit     2016                            X
                                 for a Serrodyne
                                 Frequency TRA

 123.     XRCA72681    4217613   Magnetic Transducer      2014                            X
                                 Head Core

 124.     XRCA72682    4212422   Web Position             2014                            X
                                 Controller for Web
                                 Transport Systems

* CLASS: 1 - Keep; 2 - Review; 3 - Drop(ped)

                     Communications Systems Patent Portfolio

           Docket      Patent                             Term                                          1997
 Ref.        No.         No.             Title            Date        Application        US     For      Fee     Class*    Remarks
 ----        ---         ---             -----            ----        -----------        --     ---      ---     ------    -------
 125.     XRCA72859    4370653   Phase Comparator         2017                            X
                                 System

 126.    XRCA72859A    4374438   Digital Frequency and    2017                            X
                                 Phase Lock Loop

 127.     XRCA12894    4295098   Digitally Adjustable     2015                            X
                                 Phase Shifting Circuit

 128.     XRCA72965    4204171   Filter Which Tracks      2014                            X
                                 Changing Frequency of
                                 Input Si

 129.     XRCA72990    4285056   Replicable Optical       2015                            X      CA     8724
                                 Recording Medium                                                DE
                                                                                                 FR
                                                                                                 GB
                                                                                                 HK
                                                                                                 IT
                                                                                                 JP
                                                                                                 MY
                                                                                                 NL
                                                                                                 SG

 130.     XRCA73008    4273342   Protective Cartridge     2015                            X
                                 for Optical Discs

 131.     XRCA73016    4286790   Optical Disc Changer     2015                            X
                                 Apparatus

* CLASS: 1 - Keep; 2 - Review; 3 - Drop(ped)

                     Communications Systems Patent Portfolio

           Docket      Patent                             Term                                          1997
 Ref.        No.         No.             Title            Date        Application        US     For      Fee     Class*    Remarks
 ----        ---         ---             -----            ----        -----------        --     ---      ---     ------    -------
 132.     XRCA73051    4271489   Optical Disc Player      2015                            X
                                 System

 133.     XRCA73097    4252886   Novel Reists and         2015                            X
                                 Recording Media

 134.     XRCA73129    4249119   Digital Drive Circuit    2015                            X
                                 for Electric Motor or
                                 the Like

 135.     XRCA73140    4274294   Apparatus for            2015                            X
                                 Converting Rotary
                                 Motion to Linear
                                 Motion

 136.     XRCA73174    4265699   Etching of Optical       2015                            X
                                 Fibers

 137.     XRCA73199    4378570   Receiver for             2017                            X
                                 Jam-Resistant TV
                                 Signal

 138.     XRCA73231    4661941   Optical Video or data    2004   optical recording        X
                                 tape record and
                                 playback apparatus

 139.     XRCA73232    4669070   Signal Format for        2004   optical recording        X
                                 Optical Tape
                                 record/playback system

 140.     XRCA73261    4333107   Jam-Resistant TV         2016                            X
                                 System

 141.     XRCA73273    4340959   Optical Recording        2016                            X
                                 Medium with A Thick
                                 overcoat.

* CLASS: 1 - Keep; 2 - Review; 3 - Drop(ped)

                     Communications Systems Patent Portfolio

           Docket      Patent                             Term                                          1997
 Ref.        No.         No.             Title            Date        Application        US     For      Fee     Class*    Remarks
 ----        ---         ---             -----            ----        -----------        --     ---      ---     ------    -------
 142.     XRCA73293    4291275   Frequency                2015                            X
                                 Demodulation System

 143.     XRCA73345    4222071   Sensitivity              2014                            X
                                 Information Record

 144.    XRCA73377A    4306308   Symbols Communication    2015                            X
                                 System

 145.     XRCA73381    4320489   Reversible Optical       2016                            X
                                 Storage Medium and a
                                 Method for Recording
                                 Information Therein

 146.     XRCA73198    4263555   Signal Detection         2015                            X
                                 System

 147.     XRCA73489    4374428   Expandable FIFO System   2017                            X

 148.     XRCA73536    4485477   Fast Frequency/Code      2001   radio, system,           X
                                 Search                          spread spectrum,
                                                                 digital

 149.     XRCA73833    4365324   Eccentricity Control     2016                            X
                                 Device

 150.     XRCA74110    4270221   Phaselocked Receiver     2015                            X
                                 with Orderwire Channel

 151.     XRCA74202    4352194   System and Method for    2016                            X
                                 Frequency Distribution

* CLASS: 1 - Keep; 2 - Review; 3 - Drop(ped)

                     Communications Systems Patent Portfolio

           Docket      Patent                             Term                                          1997
 Ref.        No.         No.             Title            Date        Application        US     For      Fee     Class*    Remarks
 ----        ---         ---             -----            ----        -----------        --     ---      ---     ------    -------
 152.     XRCA74296    4307549   Skylight Cover           2015                            X      CA

 153.     XRCA74474    4300227   Replicable Optical       2015                            X      CA     8724
                                 Recording Medium                                                DE
                                                                                                 FR
                                                                                                 GB
                                                                                                 HK
                                                                                                 IT
                                                                                                 JP
                                                                                                 MY
                                                                                                 NL
                                                                                                 SG

 154.     XRCA74603    4349887   Precise Digitally        2016                            X
                                 Programmed Frequency
                                 Source

 155.     XRCA74695    4362367   Miniaturized             2016                            X
                                 Symmetrization Optics
                                 for Junction Laser

 156.     XRCA74934    4265524   Optical Scanner with     2015                            X
                                 Variable Scan Line
                                 Angle

 157.     XRCA75198    4325021   Optical Scanner with     2016                            X
                                 Variable Scan Line
                                 Angle

* CLASS: 1 - Keep; 2 - Review; 3 - Drop(ped)

                     Communications Systems Patent Portfolio

           Docket      Patent                             Term                                          1997
 Ref.        No.         No.             Title            Date        Application        US     For      Fee     Class*    Remarks
 ----        ---         ---             -----            ----        -----------        --     ---      ---     ------    -------
 158.     XRCA75312    4383311   Optical recording        2001   optical recording        X      DE
                                 medium and                                                      FR
                                 information record                                              GB
                                 with indented overcoat                                          JP
                                                                                                 NL     3876

                                                                                                 DE
                                                                                                 FR
                                                                                                 GB
                                 Information record                                              HK
                                 and method of                                                   MY
 159.     XRCA75516              reversibly recording     2001   optical recording               SG

 160.     XRCA75634    4447816   Stiffening clamp for     2001                            X                               Useful
                                 self-erecting antenna                                                                    to
                                                                                                                          REMBASS
                                                                                                                          vendor 7

 161.     XRCA75918    4404542   Digital Sequency         2017                            X
                                 Detector

 162.     XRCA75984    4425570   Reversible Recording     2002   optical recording        X      DE     6996
                                 medium and                                                      FR
                                 information record                                              GB
                                                                                                 NL
                                                                                                 JP

 163.     XRCA76211      --      Optical Recording         --                                    DE     4865
                                 Medium and                                                      FR
                                 Information Record                                              GB
                                 and Method of Making                                            JP
                                 Same                                                            NL

* CLASS: 1 - Keep; 2 - Review; 3 - Drop(ped)

                     Communications Systems Patent Portfolio

           Docket      Patent                             Term                                          1997
 Ref.        No.         No.             Title            Date        Application        US     For      Fee     Class*    Remarks
 ----        ---         ---             -----            ----        -----------        --     ---      ---     ------    -------
 164.    XRCA76211A    4547876   Optical recording        2002   optical recording        X      DE     4865
                                 medium & information                                            FR
                                 record and method of                                            GB
                                 making same                                                     NL
                                                                                                 JP

 165.     XRCA76278    4387381   Optical Recording        2017                            X
                                 Medium and
                                 Information Record WI

 166.     XRCA7623     4449212   Multi-beam optical       2001   recording, optical       X
                                 record and playback
                                 apparatus having means
                                 for splitting a single
                                 beam into a plurality of
                                 beams and dithering

 167.     XRCA76669              Optical Recording        2002   optical recording       DE             3029
                                 Medium                                                  FR
                                                                                         GB
                                                                                         JP

 168.    XRCA77019A    4459690   Multi-beam optical       2001   optical recording        X
                                 record and playback
                                 apparatus having an
                                 improved beam splitter

 169.     XRCA77309    4443869   Track jump servo         2001   optical recording        X
                                 system for disk player

* CLASS: 1 - Keep; 2 - Review; 3 - Drop(ped)

                     Communications Systems Patent Portfolio

           Docket      Patent                             Term                                          1997
 Ref.        No.         No.             Title            Date        Application        US     For      Fee     Class*    Remarks
 ----        ---         ---             -----            ----        -----------        --     ---      ---     ------    -------
 170.     XRCA78471    4617674   Synchronizing system     2003   comm systems             X
                                 for spread spectrum
                                 transmission

 171.     XRCA78472    4587661   Apparatus for            2003   radio, system,
                                 synchronizing spread            spread spectrum,
                                 spectrum                        satellite
                                 transmissions from
                                 small earth stations
                                 used for satellite
                                 transmission

 172.     XRCA78472    4587661   Apparatus for            2020                            X
                                 Synchronizing Spread
                                 Spectrum Transm

 173.     XRCA78595    4502133   Automatic handling       2002   recording, optical       X
                                 mechanism for an
                                 optical disk enclosed
                                 in a protective
                                 cartridge

 174.     XRCA78701    4532635   System and method        2003   radio, system,           X
                                 employing two hop               spread spectrum,
                                 spread spectrum                 satellite
                                 signal transmissions
                                 between small earth
                                 stations via
                                 satellite and a large

 175.     XRCA79102    4556881   Active,                  2002                            X
                                 Bi-Directional Bus Tap

 176.     XRCA79158    4581770   Fail Safe Repeater       2003                            X
                                 for Fiber Optic Bus
                                 Distribution System

* CLASS: 1 - Keep; 2 - Review; 3 - Drop(ped)

                     Communications Systems Patent Portfolio

           Docket      Patent                             Term                                          1997
 Ref.        No.         No.             Title            Date        Application        US     For      Fee     Class*    Remarks
 ----        ---         ---             -----            ----        -----------        --     ---      ---     ------    -------
 177.     XRCA79162    4568952   Optical record blank     2004   recording, optical       X
                                 and information record

 178.     XRCA79776    4712207   Apparatus for erasing    2005   recording, optical       X
                                 information on a
                                 reversible optical
                                 medium

 179.     XRCA79779    4558465   Switched bias scheme     2003   optical                  X      CA     2362
                                 communications,                 laser, recording,               DE
                                 for high speed laser            optical                         GB
                                 transmitter                                                     JP
                                                                                                 SE

 180.     XRCA79912    4499996   Protective cartridge     2003   recording, optical       X
                                 for disc record

 181.     XRCA80136    4646295   Frequency-Division       2005                            X
                                 Multiplex
                                 Communications System

 182.    XRCA80442A    4641304   Announced                2006                            X
                                 Retransmission Random
                                 Access System

 183.     XRCA80449    4633202   Local area network       2004   fiber optic              X
                                 with constant tap               communications
                                 level


* CLASS: 1 - Keep; 2 - Review; 3 - Drop(ped)

                     Communications Systems Patent Portfolio

           Docket      Patent                             Term                                          1997
 Ref.        No.         No.             Title            Date        Application        US     For      Fee     Class*    Remarks
 ----        ---         ---             -----            ----        -----------        --     ---      ---     ------    -------
 184.     XRCA80860    4652838   Phase randomization      2005   radio, system,           X
                                 to reduce                       spread spectrum
                                 detectability of
                                 phase or frequency
                                 modulated digital
                                 signals

 185.     XRCA81171    4633455   Headwheel for a          2005   recording, optical       X
                                 multiple beam optical
                                 tape playback system

 186.     XRCA81275    4630283   Fast acquisition         2005   radio, system,           X
                                 burst mode spread               spread spectrum
                                 spectrum
                                 communications with
                                 pilot carrier

 187.     XRCA81276    4639932   Clock rate spread        2005   radio, system,           X
                                 spectrum                        spread spectrum

 188.     XRCA81346   4636586    Speakerphone with        2005   terminals, telephone     X
                                 adaptive cancellation
                                 of room echoes

 189.     XRCA81420    4709370   Semiconductor laser      2005   fiber optic              X
                                 driver circuit                  communications, laser

 190.     XRCA82031    4718118   Transparent laser        2006   fiber optic              X      DE
                                 drive current update            communications, laser           GB
                                 for burst mode fiber                                            JP     1284
                                 optic comm system

* CLASS: 1 - Keep; 2 - Review; 3 - Drop(ped)

                     Communications Systems Patent Portfolio

           Docket      Patent                             Term                                          1997
 Ref.        No.         No.             Title            Date        Application        US     For      Fee     Class*    Remarks
 ----        ---         ---             -----            ----        -----------        --     ---      ---     ------    -------
 191.     XRCA82419    4709416   Laser bias current       2006   fiber optic                     DE     1284
                                 stabilization for               communications, laser    X      GB
                                 burst module fiber                                              JP
                                 optic system

 192.     XRCA82459    4701894   Magnetic biasing         2006   recording, optical       X
                                 apparatus for
                                 megneto-optic
                                 recording including a
                                 magnetic circuit

 193.     XRCA82757    4701895   Magnetic biasing         2006   recording, optical       X
                                 apparatus for
                                 magneto-optic
                                 recording including a
                                 permanent magnet

 194.     XRCA83124    5341423   Masked Data              2011                            X
                                 Transmission

* CLASS: 1 - Keep; 2 - Review; 3 - Drop(ped)

                                WIDEBAND SYSTEMS

                               TRANSFERRED ASSETS
                       TO BE ASSIGNED BY LOCKHEED MARTIN

U.S. Patents

U.S. Patent No. 4,123,704, "Frequency Deviation Digital Display Circuit" by Kenneth C. Johnson, U.S.S.N. 873,449

U.S. Patent No. 4,164,022, "Electronic Digital Arrangement Computational Apparatus" by Glen D. Rattlingourd and John W. Zscheile, Jr., U.S.S.N. 903,273

U.S. Patent No. 4,209,342, "Dynamic Clearing Method and Apparatus for Removal of Remnant Material", By David B. Workman U.S.S.N. 921,923

U.S. Patent No. 4,225,935 "Coding Method and System with Enhanced Security" by John W. Zscheile, Jr. and Billie M. Spencer, U.S.S.N. 830,274

U.S. Patent No. 4,345,256, "Steerable Directional Antennas" by Lawrence L. Rainwater, U.S.S.N. 216,455

U.S. Patent No. 4,397,034, "Low Probability of Intercept Transmitting Apparatus" by Benjamin V. Cox, Billie M. Spencer and John W. Zscheile, Jr., U.S.S.N. 247,686

U.S. Patent No. 4,429,310, "Random Binary [Illegible] Encoded Ranging Apparatus", by John W. Zscheile, Jr., and Steven L. Barnett, U.S.S.N. 256,448

U.S. Patent No. 4,513,285, "Quasi Coherent Two-way Ranging Apparatus" by Lawrence W. Pike, John W. Zscheile, Jr. and Billie M. Spencer, U.S.S.N. 289,688

U.S. Patent No. 4,573,155, "Maximum Likelihood Sequence Decoder for Linear Cyclic Codes" by Robert J. Currie, Billie M. Spencer, John Zscheile, Jr. and Glen D. Rattlingourd, U.S.S.N. 561,502

U.S. Patent No. 4,613,860, "Coder-Decoder for Purged Binary Block Codes" by Robert J. Curtis, Craig K. Rushforth and John W. Zscheile, Jr., U.S.S.N. 561,503

U.S. Patent No. 4,636,718, "Acoustic-Optical Spectrum Analyzer with Expended Frequency Resolution" by Joseph H. Labrum and Allan Wilcox, U.S.S.N. 632,728

U.S. Patent No. 4,638,261, "Low Noise Amplifier with High Intercept Point" by Charles F. McGuire and John M. Fontaine U.S.S.N. 769,377

U.S. Patent No. 4,638,417, "Power Density Spectrum Controller" by Hubert C. Martin, Jr., Gene D. Hitler and David W. Paraley, U.S.S.N. 766,136

U.S. Patent No. 4,638,493, "Adaptive Interference Rejection for Improved Frequency Hop Detection" by F. Avery Bishop and Ronald S. Leahy, U.S.S.N. 745,487

U.S. Patent No. 4,656,484, "Radar Reflection and Scanner with Electromagnetic Programmable Drive" by Ralph A. Brown and Gerald H. Piels, U.S.S.N. 762,415

U.S. Patent No. 4,712,024 "Active Behave Star Mixer" by Charles F. McGuire, David J. Weber and Gordon C. Steynart, U.S.S.N. 766,187

U.S. Patent No. 4,786,912 "Antenna Stabilization and Enhancement by Rotation of Antenna Feed" by Ralph A. Brown and Lowell N. Shestag, U.S.S.N. 882,839

U.S. Patent No. 4,827,269 "Apparatus to Maximum Arbitrary Polarization Stabilization of an Antenna" by Lowell N. Shestag, John W. Zscheile, Jr., Alan
E. Lundquist and Glen S. Kirkpatrick, U.S.S.N. 882,838

U.S. Patent No. 4,852,121 "Coherent [Illegible] Code Tracking Loop" by Samuel C. Kingston and John W. Zscheile, Jr., U.S.S.N. 111,372

U.S. Patent No. 4,901,317 "Efficient Maximum-Likelihood Decoder for the Golay (24,12) Code" by Craig K. Rushforth and Ayyoob D. Abbasmdeh, U.S.S.N. 231,125

U.S. Patent No. 4,926,169 "Coder-Decoder for Purged Extended Golay (22,7) Codes" by Po Tong, Elwyn R. [Illegible], Robert J. Currie and Craig K. Rushforth, U.S.S.N. 276,757

U.S. Patent No. 4,942,589 "Channelized Binary-Level Hop Rate Detector" by Patrick J. Smith, Ronald S. Leahy and Scott R. Bullock, U.S.S.N. 417,175

U.S. Patent No. 4,956,644 "Channelized Binary-Level Radiometer" by Ronald S. Leahy, Patrick J. Smith and Scott R. Bullock, U.S.S.N. 417,124

U.S. Patent No. 4,963,425 "Printed Wiring Board Substrata for Surface Mounted Components" by Alan M. Buchanan, Jay S. Abramowitz and Roberta A. Y. Flygare, U.S.S.N. 708,588

U.S. Patent No. 5,008,795 "Switched Capacitor Interleaved Forward Power Converter" by David W. Parsley and Hubert C. Martin, Jr., U.S.S.N. 498,863

U.S. Patent No. 5,048,053 "Detecting and Tracking Circuit for Component FN Codes" by Vaughn L. Mower and John W. Zscheile, Jr., U.S.S.N. 439,133

U.S. Patent No. 5,063,387 "Doppler Frequency Compensation Circuit" by Vaughn L. Mower, U.S.S.N. 439,907

U.S. Patent No. 5,063,572 "Channelized Daisy and Mix Chip Rate Detector" by Ronald S. Leahy and Patrick J. Smith, U.S.S.N. 533,183

U.S. Patent No. 5,222,100 "Range Based Acquisition System" by Alan E. Lundquist, John W. Zscheile, Jr. and Samuel C. Kingston, U.S.S.N. 625,407

U.S. Patent No. 5,257,282 "High Speed Code Sequence Generator" by Willis B. Adlkisson, Glen D. Rattingourd, Billie M. Spencer and John W. Zscheile, Jr., U.S.S.N. 625,497

U.S. Patent No. 5,298,908 "Interference Nulling System Antennas" by Gerald H. Piels, U.S.S.N. 125,832

U.S. Patent No. 5,299,229 "High Rate-Low Rate PN Code Tracking System" by John
W. Zscheile, Jr., Alan E. Lundquist and Samuel C. Kingston, U.S.S.N. 010,723

U.S. Patent No. 5,495,509 "High Processing Gain Acquisition and Demodulation Apparatus" by Alan E. Lundquist, John W. Zscheile, Jr., and Samuel C. Kingston, U.S.S.N. 216,746

U.S. Patent No. 5,504,787 "Coherent Sequential FN Code Extractor" by John W. Zscheile, Jr., Alan E. Lundquist and Robert A. Wright, U.S.S.N. 216,744

U.S. Patent Applications

U.S.S.N. 06/217,378 "A Low Radar Cross Section (RCS) High Gain Lens Antenna" by Samuel C. Kingston, Robert H. Burdoin and David Lemansdorf

U.S.S.N. 06/217,379 "Low Radar Cross Section [RCS] Narrow Beam Lens Antenna" by Lawrence L. Rainwater

U.S.S.N. 06/389,733 "Shared Energy Signalling Apparatus" by John W. Zscheile, Jr., Samuel C. Kingston and Billie M. Spencer

U.S.S.N. 06/626,127 "High Speed M-Sequence Generator and Decoder Circuit" by Robert J. Currie

U.S.S.N. 07/244,188 "Fast Acquisition Random Access Network System" by John W. Zscheile, Jr., Samuel C. Kingston, and Billie M. Spencer

U.S.S.N. 07/629,506 "Method and Apparatus for Determining Location of a Ground Station" by LaMar K. Timothy, John W. Zscheile, Jr. and Craig S. Maddox

U.S.S.N. 08/585,616 "Frequency Discriminator and Method and Receiver Incorporating Sams" by Samuel C. Kingston, Steven T. Barham and Sharon Wirius

U.S.S.N. 08/606,285 "A Multi-User Acquisition Procedure for Multipoint-to-Point Synchronous CDMA Systems" by Samuel C. Kingston, Thomas R. Giallorazi, Robert W. Stasgall and David W. Matoiak

U.S.S.N. 08/606,378 "A Multi-User Acquisition Procedure for Point-to-Multipoint Synchronous CDMA Systems" by Samuel C. Kingston, Thomas R. Gialloranzi, Randal
R. Sylvester, David W. Matoiak and Patrick J. Smith

U.S.S.N. 08/684,021 "Coaxial Radio Frequency Test Probe" by James E. Fray

U.S.S.N. 08/696,437 "Dielectrically Loaded Wide Band Feed" by Bryant F. Anderson, Mark J. Yamamoto and Douglas H. Ulmer

U.S.S.N. 08/698,234 "Shrouded Horn Feed Assembly" by Bryant F. Anderson, Paul J. Gertside, Douglas M. Harrison and Joseph M. Baird

U.S.S.N. 08/698,322 "Launcher for Plural Band Feed System" Bryant F. Anderson, Charles A. Demaris, Kevin L. Tauscher, Paul J. Gertaide, Douglas M. Harrison

U.S.S.N. 08/698,324 "Plural Band Feed System" by Bryant F. Anderson, Joseph M. Baird Douglas M. Harrison, Charles A. Demaris, Paul J. Gertaide, Friedrich J. Fisher and Mark J. Yamamoto

Foreign Patent Applications

PCT International Patent Application PCT/US97/02654 (based on U.S.S.N.
08/606,285

Indian Patent Application based on U.S.S.N. 08/606,285

PCT International Patent Application PCT/US97/01154 (based on U.S.S.N.
08/606,378

Indian Patent Application based on U.S.S.N. 08/606,378

DISPLAY SYSTEMS PATENT LISTING:

U.S. PATENT NO. 5,168,199 "Horizontal Linearity Correction Circuitry for Cathode Ray Tube Display".

U.S. PATENT APPLICATION SERIAL NO. _______ (Loral Ref. 96-15) "Fluorescent Lamps with Current-Mode Driver Control".

U.S. PATENT APPLICATION SERIAL NO. _______ (Loral Ref 96-16) "Wide Range Dual Backlight Display Apparatus".

MICROWAVE NARDA WEST PATENT LISTING

U.S. PATENT APPLICATION SERIAL NO. ______ (PAR 300-006419-US) "Polarity Reversal Network".

U.S. PATENT APPLICATION SERIAL NO. ______ (PAR 300-006420-US) "Inductor Ring for Providing Tuning and Coupling in a Microwave Dielector Resonator Filter".

RANDTRON PATENT LISTING

U.S. PATENT No. 4,658,262 "Dual Polarized Sinuous Antennas".

ADVANCED RECORDERS PATENT LISTING

U.S. PATENT NO. 5,577,740 "Thermal Activated Self Releasing Seal for Boiler".

U.S. PATENT APPLICATION SERIAL NO. ______ "Flight Crash Survivable Storage Unity with Aquarium Container".

U.S. PATENT APPLICATION SERIAL NO. ______ "Flight Crash Survivable Storage Unit with Boiler".

MICROWAVE NARDA FAST PATENT LISTING

U.S. PATENT NO.       TITLE
---------------       -----
4,752,730             "Consumer Radiation Monitor"
4,253,469             "Implantable Temperature Probe"
2,628,283             "Hermetically Sealed Oscillator"
4,789,869             "Dipole Antenna"
4,611,166             "Radiation Hazard Detector"
4,424,483             "Microwave Radiation Monitor"
4,431,965             "Microwave Radiation Monitor"
4,629,978             "Dipole Antenna"
4,605,905             "Amplifier Input Circuitry"
4,518,912             "Radiation Detector"
4,634,968             "Wide Range Radiation Monitor"
5,168,265             "Personal Electromagnetic Radiation Monitor"
5,266,888             "Wide Power Range Radiation Monitor"
5,418,448             "Wide Power Range Radiation Monitor"
5,373,284             "Personal VHF Electromagnetic Radiation Monitor"
5,453,734             "Induced Body Current Metering Workstation Mat"
5,394,164             "Human-Equivalent Antenna for Electromagnetic Fields"
5,381,086             "Wide Power Range Radiation Monitor"
5,373,285             "Personal Electromagnetic Radiation Monitor"

FOREIGN PATENT NO.    TITLE
------------------    -----
1,093,646 Canada      "Implantable Temperature Probe"
1,067,411,972 Japan   "Radiation Detector"
2,181,562 UK          "Electromagnetic Field Sensitive Probe"
2,133,895 UK          "Electromagnetic Field Detector"
1,848,773 Japan       "Electromagnetic Field Detector for Ind. Energy of
                       Electric Field".
2,083,871 Canada      "Electromagnetic Radiation Monitor"

PATENT APPLICATIONS   TITLE
-------------------   -----
262,360 U.S.          "High Frequency Probe"
280,388 U.S.          "Broadband Probe"
07/980,454 U.S.       "Contact Hazard Meter"
103,912 Israel        "Electromagnetic Radiation Meter"
93,830,152 Italy      "Wide Power Range Radiation Monitor"

AIRPORT EXPLOSION DETECTION BUSINESS PATENT LISTING

U.S. PATENT APPLICATION SERIAL NO. 08/325,145 "X-Ray Computer Tomography (CT) System for Detecting Thin Objects"

PCT Application PCT/US95/12629 "X-Ray Computer Tomography (CT) System for Detecting Thin Objects"

U.S. PATENT APPLICATION SERIAL NO. 08/332,519 "Inspection System and Spatial Resolution Technique for Detecting Explosives Using Combined Neutron Interrogation and X-Ray Imaging"

PCT Application PCT/US95/12631 "Inspection System and Spatial Resolution Technique for Detecting Explosives Using Combined Neutron Interrogation and X-Ray Imaging"

-------------------------------------------------------------------------------


                                AMENDMENT NO. 1

                           Dated as of April 11, 1997

                                       to

                             TRANSACTION AGREEMENT

                           Dated as of March 28, 1997

                                  By and Among

                          LOCKHEED MARTIN CORPORATION

                   LEHMAN BROTHERS CAPITAL PARTNERS III, L.P.

                                 FRANK C. LANZA

                               ROBERT V. LAPENTA

                                      and

                       L-3 COMMUNICATIONS HOLDINGS, INC.


-------------------------------------------------------------------------------

                   AMENDMENT NO. 1 TO TRANSACTION AGREEMENT


     This Amendment No. 1 to Transaction Agreement (the "Amendment") is made as of the 11th day of April, 1997, by and among Lockheed Martin Corporation, a Maryland corporation ("Lockheed Martin"), Lehman Brothers Capital Partners III, L.P., a Delaware limited partnership ("Lehman"), Frank C. Lanza ("Lanza"), Robert V. LaPenta ("LaPenta"; and together with Lanza, the "Individual Purchasers") and L-3 Communications Holdings, Inc., a Delaware corporation ("Newco"). For purposes of this Amendment, Lehman, Lanza and LaPenta each are individually referred to as a "Purchaser" and collectively referred to as the "Purchasers."

                             W I T N E S S E T H:

     WHEREAS, Lockheed Martin, in its own right and through certain of its direct and indirect Subsidiaries is engaged in the Business;

     WHEREAS, Lockheed Martin and the Purchasers, upon the terms and subject to the conditions of the Agreement have agreed to the formation and organization of Newco;

     WHEREAS, upon the terms and subject to the conditions of the Agreement, Lockheed Martin has agreed to transfer, or to cause the Affiliated Transferors to transfer, substantially all of the assets held or owned by, or used to conduct, the Business and to assign certain liabilities associated with the Business to Newco, and Newco has agreed to receive such assets and assume such liabilities; and

     WHEREAS, Lockheed Martin, Newco and the Purchasers desire to amend the Agreement in accordance with the terms of this Amendment;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties contained herein, the parties agree as follows:

     Section 1. Capitalized terms used but not defined herein have the meanings given to them in the Transaction Agreement dated as of March 28, 1997, by and among Lockheed Martin, Newco and the Purchasers.

     Section 2. Section 15.13(a) of the Agreement is amended by deleting the reference to "April 14, 1997" in the second sentence of Section 15.13(a) and inserting in its place and stead "April 17, 1997."

     Section 3. Section 15.13(c) of the Agreement is amended by deleting the references to "April 11, 1997" in each of the last two sentences of Section 15.13(c) and inserting in its place and stead "April 18, 1997."

     IN WITNESS WHEREOF, the parties hereto caused this Amendment to be duly executed by their respective authorized officers on the day and year first above written.

WITNESS:                       LOCKHEED MARTIN CORPORATION


____________________________   By:________________________________
                                  Name:
                                  Title:


                               LEHMAN BROTHERS CAPITAL
                                 PARTNERS III, L.P.

                               By:  LEHMAN BROTHERS HOLDINGS INC.,
                                    its General Partner


____________________________        By:___________________________
                                       Name:
                                       Title:


                               FRANK C. LANZA


----------------------------   -----------------------------------


                               ROBERT V. LAPENTA


----------------------------   -----------------------------------


                               L-3 COMMUNICATIONS HOLDINGS, INC.


____________________________   By:________________________________
                                  Name:
                                  Title:

-------------------------------------------------------------------------------


                                AMENDMENT NO. 2

                           Dated as of April 30, 1997

                                       to

                             TRANSACTION AGREEMENT

                           Dated as of March 28, 1997

                                  By and Among

                          LOCKHEED MARTIN CORPORATION

                   LEHMAN BROTHERS CAPITAL PARTNERS III, L.P.

                                 FRANK C. LANZA

                               ROBERT V. LAPENTA

                                      and

                       L-3 COMMUNICATIONS HOLDINGS, INC.


-------------------------------------------------------------------------------

                   AMENDMENT NO. 2 TO TRANSACTION AGREEMENT


     This Amendment No. 2 to Transaction Agreement (the "Amendment") is made as of the 30th day of April, 1997, by and among Lockheed Martin Corporation, a Maryland corporation ("Lockheed Martin"), Lehman Brothers Capital Partners III, L.P., a Delaware limited partnership ("Lehman"), Frank C. Lanza ("Lanza"), Robert V. LaPenta ("LaPenta"; and together with Lanza, the "Individual Purchasers") and L-3 Communications Holdings, Inc., a Delaware corporation ("Newco"). For purposes of this Amendment, Lehman, Lanza and LaPenta each are individually referred to as a "Purchaser" and collectively referred to as the "Purchasers."

                             W I T N E S S E T H:

     WHEREAS, Lockheed Martin, in its own right and through certain of its direct and indirect Subsidiaries is engaged in the Business;

     WHEREAS, Lockheed Martin and the Purchasers, upon the terms and subject to the conditions of the Agreement have agreed to the formation and organization of Newco;

     WHEREAS, upon the terms and subject to the conditions of the Agreement, Lockheed Martin has agreed to transfer, or to cause the Affiliated Transferors to transfer, substantially all of the assets held or owned by, or used to conduct, the Business and to assign certain liabilities associated with the Business to Newco, and Newco has agreed to receive such assets and assume such liabilities; and

     WHEREAS, Lockheed Martin, Newco and the Purchasers desire to amend the Agreement in accordance with the terms of this Amendment;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties contained herein, the parties agree as follows:

     Section 1. Capitalized terms used but not defined herein have the meanings given to them in the Transaction Agreement dated as of March 28, 1997, by and among Lockheed Martin, Newco and the Purchasers, as amended by Amendment No. 1 to Transaction Agreement dated as of April 11, 1997 (as amended, the "Agreement").

     Section 2. The list of Attachments set forth in the index to the Agreement is revised by amending the description of Attachment XI to read as follows:
"Other Transferred Employees".

     Section 3. Section 2.04(i) of the Agreement is amended by deleting the references to "$269,118,000" in the first parenthetical of that Section and inserting in their place and stead "$272,618,000".

     Section 4. Notwithstanding the provisions of Section 15.13(c) of the Agreement, for purposes of the Agreement, Attachment IV shall be as set forth in Exhibit A to this Amendment.

     Section 5. Notwithstanding the provisions of Section 15.13(c) of the Agreement, for purposes of the Agreement, Attachment V shall be as set forth in Exhibit B to this Amendment.

     Section 6. Notwithstanding the provisions of Section 15.13(c) of the Agreement, for purposes of the Agreement, Attachment VIII shall be as set forth in Exhibit C to this Amendment.

     Section 7. Notwithstanding the provisions of Section 15.13(c) of the Agreement, for purposes of the Agreement, Attachment IX shall be as set forth in Exhibit D to this Amendment.

     Section 8. Notwithstanding the provisions of Section 15.13(b) of the Agreement, for purposes of the Agreement, Attachment X shall as set forth in Exhibit E to this Amendment.

     Section 9. Notwithstanding the provisions of Section 15.13(c) of the Agreement, for purposes of the Agreement, Attachment XI shall be as set forth in Exhibit F to the Amendment.

     Section 10. For purposes of the Agreement, Attachment XIV shall be as set forth in Exhibit G to this Amendment.

     Section 11. Notwithstanding the provisions of Section 15.13(c) of the Agreement, for purposes of the Agreement, Attachment XV shall be as set forth in Exhibit H to this Amendment.

     Section 12. The Disclosure Schedules attached to this Amendment as Exhibit I are, and for all purposes shall be, the Disclosure Schedules referenced in the Agreement.

     Section 13. Section 7.04 of the Agreement is amended by deleting the reference to "Attachment XI" in the second parenthetical of the first sentence and inserting in its place and stead the phrase "writing by Lockheed Martin and Newco on or prior to the Closing Date".

     Section 14. Section 8.04 of the Agreement is amended by deleting the reference to "Attachment XI" in the second parenthetical of the first sentence and inserting in its place and stead the phrase "writing by Lockheed Martin and Newco on or prior to the Closing Date".

     Section 15. Section 13.02(b) of the Agreement is amended by deleting the word "or" before the beginning of clause (v); inserting the phrase ", or (vi) the Universal Litigation" after clause (v) and before the semicolon; deleting the word "and" before "(v)" in the proviso; and inserting the phrase "and (vi)" after "(v)" in the proviso.

     Section 16. Section 13.04(b)(iii) of the Agreement is amended by deleting the word "and" after the semicolon.

     Section 17. Section 13.04(b)(iv) of the Agreement is amended by deleting the period at the end and inserting in its place and stead the phrase "; and".

     Section 18. Section 13.04(b) of the Agreement is amended by adding a new clause (v) as follows:

               "(v) with respect to the matter described in clause (vi) of
          Section 13.02(b) (after giving effect to the proviso thereto), to the extent of 50% of the aggregate Damages incurred by all Indemnified Parties as the result thereof in excess of the Reserve Amount but not in excess of the Reserve Amount plus $1,000,000 (it being understood that Lockheed Martin's maximum liability under Section 13.02(b)(vi) and this Section 13.04(b)(v) shall be $500,000)."

     Section 19. Section 15.01 of the Agreement is amended to change the notice address for notices to Newco to the following:

               "L-3 Communications Holdings, Inc.
                600 Third Avenue
                New York, New York  10016
                Attention:  Robert V. LaPenta
                Telecopy:  (212) 805-5470"

     Section 20. Section (a) of Exhibit A to the Agreement is amended by adding the following after the definition of "Prime Government Contract" and before the definition of "Remedial Action(s)":

               ""Reserve Amount" means the amount referenced in the letter from Lockheed Martin to Newco dated as of the Closing Date making specific reference to the Agreement and this definition.

     Section 21. Section (a) of Exhibit A to the Agreement is amended by adding the following after the definition of "Transferred Assets" and before the definition of "U.S. Government":

               ""Universal Litigation" means the matter titled Universal Navigation Corporation, a California corporation; and Microcomputer Electronics Corporation, a Washington corporation v. Loral Corporation, a New York corporation; and Loral Fairchild Corp., a Delaware corporation (CIV93-743TUC
          WDB) pending in the United States District Court for the District of Arizona."

     Section 22. Clause (ii) of the definition of "Transferred Employee" in Section G.01 of Exhibit G to the Agreement is amended by deleting the existing provision in its entirety and inserting in its place and stead the following:

          "(ii) was laid off from the Business and has recall rights with respect to the Business other than any Person with such rights who is either employed by Lockheed Martin on the Closing Date (other than in the Business) or who has recall rights at another Lockheed Martin facility, or"

     Section 23. Section G.08 of Exhibit G to the Agreement is amended by deleting the existing provision in its entirety and inserting in its place and stead the following:

          "G.08.  Severance and Retention Agreements.  In accordance with
     Section 6.9 of the Agreement and Plan of Merger dated as of January 7, 1996, by and among Loral Corporation, Lockheed Martin Corporation and LAC Acquisition Corporation, Lockheed Martin Tactical Systems, Inc. has adopted the Supplemental Severance Program. Lockheed Martin has entered into Key Employee Supplemental Severance Program and Key Executive Supplemental Severance Program agreements (the "Program Agreements"). In addition, Lockheed Martin has entered into Retention Agreements (collectively with the Supplemental Severance Program and the Program Agreements, the "Supplemental Agreements") with certain Transferred Employees who participate in the Supplemental Severance Program. Lockheed Martin also sponsors the Lockheed Martin Tactical Systems Severance Plan (the "Tactical Severance Plan"), the Severance Benefit Plan for Employees of Lockheed Martin Corporation (the "LMC Severance Plan") and the Special Supplemental Severance Program relating to the retention (as set forth in a memorandum from Steve Jackson dated October 28, 1996 of C3I and Systems Integration Sector administrative personnel (collectively with the Supplemental Agreements, the Tactical Severance Plan and the LMC Severance Plan, the "Severance Arrangements"). Other than with respect to the Transferred Employees set forth on Section B.21 of the Disclosure Schedules, Newco assumes all obligations and liabilities of Lockheed Martin and its Affiliates under the Severance Arrangements and any other severance benefit obligation (collectively with the Severance Arrangements, the "Severance Obligations") whether oral or written, for all claims made after the Closing Date by Transferred Employees, including claims based on the Contemplated Transactions, which shall be Assumed Liabilities for purposes of this Agreement. All obligations and Liabilities of Lockheed Martin with respect to any Severance Obligation for the Transferred Employees on Section B.21 of the Disclosure Schedules and any other individual covered by a Supplemental Agreement under any Severance Obligation who is not a Transferred Employee shall constitute Excluded Liabilities."

     IN WITNESS WHEREOF, the parties hereto caused this Amendment to be duly executed by their respective authorized officers on the day and year first above written.

                               LOCKHEED MARTIN CORPORATION


                               By:________________________________
                                  Name:
                                  Title:


                               LEHMAN BROTHERS CAPITAL
                                 PARTNERS III, L.P.

                               By:  LEHMAN BROTHERS HOLDINGS INC.,
                                    its General Partner


                                    By:___________________________
                                       Name:
                                       Title:


                               FRANK C. LANZA


                               -----------------------------------


                               ROBERT V. LAPENTA


                               -----------------------------------


                               L-3 COMMUNICATIONS HOLDINGS, INC.


                               By:________________________________
                                  Name:
                                  Title:

                                AMENDMENT NO. 3

                            Dated as of May 21, 1997

                                       to

                             TRANSACTION AGREEMENT

                           Dated as of March 28, 1997

                                  By and Among

                          LOCKHEED MARTIN CORPORATION

                   LEHMAN BROTHERS CAPITAL PARTNERS III, L.P.

                         LEHMAN BROTHERS HOLDINGS INC.

                                 FRANK C. LANZA

                               ROBERT V. LAPENTA

                       L-3 COMMUNICATIONS HOLDINGS, INC.

                                      and

                         L-3 COMMUNICATIONS CORPORATION

                   AMENDMENT NO. 3 TO TRANSACTION AGREEMENT

          This Amendment No. 3 to Transaction Agreement (the "Amendment") is made as of the 15th day of May, 1997, by and among Lockheed Martin Corporation, a Maryland corporation ("Lockheed Martin"), Lehman Brothers Capital Partners III, L.P., a Delaware limited partnership, Lehman Brothers Holdings Inc., a Delaware corporation (together with Lehman Brothers Capital Partners III, L.P., "Lehman"), Frank C. Lanza ("Lanza"), Robert V. LaPenta ("LaPenta"; and together with Lanza, the "Individual Purchasers"), L-3 Communications Holdings, Inc., a Delaware corporation ("Newco"), and L-3 Communications Corporation, a Delaware corporation. For purposes of this Amendment, Lehman, Lanza and LaPenta each are individually referred to as a "Purchaser" and collectively referred to as the "Purchasers."

                              W I T N E S S E T H

          WHEREAS, Lockheed Martin, in its own right and through certain of its direct and indirect Subsidiaries previously was engaged in the Business;

          WHEREAS, Lockheed Martin and the Purchasers, upon the terms and subject to the conditions of the Agreement have formed and organized Newco;

          WHEREAS, upon the terms and subject to the conditions of the Agreement, Lockheed Martin has transferred or caused the Affiliated Transferors to transfer, substantially all of the assets held or owned by, or used to conduct, the Business and to assign certain liabilities associated with the Business to Newco, and Newco has received such assets and assumed such liabilities;

          WHEREAS, Lehman Brothers Capital Partners III L.P. has assigned certain of its rights and obligations under the Agreement to Lehman Brothers Holdings Inc., and Newco has assigned certain of its rights and obligations under the Agreement to L-3 Communications Corporation, a Delaware corporation and wholly owned subsidiary of Newco; and

          WHEREAS, Lockheed Martin, Newco and the Purchasers desire to amend the Agreement in accordance with the terms of this Amendment;

          NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties contained herein, the parties agree as follows:

          Section 1. Capitalized terms used but not defined herein have the meanings given to them in the Transaction Agreement dated as of March 28, 1997, by and among Lockheed Martin, Newco and the Purchasers, as amended by Amendment No. 1 to Transaction Agreement dated as of April 11, 1997, and by Amendment No. 2 to the Transaction Agreement dated as of April 30, 1997 (as amended, the "Agreement").

          Section 2. Section G.06(c) of the Transaction Agreement shall be amended to read as follows:

          With respect to all Lockheed Martin Defined Contribution Plans except the Transferred Savings Plans described in Section G.06(b) (the "Lockheed Martin Savings Plans"), the Transferred Employees shall cease to accrue benefits and service credits under such plans as of the Closing Date and, effective as of

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

          the Closing Date, Newco shall establish new savings plans ("Newco's Savings Plans") and associated trusts to hold the assets of those plans for the Transferred Employees, to be effective as of the Closing Date, and shall provide to Lockheed Martin evidence reasonably satisfactory to Lockheed Martin that Newco's Savings Plans and the associated trusts have been established and that Newco's Savings Plans qualify under the requirements of Section 401(a) of the Code, and that the trusts are exempt from tax under Section 501(a) of the Code. Lockheed Martin shall provide to Newco evidence reasonably satisfactory to Newco that the Lockheed Martin Savings Plans remain qualified under the requirements of Section 401(a) of the Code. Provided Lockheed Martin and Newco have received evidence reasonably satisfactory to them in accordance with the preceding sentences, as soon as is reasonably practicable following the Closing Date, but in no event later than 60 days following receipt of such mutually satisfactory evidence, (i) Lockheed Martin shall take all action required or appropriate to transfer the account balances of all Transferred Employees and Transferred Beneficiaries (other than account balances in the Lockheed Martin Savings Plan, Lockheed Martin Savings Plan II and Lockheed Martin Performance Sharing Plan, collectively the "Camden Plans") to the respective trust associated with Newco's Savings Plans; and (ii) with respect to account balances in the Camden Plans, Lockheed Martin shall amend the Camden Plans, to the extent permitted by Section 401(k)(10) of the Code, to permit each Transferred Employee or Transferred Beneficiary with an account balance in the Camden Plans during the period between the Closing and the end of the second calendar year following the Closing, to (x) receive a distribution from the Camden Plans; (y) make a direct rollover in accordance with Section 401(a)(31) of the Code; or (z) leave his or her account balances in the Camden Plans. Transfers shall be made in the form of cash in an amount equal to the value of the account balances to be transferred, determined as of the close of business on the last business day immediately preceding the transfer, except that (i) to the extent a participant's or beneficiary's account balance in the transferor plan includes one or more promissory notes evidencing a participant loan or loans, such promissory note shall be transferred in kind for the participant's or beneficiary's credit under the transferee plan and (ii) any assets in the transferor trust consisting of securities issued by Lockheed Martin, Martin Marietta Materials, Inc. and Loral Space & Communications, Ltd. that are allocable to the respective transferee plan shall be transferred in kind. Amounts distributed or rolled over from the Camden Plans shall be payable in cash only. For the period from the Closing Date until such time as the Transferred Employee or Transferred Beneficiary no longer has an account balance in any Lockheed Martin Defined Contribution Plan, Newco shall collect by payroll deduction and promptly pay over to the respective Lockheed Martin Defined Contribution Plan all loan payments required on participant loans made by the respective plan to any Transferred Employee and Lockheed Martin shall cause the respective Lockheed Martin Defined Contribution Plan to

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

          administer and pay all distributions, withdrawals and loans payable under the terms of the respective plan. Contingent upon the transfer of an account balance to each of Newco's Savings Plans, Newco shall assume all liabilities of Lockheed Martin and its affiliates with respect to that Transferred Employee or Transferred Beneficiary under the Lockheed Martin Defined Contribution Plan from which that transfer was made and shall become with respect to such Transferred Employee and Transferred Beneficiary responsible for all acts, omissions and transactions under or in connection with such Lockheed Martin Defined Contribution Plan, whether arising before or after the Closing; provided, however, that in the case of any liabilities with respect to Camden Transferees (other than Camden Transferrees for whom no such transfer was made), Newco shall only assume liabilities and shall only become responsible for all acts, omissions and transactions under or in connection with that Lockheed Martin Defined Contribution Plan arising after the Closing or disclosed in Section
          B.21 of the Disclosure Schedules."

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

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers on the day and year first above written.


WITNESS:                            LOCKHEED MARTIN CORPORATION


_______________________________     By: ____________________________
                                         Name:  Marian S. Block
                                         Title: Associate General
                                                  Counsel


                                    LEHMAN BROTHERS CAPITAL
                                      PARTNERS III, L.P.

                                    By:  LEHMAN BROTHERS HOLDINGS
                                           INC., its General Partner


_______________________________     By: ____________________________
                                         Name:  Robert B. Millard
                                         Title: Managing Director


                                    LEHMAN BROTHERS HOLDINGS INC.


_______________________________     By: ____________________________
                                         Name:  Steven J. Berger
                                         Title: Managing Director


                                    L-3 COMMUNICATIONS HOLDINGS,
                                         INC.


_______________________________     By: ____________________________
                                         Name:  Michael T. Strianese
                                         Title: VP Finance and
                                                  Controller


                                    FRANK C. LANZA


-------------------------------     ----------------------------


                                    ROBERT V. LAPENTA


-------------------------------     ----------------------------

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

                                    L-3 COMMUNICATIONS CORPORATION


_______________________________     By: ____________________________
                                         Name:  Michael T. Strianese
                                         Title: VP Finance and
                                                  Controller



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